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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ECOLAB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2013
ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 2, 2013

March 18, 2013
Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, May 2, 2013, in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Douglas M. Baker, Jr.
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY TODAY.

    Your vote is a valuable part of the investment made in our Company, and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2013

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Thursday, May 2, 2013, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect as Directors to a one-year term ending in 2014 the 13 nominees named in the Proxy Statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2013;

  (3)
  to approve amendments to the Ecolab Inc. 2010 Stock Incentive Plan;

  (4)
  to approve, on an advisory basis, the compensation of executives disclosed in this Proxy Statement;

  (5)
  to consider a stockholder proposal, if properly presented at the meeting, requesting the Compensation Committee to adopt a supplemental policy on stock retention requirements for senior executives;

  (6)
  to consider a stockholder proposal, if properly presented at the meeting, requesting the Board of Directors to adopt a new political contributions policy requiring political contributions to incorporate company values and requesting quarterly reporting on political expenditures; and

  (7)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 5, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

James J. Seifert Executive Vice President, General Counsel and Secretary

March 18, 2013

ii

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2013

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the 2013 Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab stockholders on or about March 18, 2013.

•
Meeting Time and Place — Thursday, May 2, 2013, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102.

•
Purpose of the Meeting — is to vote on the following items:

(1)
to elect as Directors to a one-year term ending in 2014 the 13 nominees named in the Proxy Statement;

(2)
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2013;

(3)
to approve amendments to the Ecolab Inc. 2010 Stock Incentive Plan;

(4)
to approve, on an advisory basis, the compensation of executives disclosed in this Proxy Statement;

(5)
to consider a stockholder proposal, if properly presented at the meeting, requesting the Compensation Committee to adopt a supplemental policy on stock retention requirements for senior executives;

(6)
to consider a stockholder proposal, if properly presented at the meeting, requesting the Board of Directors to adopt a new political contributions policy requiring political contributions to incorporate company values and requesting quarterly reporting on political expenditures; and

(7)
to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

•
Record Date — The record date for determining the holders of Common Stock entitled to vote at our Annual Meeting is the close of business on March 5, 2013.

•
Shares Entitled to Vote — As of March 5, 2013, the record date for the meeting, there were 295,609,986 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note — References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Votes — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given. Broker non-votes are not counted as votes cast for any purpose in determining whether a matter has been approved. To ensure that their views are represented at the meeting, we strongly urge all beneficial owners to provide specific voting instructions on all matters to be considered at the meeting to their record-holding brokers.

 How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

•
timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

•
timely delivery of written notice to our Corporate Secretary before the Annual Meeting, stating that you have revoked your proxy; or

•
voting by ballot at our Annual Meeting.

Treatment of Abstentions — Shares voting "Abstain" will have no effect on the election of directors. For the other proposals to be voted on at the Annual Meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  Proposal 1: Election of Directors — Each nominee will be elected by a majority of the votes cast in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of "FOR" votes that exceeds 50% of the votes cast with respect to that director's election. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions and broker non-votes.

  In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the 13 nominees receiving the most number of "FOR" votes will be elected as directors.

  If an uncontested nominee for director does not receive an affirmative majority of "FOR" votes, he or she will be required to promptly offer his or her resignation to the Board's independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who offered his or her resignation will not be permitted to vote on the recommendation of the Governance Committee or the Board's decision with respect to his or her resignation.

  Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the election of the 13 nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

  Proposal 3: Approve Amendments to the Ecolab Inc. 2010 Stock Incentive Plan — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting will constitute approval of the amendments of the Company's 2010 Stock Incentive Plan; provided, in compliance with New York Stock Exchange rules, the total votes cast on the proposal (including abstentions) represent over 50% of our total outstanding shares entitled to vote on the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the amendments of the 2010 Stock Incentive Plan.

  Proposal 4: Advisory Vote to Approve the Compensation of Executives Disclosed in this Proxy Statement — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the compensation of executives disclosed in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the compensation of executives disclosed in this Proxy Statement.

  Proposal 5: Stockholder Proposal Requesting Executives to Retain Significant Stock — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

  Proposal 6: Stockholder Proposal Regarding Congruency Between Corporate Values and Political Contributions — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time-to-time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

STOCKHOLDER ACCESS

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investors/corporate-governance:

•
to correspond with the Board's Lead Director, please complete and submit the on-line "Contact Lead Director" form;

•
to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

•
to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control, compliance or auditing irregularities are promptly relayed or brought to the attention of the Lead Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal, other than those for director nominations, must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. As described in more detail below, stockholder proposals for director nominations must comply with Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i.e., any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder) (i) the name and record address of such person, (ii) the number of shares beneficially owned by the stockholder, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any shares beneficially owned,

(v) the name and address of any other stockholder supporting the proposal, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal, and (vii) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

•
Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders expected to be held on May 8, 2014, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 18, 2013.

•
Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held on May 8, 2014, the written notice must be received between December 9, 2013 and January 8, 2014 inclusive.

•
Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders. The Governance Committee has the authority to:

–
Review and recommend to the Board of Directors policies for the composition of the Board, including such criteria as:

•
size of the Board;

•
diversity of experience, employment, background and other relevant factors of Board members;

•
the proportion of the Board to be comprised of non-management directors;

•
qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

•
director retirement requirements or standards.

–
Review any director nominee candidates recommended by stockholders.

–
Identify, interview and evaluate director nominee candidates and have sole authority to:

•
retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

•
approve the search firm's fees and other retention terms.

–
Recommend to the Board:

•
the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

•
the director nominees to fill vacancies on the Board; and

•
the members of each Board Committee.

Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, residence address and record address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned beneficially or of record by the person, (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the "Exchange Act", and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by the person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any shares beneficially owned, (vii) to the extent known, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance.

In terms of our principles for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which can be found on our website at www.ecolab.com/investors/corporate-governance. Under these provisions, for example:

•
no more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

•
it is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

•
a continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

Other criteria relevant to service as a director of our Company are also set forth in our Corporate Governance Principles.

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm.

New Director Selection Process — In 2012, the Governance Committee began a search for an additional director in light of the fact that Mr. Sanders would be retiring at the 2013 Annual Meeting. Given the Company's significant business in the energy sector, and the fact that Mr. Sanders, a former executive at ExxonMobil Corporation, was retiring, the Board considered it extremely valuable that a new director have energy industry experience. Accordingly, the Governance Committee hired a third party search firm to assist in the identification and evaluation of candidates who had energy industry experience and who were chief executive officers or headed a large business within a larger corporation and to ensure that women and people of color were represented in the search. Stephen I. Chazen, President and Chief Executive Officer of Occidental Petroleum Corporation, was identified as a leading candidate by the search firm. See Mr. Chazen's biography and qualifications on page 16. Other candidates were also identified by the search firm, and Ecolab directors additionally identified potential candidates. Mr. Chazen was subsequently interviewed by our Chairman and Chief Executive Officer, Chair of the Governance Committee, Lead Director and other members of the Governance Committee. Following the interview process and the vetting of other potential candidates, Mr. Chazen was recommended by the Governance Committee to the full Board for nomination as a director.

 SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Common	William H. Gates III One Microsoft Way Redmond, WA 98052	32,286,819	(2)	10.9%
Common	BlackRock Inc. 40 East 52nd Street New York, NY 10022	14,991,055	(3)	5.1%
Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,735,939	(4)	5.0%

(1)
The percent of class is based on the number of voting shares outstanding as of March 5, 2013.

(2)
This information is based on Amendment No. 5 to the Schedule 13D filed jointly with the SEC on May 7, 2012 by Cascade Investment, L.L.C., which we refer to as Cascade, William H. Gates III, whom we refer to as Mr. Gates, the Bill and Melinda Gates Foundation Trust, which we refer to as the Trust, and Melinda French Gates, whom we refer to as Mrs. Gates, and a Form 4 relating to Mr. Gates filed with the SEC on June 7, 2012. Mr. Gates reports that he has sole power to vote or direct the vote, and to dispose or to direct the disposition, of 27,920,394 shares of Ecolab common stock beneficially owned by Cascade, as the sole member of such entity. Additionally, the Schedule 13D reports that Mr. Gates and Mrs. Gates share the power to vote or direct the vote, and to dispose or to direct the disposition, of 4,366,425 shares of Ecolab common stock beneficially owned by the Trust, as co-trustees of such entity.

(3)
This information is based on the Schedule 13G filed on January 30, 2013 by BlackRock Inc., which we refer to as BlackRock. BlackRock reports that, as of December 31, 2012, they have sole power to vote or direct the vote, and to dispose or to direct the disposition of 14,991,055 shares of Ecolab common stock.

(4)
This information is based on the Schedule 13G filed on February 12, 2013 by The Vanguard Group, Inc., which we refer to as Vanguard. Vanguard reports that, as of December 31, 2012, they have sole power to vote or direct the vote of 477,135 shares, sole power to dispose or to direct the disposition of 14,272,218 shares and shared power to dispose or direct the disposition of 463,721 shares.

Executive Officers and Directors — In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying stock units that may be acquired within 60 days. On March 5, 2013, our current executive officers and directors beneficially owned, in the aggregate, 3,982,665 shares of Common Stock constituting approximately 1.3% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days and stock underlying stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Beneficially Owned

Named Executive Officers
Douglas M. Baker, Jr. (Principal Executive Officer)	1,717,178	(1)(2)(4)	*
Daniel J. Schmechel (Principal Financial Officer)	236,848	(1)(2)	*
Thomas W. Handley	333,711	(1)(2)	*
Stephen M. Taylor	82,260	(2)	*
Michael A. Hickey	175,100	(2)	*
Steven L. Fritze (former Principal Financial Officer)	595,765	(1)(2)(4)	*
Directors and Nominees
Barbara J. Beck	35,189	(2)(3)	*
Leslie S. Biller	126,158	(2)(3)	*
Stephen I. Chazen	0		*
Jerry A. Grundhofer	117,059	(2)(3)(4)	*
Arthur J. Higgins	24,254	(2)(3)	*
Joel W. Johnson	157,899	(2)(3)(4)	*
Michael Larson	5,140	(2)(3)(5)	*(5)
Jerry W. Levin	81,866	(2)(3)	*
Robert L. Lumpkins	105,837	(2)(3)(4)	*
C. Scott O'Hara	19,717	(2)(3)(4)	*
Victoria J. Reich	24,043	(2)(3)(4)	*
Daniel S. Sanders	52,511	(3)	*
Mary M. VanDeWeghe	15,832	(3)	*
John J. Zillmer	36,461	(2)(3)	*
Current Directors and Executive Officers as a Group (26 persons)	3,982,655	(4)(5)	1.3%(4)(5)

*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Baker, 9,719; Mr. Schmechel, 4,995; Mr. Handley, 988; Mr. Hickey, 6,933; and Mr. Fritze, 23,741.

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 5, 2013 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Baker, 1,351,266; Mr. Schmechel, 153,999; Mr. Handley, 272,200; Mr. Taylor, 64,745; Mr. Hickey, 137,899; Mr. Fritze, 407,600; Ms. Beck, 22,700; Mr. Biller, 43,300; Mr. Grundhofer, 43,300; Mr. Higgins, 12,500; Mr. Johnson, 46,065; Mr. Larson, 4,500; Mr. Levin, 48,386; Mr. Lumpkins, 36,600; Mr. O'Hara, 15,900; Ms. Reich, 14,700; Mr. Sanders, 5,400; Ms. VanDeWeghe, 5,400; and Mr. Zillmer, 31,000.

(3)
Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Beck, 12,489; Mr. Biller, 28,419; Mr. Grundhofer, 38,619; Mr. Higgins, 6,754; Mr. Johnson, 43,526; Mr. Larson, 640; Mr. Levin, 28,059; Mr. Lumpkins, 25,341; Mr. O'Hara, 2,817; Ms. Reich, 8,343; Mr. Sanders, 821; Ms. VanDeWeghe, 2,614; and Mr. Zillmer, 5,461. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.

(4)
Beneficial ownership includes shares held by or on behalf of family members of certain directors or executive officers. Includes 28,000 shares of Mr. Baker, 7,100 shares of Mr. Grundhofer, and 42,445 shares of Mr. Johnson, indirectly held in foundations by those respective persons in which they have no economic interest but have voting authority and/or power of disposition; 69,925 shares of Mr. Baker, 64,403 shares of Mr. Fritze, 4,684 shares of Mr. Lumpkins, 1,000 shares of Mr. O'Hara, and 1,000 shares of Ms. Reich held in trusts over which they have voting authority and/or power of disposition; 30,895 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and 2,522,855 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 5, 2013 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(5)
Mr. Larson is the chief investment officer to William H. Gates III and has voting and investment power with respect to 27,920,394 shares of Ecolab common stock held by Cascade Investment, LLC ("Cascade"), an entity wholly-owned by Mr. Gates, and 4,366,425 shares of Ecolab common stock held by the Bill & Melinda Gates Foundation Trust (the "Trust"). Mr. Larson disclaims beneficial ownership of any shares held by Cascade or the Trust.

 CORPORATE GOVERNANCE

Corporate Governance Materials and Code of Conduct — Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. Written materials concerning policies of our Board of Directors, corporate governance principles and corporate ethics practices, including our Code of Conduct as last amended in November 2012, are available on our website at www.ecolab.com/investors/corporate-governance.

We intend to promptly disclose on our website should there be any amendments to, or waivers by the Board of Directors of, the Code of Conduct.

Board Structure — Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background. Our Board of Directors currently consists of 14 members; however, two of our directors, Mr. Sanders and Mr. O'Hara, will be retiring from the Board as of the 2013 Annual Meeting of Stockholders, and we have nominated Mr. Chazen as a new director. Accordingly, the Board has taken action to reduce the size of the Board to 13 members effective immediately prior to the time of the 2013 Annual Meeting. Pursuant to the Restated Certificate of Incorporation, as of the 2013 Annual Meeting of Stockholders, our Board will no longer be classified and each director will be subject to annual election. The 13 nominees, if elected, will serve a one-year term ending as of the 2014 Annual Meeting expected to be held on May 8, 2014.

Board Leadership Structure — Our Board of Directors is led by Douglas M. Baker, Jr., our Chairman, who is also our Chief Executive Officer. Mr. Baker was named President in 2002 and Chief Executive Officer in 2004. In 2006, upon the retirement of our former Chairman of the Board, Mr. Baker was elected by the Board as Chairman. In December 2011, upon completion of the Nalco merger, Mr. Baker relinquished the office of President.

As stated in our Corporate Governance Principles, the Board believes that it is best not to have a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or not. In making the determination to appoint Mr. Baker to Chairman, the Board considered numerous factors, including the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer, the significant operating experience and qualifications of Mr. Baker, the importance of deep Ecolab knowledge, which Mr. Baker's years at Ecolab have provided him, in exercising business judgment in leading the Board, the size and complexity of our business, the significant business experience and tenure of our directors and the qualifications and role of our Lead Director. Based on these factors, the Board determined that it was in the best interests of the Company and its stockholders to appoint Mr. Baker Chairman in addition to his duties as Chief Executive Officer.

In accordance with our Corporate Governance Principles, the Board has appointed Jerry W. Levin as Lead Director. Responsibilities of the Lead Director include presiding over meetings of the independent directors; acting as a liaison between the Chairman and the independent directors; review of information sent to the Board; review of meeting agendas for the Board; and review of meeting schedules to assure that there is sufficient time for discussion of all agenda items. The Lead Director may at his discretion also call meetings of the independent directors. Mr. Baker works closely with Mr. Levin to establish Board agendas and to ensure the smooth operation of the Board. Mr. Levin is particularly well qualified to serve as our Lead Director. He is independent and is our longest serving director, with 21 years of continuous service on the Board, so he has considerable knowledge of our business. As detailed in Mr. Levin's biography and qualifications on page 19, Mr. Levin also has extensive public company board experience. His long history with the Company combined with his leadership skills and operating experience makes him an effective Lead Director.

Board's Role on Risk Oversight — The Board of Directors, in exercising its overall responsibility to direct the business and affairs of the Company, has established various processes and procedures with respect to risk management. First, annually as a core agenda item of the full Board, management presents the Board a comprehensive and detailed risk assessment for the Company after following a vigorous enterprise risk review and analysis. Pursuant to the risk assessment, the Company has categorized the most relevant risks as follows: strategic, operating, reporting and compliance. As part of the annual risk assessment, the Board determines whether any of the Company's overall risk management process or control procedures requires modification or enhancement.

Strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, is regularly monitored and managed by the full Board through the Board's regular and consistent review of the Company's operating performance and strategic plan. For example, at each of the Board's six regularly scheduled meetings throughout the year, management provided the Board presentations on the Company's various business units as well as the Company's performance as a whole. Agenda items were included for significant developments as appropriate, for example, significant acquisitions such as the acquisition of Champion Technologies announced in October 2012, important market developments and management succession. Pursuant to the Board's established monitoring procedures, Board approval is required for the Company's strategic plan and annual plan which is reported on by management at each Board meeting. Similarly, significant transactions, such as acquisitions and financings are brought to the Board for approval.

Reporting risk, which relates to the reliability of the Company's financial reporting, and compliance risk, relating to the Company's compliance with applicable laws and regulations, are primarily overseen by the Audit Committee. The Audit Committee meets at least five times per year and, pursuant to its charter and core agendas, receives input directly from management as well as the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the Company's financial reporting process, internal controls and public filings. The Committee also receives regular updates from the Company's General Counsel and Corporate Compliance Officer regarding any Code of Conduct issues or legal compliance concerns and annually receives a summary of all Code of Conduct incidents during the preceding year from the General Counsel. See "Board Committees — Audit Committee" below for further information on how the Audit Committee fulfills, and assists the Board of Directors' oversight of, reporting and compliance risks.

The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. While the Company has a combined Chairman of the Board and Chief Executive Officer, we have a Lead Director, strong directors chair the various Board Committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Compensation Risk Analysis — In 2010, the Compensation Committee established an annual process and criteria for assessing risk in our compensation programs and directed management to apply that process and criteria to all compensation plans and practices that have the potential to give rise to behavior that creates risks that are reasonably likely to have a material adverse effect on the Company and to report the results to the Compensation Committee. As part of the process in 2012, the Company took the following steps to complete the assessment: (1) we agreed on a materiality framework for determining which compensation plans and practices to review; (2) we inventoried plans and practices that fell within the materiality framework; (3) we reviewed the identified plans and practices against our evaluation framework established in consultation with the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc.; (4) we identified factors, processes or procedures in place which may mitigate any risks in identified plans and practices; and (5) the Compensation Committee reviewed the results of the analysis with Frederic W. Cook & Co., Inc. Our risk assessment revealed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees as well as various risk control and mitigation features of our programs, including varied and balanced performance targets, review procedures for incentive pay calculations, appropriate incentive payout caps, the Company's rights to cancel incentive awards for employee misconduct, discretionary authority of the Compensation Committee to reduce award pay-outs, internal controls around customer and distributor pricing and contract terms, our stock ownership guidelines, prohibition on hedging Company stock and our compensation recovery ("clawback") policy.

Director Attendance — There were eight meetings of the Board of Directors during the year ended December 31, 2012. Each incumbent director attended at least 80% of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 96%. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors then serving who were continuing to serve following the meeting attended last year's Annual Meeting.

Board Committees — Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. The Charters for the Board's five standing Committees — Audit, Compensation, Finance, Governance and Safety, Health and Environment Committees — were last reviewed and approved by the Board in May 2012. The Charters of each of our Committees are available on our website at www.ecolab.com/investors/board-of-directors. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC, the Internal Revenue Code of 1986, as amended (the "IRS Code"), the New York Stock Exchange and our Board, as applicable.

•
Audit Committee — The Audit Committee members are Mses. Reich and VanDeWeghe and Messrs. Johnson (Chair), Lumpkins (Vice Chair) and Sanders. The Committee met five times during 2012. In addition, either the full Audit Committee or the Committee Chair, as representative of the Committee (and at their election the other members of the Audit Committee), discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2012 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The Committee met to discuss the financial information contained in the fourth quarter and full year 2012 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K in February 2013. The Form 10-K for the year ended December 31, 2012 was also discussed by the Committee at its February 2013 meeting.

  The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

  A report of the Audit Committee is found under the heading "Audit Committee Report" at page 52.

  The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act, as well as of our Board. The Board has determined that each member of the Committee is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that each member of the Committee has "accounting and related financial management expertise" and is "financially literate" under the New York Stock Exchange's listing standards.

•
Compensation Committee — The Compensation Committee members are Messrs. Biller, Grundhofer (Chair), Higgins, Levin (Vice Chair) and Zillmer. The Committee met five times during 2012. The principal functions of this Committee are to (i) review and approve or recommend to the Board, as applicable, with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentives for directors and any executive officers (including the CEO); (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans and cash incentive programs. The Committee may not delegate its primary responsibilities with respect to overseeing executive officer compensation. A report by the Committee is located on page 22 of this Proxy Statement.

  To assist the Committee in the design and review of the executive and director compensation programs, the Committee has selected and retained Frederic W. Cook & Co., Inc. ("Cook & Co."), an independent compensation consulting firm, which reports directly to the Committee. As requested from time to time on behalf of the Committee, Cook & Co. provides the Committee with market data regarding various components of executive and director compensation, reviews methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. Cook & Co. performs no services for us other than those performed on behalf of the Committee.

  The Committee has considered the independence of Cook & Co. in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook & Co. addressing the independence of Cook & Co. and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by Cook & Co., (ii) fees paid by us as a percentage of Cook & Co.'s total revenue, (iii) policies or procedures of Cook & Co. that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Ecolab stock owned by the senior advisor, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook & Co. and its senior advisor involved in the engagement did not raise any conflict of interest.

  The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC (including Rule 16b-3), the New York Stock Exchange, Section 162(m) of the IRS Code and of our Board.

•
Finance Committee — The current Finance Committee members are Mses. Beck and VanDeWeghe and Messrs. Biller (Chair), Grundhofer (Vice Chair), Larson and O'Hara. The Committee met seven times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; and (v) adequacy of insurance coverage. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint.

The Committee also oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

•
Governance Committee — The Governance Committee members are Messrs. Higgins, Johnson, Levin (Vice Chair), Sanders (Chair) and Zillmer. The Committee met six times during the past year. Certain functions of the Governance Committee are described on page 4 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations (including appointing a lead director for executive sessions of non-management directors) and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) review and recommend to the Board with respect to director independence determinations and review, approve or ratify reportable related person transactions; (viii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (ix) review our Company's efforts to achieve its affirmative action and diversity goals; (x) review director orientation, training and continuing education; (xi) review our political contributions policy as well as our corporate contributions; and (xii) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

  The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and of our Board.

•
Safety, Health and Environment Committee — The members of the Safety, Health and Environment Committee are Mses. Beck (Vice Chair) and Reich and Messrs. Larson, Lumpkins (Chair) and O'Hara. The Committee met four times during 2012. This new Committee monitors compliance with applicable safety, health and environmental ("SHE") laws and regulations. The principle functions of this Committee include: (i) review SHE policies, programs and practices, SHE risks, SHE statistics, pending SHE matters and industry best practices; (ii) review regulatory, environmental and health and safety trends, issues and concerns which affect or could affect Ecolab's SHE practices; (iii) review and recommend to the Board with respect to implementation and compliance with policies with respect to Ecolab's SHE practices; and (iv) review and recommend to the Board with respect to Ecolab's Sustainability Report.

DIRECTOR COMPENSATION FOR 2012

Director Compensation Table — The following table summarizes the compensation that our non-employee directors received during 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)

Barbara J. Beck	$100,000	$50,000	$48,868	$198,868
Leslie S. Biller	$110,000	$50,000	$48,868	$208,868
Jerry A. Grundhofer	$115,000	$50,000	$48,868	$213,868
Arthur J. Higgins	$102,500	$50,000	$48,868	$201,368
Joel W. Johnson	$120,000	$50,000	$80,855	$250,855
Michael Larson(4)	$92,163	$42,720	$57,870	$192,753
Jerry W. Levin	$125,000	$50,000	$48,868	$223,868
Robert L. Lumpkins	$120,000	$50,000	$48,868	$218,868
Paul J. Norris(5)	$34,066	$17,033	0	$51,099
C. Scott O'Hara	$100,000	$50,000	$48,868	$198,868
Victoria J. Reich	$110,000	$50,000	$48,868	$208,868
Daniel S. Sanders(6)	$120,000	$50,000	$69,444	$239,444
Mary M. VanDeWeghe(6)	$110,000	$50,000	$69,444	$229,444
John J. Zillmer	$100,000	$50,000	$48,868	$198,868

(1)
Represents annual retainer of $100,000 earned during 2012, plus additional fees paid to the respective Chairs of Board Committees and to members of the Audit Committee; includes retainer and fees, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), as described in footnote (2) below. The dollar amount of retainer and fees deferred by applicable directors during 2012 is as follows: Ms. Beck, $100,000; Mr. Grundhofer, $115,000; Mr. Higgins, $102,500; Mr. Johnson, $120,000; Ms. Reich, $110,000; and Ms. VanDeWeghe, $110,000.

(2)
Represents the crediting by the Company of $50,000 (or a pro rata portion thereof) to a deferred stock unit account under the 2001 Plan during 2012. The features of the deferred stock unit account are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 7 and the director compensation deferral paragraph under the "Summary" heading below.

(3)
Represents the full grant date fair value of each option award, computed in accordance with FASB ASC Topic 718 (entitled "Compensation — Stock Compensation"). The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Mr. Johnson received reload options totaling 6,782 shares (valued at $31,987). The issuance of these reload options were not new discretionary grants by the Company, rather the issuance results from rights that were granted as part of the original option grants made under the 2001 Plan. The respective reload options are immediately exercisable in full and expire on the expiration date of the original grant. The reload feature was eliminated for new grants under the 2001 Plan as amended effective May 2004. Director stock options granted in May 2012 to directors have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the date of grant. Key assumptions include: risk-free rate of return; expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/03/2012 (all)	1.12%	6.17 years	22.77%	1.25%
03/15/2012 (Johnson)	0.21%	1.07 years	22.76%	1.17%
03/15/2012 (Johnson)	0.15%	0.58 years	22.76%	1.17%
03/15/2012 (Johnson)	0.21%	0.82 years	22.76%	1.17%

  As of December 31, 2012, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Beck, 22,700; Mr. Biller, 43,300; Mr. Grundhofer, 43,300; Mr. Higgins, 12,500; Mr. Johnson, 46,065; Mr. Larson, 4,500; Mr. Levin, 48,386; Mr. Lumpkins, 36,600; Mr. Norris, 0; Mr. O'Hara, 15,900; Ms. Reich, 14,700; Mr. Sanders, 5,400; Ms. VanDeWeghe, 5,400 and Mr. Zillmer, 31,000.

(4)
Mr. Larson was appointed to the Board in February 2012, and received a pro-rated portion of compensation for 2012. Mr. Larson received an initial stock option grant in May 2012 valued at $9,002 under FASB ASC Topic 718 to reflect his pro-rated service commencing in February, as well as his periodic stock option grant valued at $48,868.

(5)
Mr. Norris retired from the Board on May 3, 2012 and received a pro-rated portion of compensation for 2012.

(6)
Mr. Sanders and Ms. VanDeWeghe each received an initial stock option grant in May 2012 valued at $20,576 under FASB ASC Topic 718 to reflect their pro-rated service commencing in December 2011, as well as their periodic stock option grants valued at $48,868.

Summary — During 2012, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $205,000 as follows:

•
An annual retainer of $100,000;

•
$50,000 annually in the form of stock units (which are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 7 and the director compensation deferral paragraph below); and

•
Stock options having a grant date fair value of approximately $55,000.

We also paid the following supplemental retainers to the Lead Director, committee chairs and members of the Audit Committee:

Type	Amount

Lead Director	$25,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Finance Committee Chair	$10,000
Governance Committee Chair	$10,000
Safety, Health and Environment Committee Chair	$10,000

All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab were reimbursed.

Non-employee directors may elect to defer some, or all, of the cash portion of their annual retainer and additional fees in a cash account or a deferred stock unit account until cessation of Board service. Amounts deferred in the cash account earn interest at market rates and amounts deferred in the stock unit account are credited with dividend equivalents. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director. Amounts deferred after January 1, 2005 must be paid in a lump sum. A distribution from a cash account will be made in cash only and a distribution from a stock unit account will be made in shares of Common Stock only. The aggregate number of stock units held by each non-employee director is set forth under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 7.

Director stock option grants are made on the date of the Annual Meeting of Stockholders, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same day stock volatility. We do not have a program, plan, or practice to time stock option grants to directors in coordination with the release of material non-public information. Director stock options vest 25% at the end of each three-month period following the grant date.

The options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit, and with respect to options granted through May 2004, provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of our Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The reload feature under the 2001 Plan was eliminated in 2004.

Stock Retention and Ownership Guidelines — We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director's deferral plan count towards meeting the guidelines. Our directors may not enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

Changes Effective in 2013 — The Committee reviews our compensation program for non-employee directors annually. Based upon the recommendation of the Compensation Committee's independent consultant, Frederic W. Cook & Co., Inc., we made the following change effective as of January 1, 2013: increased stock unit awards from $50,000 to $72,500 to align the cash/equity pay mix for directors with the market. Effective in 2013, the change to the stock unit awards will increase total annual director compensation from $205,000 per year to $227,500 per year, excluding committee retainers, and is within the median range of our competitive market. For director compensation, we define our competitive market as a group of 23 comparison companies for compensation benchmarking and the median range as within 10% of the median for total annual director compensation. The companies comprising our comparison group are the same as the executive compensation comparison group and are set forth at page 27 of this Proxy Statement.

DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS

"Independence" Standards — Pursuant to the Board of Directors' policy a director is not independent if:

  (i)
  The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation.

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  (iii)
  (A) The director is a current partner or employee of a firm that is the Corporation's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Corporation's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executive officers at the same time serves or served on that company's compensation committee.

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

The Board of Directors' independence policy is also available on our website at www.ecolab.com/investors/Board-of-Directors.

"Independence" Determinations — In February 2013, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2012, 2011 and 2010 between each director serving during 2012 or director nominee, as the case may be (or any member of his or her immediate family or the company he or she is employed by and its subsidiaries and affiliates), and Ecolab, its subsidiaries and affiliates. Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ecolab also endeavors to identify, quantify and evaluate ordinary course commercial transactions between Ecolab and any company that employs a director or director nominee, including subsidiaries and affiliates of the company. In this regard, the Board's Governance Committee has reviewed the following transactions between Occidental Petroleum Corporation, which Mr. Chazen serves as President and Chief Executive Officer, and Ecolab and determined that the transactions do not exceed the Board's categorical "independence" standards described above or adversely affect the nominee for "independence" status as the combined impact of the transactions is immaterial to both organizations.

  •
  During 2012, Ecolab's sales to Occidental Petroleum and its affiliates were approximately $60 million, and Ecolab's purchases from Occidental Petroleum and its affiliates were approximately $15 million. Ecolab believes all sales to, and purchases from, Occidental Petroleum were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the nominee had no personal interest in, nor received any personal benefit from, such commercial transactions.

Based on the review of the Governance Committee, the Board of Directors has determined that the following directors, including those on the slate of nominees for election to the Board at this year's Annual Meeting (other than Mr. Baker), are, and have been since January 1, 2012, or the date which they became an Ecolab director if later than January 1, 2012, independent in accordance with the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board's "independence" policy: Barbara J. Beck, Leslie S. Biller, Stephen I. Chazen, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Michael Larson, Jerry W. Levin, Robert L. Lumpkins, Paul J. Norris (retired from the Board in May 2012), C. Scott O'Hara, Victoria J. Reich, Daniel S. Sanders, Mary M. VanDeWeghe and John J. Zillmer.

The Board determined that Douglas M. Baker, Jr. is not "independent," due to his status as the current Chief Executive Officer.

RELATED PERSON TRANSACTIONS

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions in excess of $120,000 with the Company's executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person's relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate. The Governance Committee determined that there were no such transactions with related persons during 2012, nor any currently anticipated transactions.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of 14 members; however, two of our directors, Mr. Sanders and Mr. O'Hara will be retiring from the Board as of the 2013 Annual Meeting of Stockholders, and Mr. Chazen is being nominated as a new director. Accordingly, the Board has taken action to reduce the size of the Board to 13 members effective immediately prior to the time of the 2013 Annual Meeting. Pursuant to the Restated Certificate of Incorporation, as of the 2013 Annual Meeting of Stockholders, our Board will no longer be classified and each director will be subject to annual election. The 13 nominees, if elected, will serve a one-year term ending as of the 2014 Annual Meeting expected to be held on May 8, 2014.

Pursuant to the recommendation of the Governance Committee, Mses. Beck, Reich and VanDeWeghe and Messrs. Baker, Biller, Chazen, Grundhofer, Higgins, Johnson, Larson, Levin, Lumpkins and Zillmer were nominated for election as Directors. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

 Board of Directors' Recommendation — The Board of Directors recommends a vote FOR the election of the 13 nominees named in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR each of the nominees named in this Proxy Statement.

The following information with regard to business experience, qualifications and directorships has been furnished by the respective director nominees or obtained from our records.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS (TERM ENDING 2014)

DOUGLAS M. BAKER, JR., age 54.

Biography — Chairman of the Board and Chief Executive Officer of Ecolab. Director of Ecolab since 2004.

Since joining Ecolab in 1989, Mr. Baker has held various leadership positions within our Institutional, Europe and Kay operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002, was promoted to President and Chief Executive Officer in July 2004, and added the position of Chairman of the Board in May 2006. Mr. Baker relinquished the office of President in December 2011 upon completion of the Nalco merger. Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions.

Qualifications — Mr. Baker has more than 20 years of Ecolab marketing, sales and general management experience, including leadership roles in Ecolab's Institutional, Europe and Kay businesses before becoming Ecolab's Chief Operating Officer in 2002 and Chief Executive Officer in 2004. He has deep and direct knowledge of Ecolab's businesses and operations. In addition, his experience at The Procter & Gamble Company included various marketing and management positions, including in the institutional market in which Ecolab operates.

Other directorships held during the past five years — Director of Target Corporation and U.S. Bancorp.

BARBARA J. BECK, age 52.

Biography — Chief Executive Officer, Learning Care Group, Inc., a leading for-profit early education/child care provider in North America. Director of Ecolab since 2008. Vice Chair of the Safety, Health and Environment Committee and member of the Finance Committee.

Prior to joining Learning Care Group in March 2011 as Chief Executive Officer, Ms. Beck spent nine years as an executive of Manpower Inc., a world leader in the employment services industry. From 2006 to 2011, Ms. Beck was President of Manpower's EMEA operations, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower's U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

Qualifications — Ms. Beck has extensive North American and European general management and operational experience, including as a current CEO, allowing her to contribute to Ecolab's strategic vision particularly as it relates to Europe, the Middle East and Africa. With her Manpower knowledge of the impact of labor market trends on global and local economies combined with her knowledge of employment services, which tends to be a leading economic indicator, she provides timely insight into near-term projections of general economic activity. As an executive at Sprint, Ms. Beck obtained experience in the information technology field which is relevant to Ecolab's development of its ERP systems as well as field automation tools.

Other directorships held during the past five years — None.

LESLIE S. BILLER, age 64.

Biography — Chairman of the Board of Sterling Financial Corporation, the bank holding company for Sterling Savings Bank, a Pacific Northwest regional community bank. Also, Chief Executive Officer of Harborview Capital, a private investment and consultive company. Director of Ecolab since 1997. Chair of the Finance Committee and member of the Compensation Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. He was appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo & Company in November 1998. Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company in October 2002. He became Chairman of Sterling Financial Corporation in 2010.

Qualifications — Throughout his career in banking, including as Vice Chair and Chief Operating Officer of Wells Fargo, Mr. Biller gained extensive public company senior management and board experience. Having spent a significant part of his career in international assignments in Europe, he is familiar with operating businesses in that region, which allows him to provide advice and guidance relevant to our significant European operations. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. As a chemical engineer, he is familiar with chemicals manufacturing and distribution, which allows him to relate well to our operations.

Other directorships held during the past five years — Director of Sterling Financial Corporation, Knowledge Schools Inc. and Knowledge Universe Education. Formerly a director of PG&E Corporation.

STEPHEN I. CHAZEN, age 66.

Biography — President and Chief Executive Officer of Occidental Petroleum Corporation, an oil, natural gas and chemicals producer. Nominee for director.

Mr. Chazen became President and Chief Executive Officer of Occidental Petroleum Corporation in May 2011. He previously served as Occidental's President and Chief Operating Officer from 2010 to 2011 and President and Chief Financial Officer from 2007 to 2010. He was Executive Vice President and Chief Financial Officer from 1999 to 2007. Prior to joining Occidental in 1994, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a Director of the American Petroleum Institute.

Qualifications — With nearly 20 years of senior management experience with a major oil and gas company, Mr. Chazen has significant direct experience in the energy sector, one of the Company's most significant end markets. As a chief executive of Occidental, Mr. Chazen is intimately familiar with the competitive landscape and trends within the energy sector as well as the regulatory framework. In addition to his important industry experience, through his more than 30-year career at Occidental and Merrill Lynch and his experience as a director of other public companies, Mr. Chazen possesses knowledge and experience in corporate management, strategy, mergers and acquisitions, public company governance and board practices.

Other directorships held during the past five years — Occidental Petroleum Corporation. Formerly a director of Lyondell Chemical Company, Premcor Inc. and Washington Mutual, Inc.

JERRY A. GRUNDHOFER, age 68.

Biography — Chairman of the Board of Santander Holdings USA, Inc. and its wholly-owned subsidiary Sovereign Bank, a Northeastern United States regional bank, and Chairman Emeritus and retired Chairman of the Board of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Chair of the Compensation Committee and Vice Chair of the Finance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as President and Chief Executive Officer in 1993, assuming the Chairman post in December 1993. In November 1998, Star Banc acquired Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and CEO of U.S. Bancorp and added the position of Chairman of the Board in 2003. Mr. Grundhofer retired as CEO in 2006, and as Chairman of the Board in December 2007.

Qualifications — Mr. Grundhofer has more than 40 years leadership experience in the banking and financial services industry, including as Chairman and Chief Executive Officer of U.S. Bancorp. His senior operating experience and public company board experience give him an understanding for leading a public company and allow him to provide strategic vision to the Company. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. He also possesses extensive experience with mergers and acquisitions.

Other directorships held during the past five years — Chairman of the Board of Santander Holdings USA, Inc. and its wholly-owned subsidiary Sovereign Bank. Formerly a director of Citibank, N.A., Citigroup, Lehman Brothers Inc. and The Midland Company.

ARTHUR J. HIGGINS, age 57.

Biography — Consultant, Blackstone Healthcare Partners of The Blackstone Group. Director of Ecolab since 2010. Member of the Compensation and Governance Committees.

Mr. Higgins joined The Blackstone Group in 2010. Prior to that Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG, a developer and manufacturer of human and animal health products, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA).

Qualifications — Mr. Higgins has extensive leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the United States and Europe, Mr. Higgins has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. This knowledge and industry background allows him to provide valuable insight to Ecolab's growing Healthcare business, which is developing in both the U.S. and Europe. In addition, his global perspective from years of operating global businesses and his background in working with high growth companies fits well with Ecolab's ambitions for global growth and provide him experiences from which to draw to advise the Company on strategies for sustainable growth. In his role as Chief Executive Officer of Bayer HealthCare he gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Other directorships held during the past five years — Director of Zimmer Inc. and Resverlogix Corp.

JOEL W. JOHNSON, age 69.

Biography — Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Chairman of the Audit Committee and member of the Governance Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President — Sales & Marketing. He advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Mr. Johnson retired as Chief Executive Officer of Hormel in 2005 and as Chairman in 2006.

Qualifications — Mr. Johnson's tenure as Chairman and Chief Executive Officer of Hormel Foods, a public company with global operations, provides him with directly relevant operating experience. As the former leader of a food products company, Mr. Johnson has insights into one of Ecolab's major end-markets. In addition, with Hormel, he has experience with and understanding of the complexities of operating a global manufacturing company in a regulated environment like the one in which Ecolab operates (e.g., EPA, FDA and USDA). His roles on the boards of Hormel, Meredith Corporation and U.S. Bancorp have provided him with significant public company board experience.

Other directorships held during the past five years — Director of the Meredith Corporation and U.S. Bancorp. Formerly a director of Hormel Foods Corporation.

MICHAEL LARSON, age 53.

Biography — Chief Investment Officer to William H. Gates III. Director of Ecolab since February 2012. Member of the Finance and Safety, Health and Environment Committees.

Mr. Larson has been Chief Investment Officer for Mr. Gates and the Business Manager of Cascade Investment L.L.C., since 1994. He is responsible for Mr. Gates' non-Microsoft investments as well as the investment assets of the Bill & Melinda Gates Foundation Trust. Previously, Mr. Larson was at Harris Investment Management, Putnam Management Company and ARCO.

Qualifications — With 30 years of portfolio management experience, Mr. Larson has deep investment expertise and broad understanding of the capital markets, business cycles and capital efficiency and allocation practices. He also has served on several other public company boards providing him relevant corporate governance experience. In addition, as a professional investor and as the investment officer of the Company's largest shareholder, Mr. Larson brings a long-term shareholder perspective to the Board.

Other directorships held during the past five years — Director of AutoNation, Inc., Republic Services, Inc., Grupo Televisa,  S.A.B. and Fomento Mexicano Economico, S.A.B. de C.V. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. Formerly a director of Pan American Silver Corp.

JERRY W. LEVIN, age 68.

Biography — Chairman and Chief Executive Officer of Wilton Brands Inc., a consumer products company. Also Chairman of JW Levin Partners LLC, a private investment and advisory firm. Director of Ecolab since 1992. Lead Director, Vice Chair of the Governance Committee and Vice Chair of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, he joined MacAndrews & Forbes Holdings,  Inc., which controlled Revlon, Inc. and The Coleman Company, among other companies. From 1989 through 1997, Mr. Levin served in various capacities at the Coleman Company, Inc., Revlon, Inc., Revlon Consumer Products Corporation and the Cosmetic Center, Inc., including as Chairman and/or Chief Executive Officer. Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly known as Sunbeam Corporation) from 1998 to 2005. He joined the Board of Sharper Image in July 2006, and served as interim CEO from September 2006 to April 2007. He became Chairman and Chief Executive Officer of Wilton Brands in 2009.

Qualifications — Mr. Levin has more than 30 years of public company operating experience, including as Chairman and/or Chief Executive Officer of Coleman, Revlon and American Household, and has served on numerous public company boards. In addition to his experience leading companies, he has a background and expertise in mergers and acquisitions, which allows him to provide the company guidance and counsel for its acquisition program. He has experience in operating companies in diverse industries, giving him a unique perspective to provide advice to the Company regarding its many operating units. In addition, with 20 years on Ecolab's Board, Mr. Levin is our longest serving director and has developed a deep knowledge of our business. His long history with the Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Lead Director.

Other directorships held during the past five years — Director of Saks Incorporated and U.S. Bancorp. Formerly a director of American Household, Inc., Sharper Image and Wendy's Inc.

ROBERT L. LUMPKINS, age 69.

Biography — Chairman of the Board of The Mosaic Company, a leading producer and marketer of crop and animal nutrition products and services. Director of Ecolab since 1999. Chair of the Safety, Health and Environment Committee and Vice Chair of the Audit Committee.

Mr. Lumpkins, who retired as Vice Chairman and a director of Cargill Inc. in 2006, began his career with Cargill in 1968, and served in various finance and general management positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe in 1988. Served as Chief Financial Officer of Cargill from 1989 to 2005, and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman in 1995.

Qualifications — Mr. Lumpkins' nearly 40-year career at Cargill, a large and diverse global industrial company, which operates in the food industry and chemicals industry, provides him with background in two industries relevant to Ecolab. His service in various domestic and international senior operating and financial roles at Cargill, including as Chief Financial Officer, allows him to contribute both strategic direction and sophisticated financial management advice to the Company. As Chairman of the Board of Mosaic, he also has current experience leading a public company Board.

Other directorships held during the past five years — Chairman of The Mosaic Company and director of Airgas, Inc. Formerly a director Webdigs Inc.

VICTORIA J. REICH, age 55.

Biography — Former Senior Vice President and Chief Financial Officer of United Stationers Inc., a broad line wholesale distributor of business products. Director of Ecolab since 2009. Member of the Audit and Safety, Health and Environment Committees.

From 2007 to 2011 Ms. Reich was Senior Vice President and Chief Financial Officer of United Stationers Inc. Prior to joining United Stationers, Ms. Reich spent ten years as an executive with Brunswick Corporation, last serving as President — Brunswick European Group, and previously as Senior Vice President and Chief Financial Officer. Before joining Brunswick, Ms. Reich was employed for 17 years at General Electric Company in various financial management positions.

Qualifications — As a former Chief Financial Officer of a public company, Ms. Reich possesses relevant financial leadership experience with respect to all financial management disciplines relevant to the Company, including public reporting, strategic planning, treasury, IT and financial analysis. Her financial management background at United Stationers, Brunswick and General Electric, combined with her experience in European general management at Brunswick, enables her to provide strategic input as well as financial discipline. United Stationers operates a cleaning supplies distribution business which provided Ms. Reich familiarity with the institutional market, one of our largest end-markets.

Other directorships held during the past five years — Director of H&R Block, Inc.

MARY M. VANDEWEGHE, age 53.

Biography — Chief Executive Officer and President of Forte Consulting Inc., a financial and management consulting firm, and Professor at Georgetown University McDonough School of Business. Director of Ecolab since December 2011. Member of the Audit and Finance Committees.

Prior to returning to Forte Consulting in 2009, Ms. VanDeWeghe was Senior Vice President of Finance for Lockheed Martin from 2006 to 2009. Her responsibilities included Corporate Treasury, Mergers & Acquisitions, Investor Relations, Corporate and Competitive Financial Analysis, and Investment Management. From 1996 to 2006, she was CEO and President of Forte Consulting, providing financial and management consulting to corporate and government clients. During that time period, she also served as executive in residence and finance professor at the University of Maryland Smith School of Business. She began her career in 1983 at J.P. Morgan, where she held positions in corporate finance, capital markets and general management, and rose to the rank of Managing Director. During her tenure at J.P. Morgan, she covered clients in a variety of industries including energy, mining, chemicals and health care.

Qualifications — Through her role in financial management at Lockheed Martin as well as her work in consulting and investment banking, Ms. VanDeWeghe gained directly relevant experience in corporate governance, financial analysis and strategy, mergers and acquisitions, and capital markets. As a former director of Nalco, Ms. VanDeWeghe possesses deep knowledge with respect to the water treatment and energy services businesses that Ecolab gained with the 2011 Nalco merger.

Other directorships held during the past five years — Director of Brown Advisory. Formerly a director of Nalco Holding Company.

JOHN J. ZILLMER, age 57.

Biography — Retired President and Chief Executive Officer of Univar Inc., a global distributor of industrial chemicals and related specialty services. Director of Ecolab since 2006. Member of the Compensation and Governance Committees.

Mr. Zillmer joined Univar in 2009 as president and Chief Executive Officer. In 2012, he stepped down as President and CEO and became Executive Chairman until December 2012 when he retired from Univar. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. Before Allied Waste, Mr. Zillmer spent 30 years in the managed services industry, most recently as Executive Vice President of ARAMARK Corporation, a provider of food, uniform and support services. During his eighteen-year career with ARAMARK, Mr. Zillmer served as President of ARAMARK's Business Services division, the International division and the Food and Support Services group. Prior to joining ARAMARK, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by ARAMARK in 1986.

Qualifications — As Chief Executive Officer of Univar and previously Allied Waste, Mr. Zillmer has experience leading both public and large private companies. With Univar, he became intimately familiar with the chemical market, including with respect to chemicals that Ecolab uses to manufacture its products. He also has extensive knowledge of the environmental aspects of chemicals manufacturing and distribution. His experience leading various ARAMARK operations has given him deep knowledge of the institutional market, particularly the contract catering segment, which is a large market for the Company. His roles on the boards of Reynolds American, Allied Waste and United Stationers have provided him with significant public company board experience.

Other directorships held during the past five years — Director of Reynolds American Inc. Formerly a director of Allied Waste Industries, Inc., Casella Waste Systems, Inc., Pathmark Stores Inc. and United Stationers Inc.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in both the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the Company's Proxy Statement for the Annual Meeting of Stockholders to be held May 2, 2013.

Dated: February 22, 2013	Les S. Biller Jerry A. Grundhofer	Arthur J. Higgins Jerry W. Levin	John J. Zillmer

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION AND OVERVIEW

The Company's compensation programs have contributed to its strong growth and returns over the past decade. The mix of annual salary, annual cash incentive bonus and long-term incentives, as more fully described in this Compensation Discussion and Analysis, has motivated executives to meet the Company's annual growth targets (in most years, strong revenue and operating income growth accompanied by double-digit EPS, or adjusted EPS, growth) while balancing necessary investments in the business in order to achieve attractive, long-term shareholder returns. Evidence of the Company's consistently strong performance can be seen in both our financial performance and stock appreciation over the past decade. For the ten-year period from January 1, 2003 to December 31, 2012, the Company's sales have increased 215% and its adjusted earnings per share have increased 210%. During this same ten-year period, our stock price has appreciated 191% versus the S&P 500's 62% increase. More recently, 2012 reported sales and adjusted earnings per share (earnings per share excluding the impact of special gains and charges and discrete tax items and, in 2011, the dilutive impact of the Nalco merger)(1) increased 74% and 17%, respectively, over 2011. Our 2012 share performance (up 24% for the year) has outperformed the S&P 500 for the ninth consecutive year and eleven of the last twelve years.

The chart below depicts our 10-year earnings performance from January 1, 2003 through December 31, 2012 and our stock price performance versus the S&P 500 Composite Index over the same period.

(1)
A reconciliation of 2012 earnings per share to 2012 adjusted earnings per share is as follows: 2012 reported earnings per share were $2.35; excluding the impact of special gains and charges ($0.65) partially offset by discrete tax items (+$0.03), adjusted earnings per share were $2.98. (Per share amounts do not necessarily sum due to rounding.) Reported and adjusted earnings per share for the years 2003 through 2012 are provided in our 2012 Annual Report. We believe that in this context adjusted diluted earnings per share is a more meaningful measure of the Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of nonrecurring items such as special gains from the sale of assets as well as special charges such as charges from restructuring activities.

 Highlights — Some of the key components of our compensation programs that have contributed to our successful track record of business results are briefly highlighted below and discussed in more detail throughout this Compensation Discussion and Analysis:

•
Pay-for-Performance and Pay Risk Philosophy.  We emphasize pay-for-performance and structure our programs to provide incentives for executives to drive business and financial results. We believe that the pay of our executives, particularly our principal executive officer, correlates well with our total shareholder returns; and while our incentive programs help to drive results, they do so without encouraging excessive risk taking that would threaten the long-term growth of our business (see "Total Compensation Mix" on page 35, "Annual Cash Incentives" on page 29, "Long-term Equity Incentives" on page 32 and "Corporate Governance — Compensation Risk Analysis" on page 9);

•
Compensation Mix.  We utilize a mix of compensation elements — salary, annual cash incentive bonus and long-term incentives — that is within the median range for the mix of executive compensation provided by the market survey data we review in determining compensation (see "Total Compensation Mix" on page 35);

•
Total Compensation Philosophy.  We provide executives with competitive total compensation that is within the median range of our size-adjusted competitive market (see "Program Objectives and Reward Philosophy" on page 26);

•
2012 Compensation Actions.  We took the following compensation actions with respect to our named executive officers in 2012:

•
Excluding salary adjustments for promotions, changes of responsibility and the buyout of perquisites, base salaries increased between 2.5% and 5.6% and on average 3.1% versus 2011 (see "Base Salaries" on page 28);

•
Annual cash incentive bonus payouts were between 136% and 181% of target, and averaged 150% of target (see "Annual Cash Incentives" on page 29); and

•
Long-term incentive awards, consisting of stock options and performance-based restricted stock units, were granted in the same proportion as prior years and were within the median range of our competitive market for each named executive officer with a limited exception for our newly-appointed Chief Financial Officer, who was below the median (see "Long-Term Equity Incentives" on page 32).

•
Performance-Based Compensation.  At least 70% of each of our named executive officers' 2012 target compensation was performance based (88% in the case of our principal executive officer), with the majority of the performance-based compensation coming in the form of long-term incentives (see "Total Compensation Mix" on page 35);

•
Setting Performance Targets.  We utilize a robust planning process to establish financial and business performance metrics for incentive plans that, while challenging, are designed to be achievable for the participant when we meet our performance goals, and appropriately balance short-term results with necessary investments to achieve our long-term goals. These performance measures are fully disclosed in this Proxy Statement (see "Annual Cash Incentives" on page 29);

•
Performance Measures.  We use numerous performance measures to determine the amount of incentive compensation an executive will receive under both short-term and longer-term performance based incentive programs, including adjusted earnings per share, business unit sales and operating income and return on invested capital. Again, this approach balances annual financial objectives with long-term value creation and avoids reliance on a single metric that could unduly cause our executives to focus on limited components of our business (see "Annual Cash Incentives" on page 29 and "Long-term Equity Incentives" on page 32);

•
Long-term Incentives.  A significant portion of our executives' compensation is derived from long-term equity based compensation awards granted each year. Our long-term incentive program is designed so that approximately 50% of the value is delivered in the form of performance-based restricted stock units (PBRSUs) with the remaining 50% of the value delivered in the form of stock options. Under such awards, our executives' compensation increases in an appropriate relationship with the increase in the value of our Company, promoting our pay-for-performance philosophy. In addition, the PBRSU component can only be earned when our performance on return on invested capital (adjusted for the impact of purchase accounting and special charges relating to the Nalco merger) is above our weighted average cost of capital. This further aligns compensation with performance and shareholder value creation (see "Long-term Equity Incentives" on page 32);

•
Stock Ownership Guidelines.  We have established stock ownership guidelines that encourage executives to retain a significant long-term position in our stock and thereby align their interests with the interests of our stockholders (see "Stock Retention and Ownership Guidelines" on page 34);

•
Change-in-Control Benefits.  We have in place a balanced change-in-control severance policy that provides our officers severance at two times the sum of base compensation plus annual incentive pay at target following a change in control and termination of employment (a so-called "double-trigger"), with no tax gross-ups (see "Executive Change-in-Control Policy" on page 34); and

•
Risk Mitigation Features.  Our programs contain other features to mitigate against our executives taking excessive risk in order to maximize pay-outs, including varied and balanced performance targets, discretionary authority of the Compensation Committee to reduce award pay-outs, bonus caps at 200% of target and a Policy on Reimbursement of Incentive Payments (or so-called "clawback" policy) (see "Compensation Recovery" on page 34 and "Corporate Governance — Compensation Risk Analysis" on page 9).

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of this Proxy Statement, located at page 10 hereof. The Committee is advised by an independent compensation consultant as it deems appropriate.

2012 Say-on-Pay Results — At the 2012 Annual Meeting, Ecolab stockholders approved on an advisory basis the compensation of our named executive officers disclosed in that year's proxy statement, with more than 97% of the total votes cast by holders of shares represented at the meeting voting in favor of our executive compensation proposal. The Compensation Committee took this overwhelmingly favorable shareholder support into account in deciding to retain the overall structure and philosophy of our compensation plans and programs in 2012.

Changes in 2012 — We made two notable changes to our compensation programs in 2012.

First, prior to the merger of the Company and Nalco Holding Company ("Nalco") on December 1, 2011, each company utilized a different compensation benchmarking methodology. We have developed a new benchmarking methodology to use for the combined Ecolab and Nalco group. While the methodology was developed after the establishment of 2012 base salaries and annual incentive compensation, the new methodology was utilized for determining long-term equity incentives beginning in 2012 and will additionally be used for establishing base salaries, annual incentive compensation as well as long-term incentives beginning in 2013 (see "Program Objectives and Reward Philosophy" on page 26).

Second, effective January 1, 2013, we made changes to the Company's U.S. qualified and non-qualified retirement plans to provide for a unified platform of retirement benefits for eligible employees. We believe that these changes will facilitate talent mobility and provide a competitive benefit within established financial parameters. In connection with these changes, in 2013 eligible legacy Nalco employees began accruing cash balance pension benefits under the Company's Pension Plan (described at page 41), and select legacy Nalco executives became newly eligible to participate in the Mirror Pension Plan (described at page 42). The Company's broad-based tax-qualified defined contribution/401(k) retirement plans were amended effective January 1, 2013, to provide an enhanced matching contribution for certain individuals who became participants in the Pension Plan after January 1, 2007. Similar changes were made to the Mirror Savings Plan, a nonqualified plan described at page 44 and in 2013 select legacy Nalco executives became newly eligible to participate in this plan. The new matching contribution is equal to (i) 100% of the amount of the participant's deferrals that do not exceed 4% of covered compensation plus (ii) 50% of the participant's deferrals that exceed 4% but do not exceed 8% of covered compensation. None of the named executive officers is eligible for the enhanced matching contribution under any of the deferred compensation plans.

In addition to the above changes, two changes which were approved in 2011 to our executive perquisites program — elimination of (1) the Executive Allowance and (2) Executive Financial Planning services — became effective January 1, 2012. The Executive Allowance perquisite was eliminated with a corresponding salary increase; however, generally the Executive Financial Planning services perquisite was eliminated without a corresponding salary increase. From a financial perspective, the cumulative effects of these changes are generally neutral to the executives and the Company; however, the changes provide greater transparency to the executives' total cash compensation.

 Program Elements — The principal elements of our executive compensation programs for 2012 are illustrated below:

*
Total compensation is defined as the sum of base salary, target annual cash incentives and the grant date present value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The average of the total compensation for the remaining named executive officers excludes our former Chief Financial Officer, Steven L. Fritze, who retired at the end of 2012 and did not receive long-term equity incentive grants during the year. The chart is not drawn to scale for any particular named executive officer.

Our philosophy is to position the aggregate of these elements of compensation in the median range of our competitive market, adjusted for the Company's current size. For annual cash incentives, our philosophy generally is to also position them at a level commensurate with the Company's performance based on adjusted earnings per share compared to EPS growth in the Standard & Poor's 500. We position annual cash incentives and long-term incentives to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. This approach provides motivation to executives without incentivizing inappropriate risk-taking to achieve pay-outs, as we believe that the Company's prospects for growth are generally at least as favorable as the average of the S&P 500. For stock options, our grant processes do not permit backdating and, as described under Long-Term Equity Incentives, are granted on the same date as the Compensation Committee approval date.

This Compensation Discussion and Analysis contains statements regarding incentive targets and goals. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

 PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

In General — We use executive compensation (i) to support our corporate vision and long-term financial objectives, (ii) to communicate the importance of our business results, (iii) to retain and motivate executives important to our success and (iv) to reward executives for contributions at a level reflecting our performance. Our executive compensation program, that is the compensation package as a whole as well as each element of compensation, is designed to be market competitive in order to attract, motivate and retain our executives in a manner that is in the best interests of our stockholders. Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, which is supported in part by our compensation recovery (or "clawback") policy, promote sound risk management and align management interests (such as sustainable long-term growth) with those of our stockholders. We believe that our long-term equity incentive program, which typically accounts for at least half of our named executive officers' total annual compensation, is an effective tool in aligning our executives' interests with those of our stockholders and incentivizing long-term value creation.

Competitive Market — We define our competitive market to be a broad range of general industry companies, as reflected in third party surveys in which we participate. We use surveys published by Aon Hewitt and Towers Watson as the primary sources of competitive data because we have determined these to be the best sources for credible, size-adjusted market data for general industry companies. Due to the high correlation between annual sales revenue and compensation, we size adjust the competitive market compensation data and use the median to set our targeted parameters, which we refer to as the median range. We define the median range as within 15% of the median for base salaries and within 20% of the median for annual cash incentive targets and long-term incentive targets.

Additionally, beginning with long-term equity incentives granted in 2012, for purposes of benchmarking compensation for the named executive officers we utilize competitive data from a comparison group of 23 companies constructed from a screening process conducted by the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., based on input from the Company and the Compensation Committee with respect to the selection criteria (the "Peer Group"). The Peer Group is comprised of companies in the Chemicals, Containers & Packaging, Paper Products, Oil & Gas Equipment & Services and Industrial Conglomerates industries under the Global Industry Classification Standards (GICS) taxonomy with annual revenues of one-fourth to four times the annual revenues of the Company, within a reasonable size range in various other measures such as annual operating income, total employees and market capitalization, and meeting several other criteria, such as inclusion in the Company's primary GICS industry classification and positioning the Company near the median in terms of size. The Peer Group will similarly be used in conjunction with the market surveys for establishing base salaries and annual incentive compensation beginning in 2013.

The companies comprising the Peer Group as well as the information on each that the Compensation Committee reviewed at the time the Peer Group was determined is set out below:

	Trailing 4Q ($ mil.)		Latest Qtr ($ mil.)
					Latest FYE Total Employees	03/30/2012 Market Capital
Company Name	Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity			Composite Percentile Rank

Schlumberger	$39,540	$6,732	$55,201	$31,263	113,000	$93,332	100%
3M	$29,611	$6,178	$31,616	$15,420	84,198	$61,998	92%
DuPont	$38,437	$4,910	$48,492	$8,593	70,000	$49,464	88%
Halliburton	$24,829	$4,737	$23,677	$13,198	68,000	$30,568	77%
Danaher	$16,091	$2,703	$29,949	$16,905	59,000	$38,743	77%
National Oilwell Varco	$14,658	$2,978	$25,515	$17,619	49,975	$33,713	73%
Baker Hughes	$19,831	$2,985	$24,847	$15,746	57,700	$18,352	73%
International Paper	$26,034	$2,349	$26,993	$6,620	61,500	$15,342	66%
Monsanto	$12,425	$2,679	$20,423	$11,041	26,100	$42,705	62%
Praxair	$11,252	$2,462	$16,356	$5,488	26,261	$34,223	54%
Potash	$8,715	$3,922	$16,257	$7,847	5,486	$39,236	52%
Mosaic	$11,153	$2,749	$15,937	$11,811	7,700	$23,523	51%
Ecolab	$11,284	$1,184	$16,697	$6,051	40,200	$18,021	50%
PPG Industries	$14,885	$1,682	$14,382	$3,249	38,400	$14,618	45%
Agrium	$15,470	$2,237	$13,140	$6,424	14,800	$13,631	43%
Air Products & Chemicals	$10,113	$1,608	$14,391	$5,909	18,900	$19,334	42%
Cameron International	$6,959	$912	$9,362	$4,707	22,500	$13,014	29%
CF Industries	$6,098	$2,745	$8,975	$4,547	2,500	$11,959	25%
Sherwin-Williams	$8,766	$784	$5,229	$1,517	32,988	$11,286	24%
Ashland	$6,999	$207	$12,513	$4,065	15,000	$4,781	20%
Sealed Air	$5,641	$566	$11,497	$2,958	26,300	$3,709	19%
Eastman Chemical	$7,178	$1,017	$6,184	$1,870	10,000	$7,130	18%
Celanese	$6,763	$755	$8,518	$1,341	7,600	$7,241	11%
Airgas	$4,608	$545	$5,159	$1,649	14,000	$6,794	8%

75th Percentile	$17,961	$2,982	$25,181	$12,504	58,350	$36,483
Mean	$15,046	$2,541	$19,331	$8,686	36,170	$25,856
Median	$11,252	$2,462	$15,937	$6,424	26,261	$18,352
25th Percentile	$7,089	$965	$10,429	$3,657	14,400	$11,623
Ecolab Rank	50%	29%	59%	47%	64%	49%

•
Companies are ranked in descending order based on overall average percentile rank.

•
All financial and market data are taken from Standard & Poor's Compustat Service.

•
Revenue excludes non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income.

•
Operating income (EBIT) excludes special items such as restructuring charges.

•
Ecolab revenue reflects fiscal year 2011 pro forma amount assuming the Nalco merger had been completed on January 1, 2010 as reported in the Ecolab Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•
Ecolab number of employees reflects amount as of December 31, 2011 as reported in the Ecolab Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•
Ecolab operating income reflects fiscal year 2010 pro forma amount assuming the Nalco merger had been completed on January 1, 2010 as reported in the Ecolab Inc. Prospectus Supplement dated December 6, 2011 to the Prospectus dated December 2, 2011.

•
Ecolab total assets and total stockholder's equity reflect September 30, 2011 pro forma amounts assuming the Nalco merger had been completed on January 1, 2010 as reported in the Ecolab Inc. Prospectus Supplement dated December 6, 2011 to the Prospectus dated December 2, 2011.

We used two surveys for benchmarking 2012 base salary and annual cash incentive compensation. The 2011 Towers Watson CDB Executive Compensation Survey includes over 400 corporate entities that range in revenue from approximately $1 billion to over $40 billion. Including subsidiaries, this survey includes over 800 participants. We also used the 2011 Aon Hewitt TCM Executive Regression Analysis Survey, which includes over 300 corporate entities that range in revenue from approximately $100 million to $400 billion. For benchmarking long-term incentives, we used the average of the competitive data yielded by the Peer Group, the Towers Watson survey and the Frederic W. Cook & Co. 2012 Survey of Long-Term Incentives. The Frederic W. Cook & Co. survey has 68 participants which range in revenue from $4.8 billion to $467 billion.

We size adjust the survey data by inserting the annual revenue for the Company (for use with the principal executive officer and the principal financial officer) or the applicable business unit (for use with the leaders of particular business units) into a statistical regression model supplied by the survey providers, which then computes the size-adjusted median by position for base salaries and annual cash incentives. We use the average of the size-adjusted medians from the two surveys as the standard by which we set base salary and annual cash incentive targets. For long-term incentive guidelines, we calculate the size-adjusted median by applying the median LTI value as a percentage of salary from the Towers Watson and Frederic W. Cook & Co. surveys and the Peer Group data to the size-adjusted base salary.

 Compensation Process — For the named executive officers, the Compensation Committee reviewed and approved all elements of 2012 compensation taking into consideration recommendations from our principal executive officer (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation Committee's independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation Committee reviewed and approved all elements of 2012 compensation for our principal executive officer taking into consideration the Board's performance assessment of the principal executive officer and recommendations, competitive market guidance and feedback from the Compensation Committee's independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer.

Regulatory Considerations — We monitor changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. We have designed and administered our annual cash incentives, particularly our stockholder-approved Management Performance Incentive Plan, which we refer to as the MPIP, and long-term equity incentive plans in a manner that is intended to preserve the federal income tax deductibility of the associated compensation expense.

The MPIP is designed to meet the requirements of Internal Revenue Code Section 162(m) regarding performance-based compensation and is administered by the Compensation Committee, who selects the participants each year, establishes the annual performance goal based upon performance criteria that it selects, the performance target and a maximum annual cash award dependent on achievement of the performance goal. For 2012, the Compensation Committee selected diluted earnings per share as the performance measure under the MPIP. The Compensation Committee certifies the extent to which the performance goal has been met and the corresponding amount of the award earned by the participants, with the ability to exercise downward discretion to lower, but not raise, the award to an amount based upon the metrics used for our broader-based Management Incentive Plan cash incentive and to recognize individual performance. In effect, the MPIP establishes the maximum bonus payouts for the named executive officers, while the Management Incentive Plan criteria are used by the Compensation Committee to guide the exercise of its downward discretion in determining the actual pay-outs which have historically been (and were in 2012) well below the MPIP maximum permitted payouts. As described under Long-Term Equity Incentives below, the Compensation Committee has similarly positioned the performance-based restricted stock units to meet the requirements of Section 162(m).

We have designed and administered our deferred compensation, equity compensation and change-in-control severance plans to be in compliance with federal tax rules affecting nonqualified deferred compensation. In accordance with FASB Accounting Standards Codification 718, Compensation — Stock Compensation, for financial statement purposes, we expense all equity-based awards over the service period for awards expected to vest, based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our named executive officers.

BASE SALARIES

In General — The Compensation Committee reviews base salaries for the named executive officers and other executives annually in December effective for the following fiscal year, and increases are based on changes in our competitive market, changes in scope of responsibility, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his/her position, his/her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his/her base salary will be increased over several years to arrive at the median.

Salary Increases — For 2011 and 2012, annualized base salary rates for the named executive officers are summarized below:

		Components of Fiscal Year 2012 Increases
		Merit
	Fiscal Year 2011			Perquisite Buyout		Promotion/ Scope	Fiscal Year 2012 Total
Name		Increase	%

Douglas M. Baker, Jr.	$1,000,000	$25,000	2.5%	$25,000			$1,050,000
Daniel J. Schmechel(1)	$325,000	$8,100	2.5%	$13,500		$103,400	$450,000
Thomas W. Handley(2)	$475,000	$11,900	2.5%	$13,500		$19,600	$520,000
Stephen M. Taylor	$450,000	$25,000	5.6%	N/A	(3)		$475,000
Michael A. Hickey(4)	$400,000	$10,000	2.5%	$13,500		$16,500	$440,000
Steven L. Fritze	$520,000	$16,500	3.2%	$13,500			$550,000

(1)
Effective January 1, 2012, Mr. Schmechel received a 2.5% merit increase plus a 4.1% increase reflecting the increased scope of his responsibilities following the Nalco merger. His salary was subsequently increased by 11.1% effective June 16, 2012 and 12.5% on October 1, 2012 as Mr. Schmechel transitioned to the position of Chief Financial Officer.

(2)
Effective January 1, 2012, Mr. Handley received a 2.5% merit increase plus a 4.1% increase reflecting the increased scope of his responsibilities in 2011 when he assumed responsibility for our Asia Pacific/Latin America operations.

(3)
Mr. Taylor did not receive the executive allowance perquisite prior to its elimination effective January 1, 2012.

(4)
Effective January 1, 2012, Mr. Hickey received a 2.5% merit increase plus a 4.1% promotion increase reflecting his appointment as Executive Vice President and President — Institutional in 2011.

Our Analysis — For 2012, base salaries accounted for approximately 12% of total compensation for the principal executive officer and 25% on average for the four other named executive officers other than Mr. Fritze (who, as noted in the footnote to the Program Elements illustration on page 25, did not receive all of the elements comprising total compensation). 2012 base salary rates were within the median range for all of our named executive officers with the exception of Mr. Schmechel, who is below the median range due to being newly promoted to the role of Chief Financial Officer in October 2012. In general, the 2012 merit salary increases for our named executive officers were in line with the principles used to deliver the Company's U.S. salary increases broadly. The base salaries were additionally adjusted in connection with the elimination of an executive cash allowance perquisite effective January 1, 2012, and in certain cases changes in responsibilities and scope since our executives' last salary increase in January 2011. Mr. Schmechel's 2012 salary increases recognized his increased responsibilities as he transitioned to his role as Chief Financial Officer effective October 1, 2012.

ANNUAL CASH INCENTIVES

In General — To determine the 2012 award payments (which were paid in March 2013), the Committee reviewed the performance of the named executive officers and other executives at its February 2013 meeting. With respect to the 2012 awards, the Committee established a performance goal under the MPIP to determine maximum pay-out potential and then used the goals described below with respect to the Management Incentive Plan (or MIP) to determine whether and to what degree the actual payout amount for each named executive officer's annual cash incentive award will be less than the maximum permitted amount.

Target Award Opportunities — Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the year and various award payment limits expressed as a percentage of the target award. Our annual cash incentive targets are set within the median range relative to our competitive market for each position with the exception of Mr. Schmechel, who is below the median range due to being newly promoted to the role of Chief Financial Officer in October 2012, and the annual cash incentive plan is structured so that lower performance results in below market payouts and superior performance drives payouts above the median range. For 2012, target award opportunities were within the median range for all our named executive officers ranging from 70% to 135% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively.

Performance Measures — Under the MIP, we use a mix of overall corporate, business unit and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For 2012, the performance measure mix for the named executive officers is summarized in the table on page 31.

Performance Goals and Achievement — Under the MIP, several performance goals are used, including goals measuring overall corporate performance as well as goals for specific business unit performance for those executives who are responsible for these business units. Overall corporate performance in 2012 was based on adjusted earnings per share goals. The Company uses adjusted earnings per share as a measure because it is most closely aligned with our strategy of delivering profitable growth and increased stockholder value. We define adjusted diluted earnings per share as diluted earnings per share excluding discrete tax items and special gains and charges. See footnote (1) on page 22 for a reconciliation of 2012 reported diluted earnings per share to 2012 adjusted diluted earnings per share. We believe that adjusted diluted earnings per share is a better measure of the Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of nonrecurring items such as special gains from the sale of assets as well as special charges from restructuring activities. In addition, a total company measure of performance such as adjusted diluted earnings per share is used as one of the performance measures with respect to our named executive officers who manage particular business units because it reinforces our Circle the Customer — Circle the Globe strategy and fosters cross-divisional cooperation.

In establishing these goals for 2012 we took into consideration our prior year results, overall economic and market trends, other large companies' performance expectations and our anticipated business opportunities, investment requirements and the competitive situation. For 2012, the adjusted diluted earnings per share goals were: payout at 40% of the target award opportunity (minimum level) at $2.63; payout at 100% of the target award opportunity (target level) at $2.85; payout at 140% percent of the target award opportunity (140% level) at $3.00; and payout at 200% of the target award opportunity (maximum level) at $3.08.

Payouts for results between performance levels are interpolated on a straight-line basis. Actual 2012 adjusted earnings per share were $2.98 resulting in the achievement of the adjusted earnings per share goal at 135% of target; however, the Compensation Committee approved a payout at $2.99, resulting in achievement of the adjusted earnings per share goal at 137% of target. The $0.01 adjustment was due to the delayed passage of the 2012 R&D tax credit in early January 2013 instead of during the fourth quarter of 2012, as had been expected when the adjusted earnings per share goals were established. Due to the delayed approval by Congress, the $0.01 per share R&D tax credit benefit will now be recorded as a discrete tax item in the first quarter of 2013 and not included in our 2012 results. The Compensation Committee made the adjustment in recognition that business performance was in line with the higher payout level and Management had no control over the delayed passage of the R&D tax credit, and the Company ultimately realized the tax benefit.

For two of our named executive officers (Messrs. Taylor and Hickey), who each manage a particular business unit for us, as indicated in the table on page 31, 70% of their annual cash incentive is based upon their respective 2012 business unit performance goal which is measured against the achievement of revenue and operating income goals. For Mr. Taylor and Mr. Hickey, the revenue and operating income goals are weighted equally. The 2012 revenue goal for Mr. Taylor was 6.5% growth over 2011 revenue for payout at the minimum level, 10.4% growth for payout at the target level, 12.9% growth for payout at the 140% level and 18.2% growth for payout at the maximum level; and for Mr. Hickey it was 1.4% growth over 2011 revenue for payout at the minimum level, 2.7% growth for payout at the target level, 3.5% growth for payout at the 140% level and 6.0% growth for payout at the maximum level. The 2012 operating income goal for Mr. Taylor was 25.1% growth over 2011 operating income for payout at the minimum level, 27.0% growth for payout at the target level, 28.4% growth for payout at the 140% level and 32.8% growth for payout at the maximum level; and for Mr. Hickey 1.6% growth over 2011 operating income for payout at the minimum level, 6.4% growth for payout at the target level, 9.5% growth for payout at the 140% level and 12.7% growth for payout at the maximum level. No pay-out is made with respect to the business unit revenue goal unless the business unit achieves at least the minimum level on its operating income goal. Pay-outs for results between these two performance levels are interpolated on a straight-line basis.

Mr. Handley was promoted to President and Chief Operating Officer effective September 20, 2012. Prior to that, he managed our Global Food & Beverage and Asia Pacific/Latin America business units. Since Mr. Handley's promotion was made at the end of the third quarter, his annual cash incentive targets were not changed for 2012 following his promotion and 45% of his annual cash incentive is based upon 2012 Global Food & Beverage performance and 25% on Asia Pacific/Latin America performance. The performance of each unit is measured against the achievement of revenue and operating income goals measured at fixed currency rates established at the beginning of the year, which eliminates the impact of currency movements on the cash incentive calculation. Mr. Handley's revenue goal and operating income goal are weighted equally. For Global Food & Beverage, the 2012 revenue goal for Mr. Handley was 1.8% growth over 2011 revenue for payout at the minimum level, 3.7% growth for payout at the target level, 5.0% growth for payout at the 140% level and 7.5% growth for payout at the maximum level. The 2012 Global Food & Beverage operating income goal for Mr. Handley was 2.0% growth over 2011 operating income for payout at the minimum level, 7.3% growth for payout at the target level, 10.9% growth for payout at the 140% level and 17.3% growth for payout at the maximum level. For Asia Pacific/Latin America, the 2012 revenue goal for Mr. Handley was 4.1% growth over 2011 revenue for payout at the minimum level, 6.9% growth for payout at the target level, 8.8% growth for payout at the 140% level and 13.0% growth for payout at the maximum level. The 2012 Asia Pacific/Latin America operating income goal for Mr. Handley was 7.7% growth over 2011 operating income for payout at the minimum level, 15.0% growth for payout at the target level, 19.9% growth for payout at the 140% level and 27.4% growth for payout at the maximum level. No pay-out is made with respect to the business unit revenue goal unless the business unit achieves at least the minimum level on its operating income goal. Pay-outs for results between these performance levels are interpolated on a straight-line basis.

For our two named executive officers who served as principal financial officer during 2012 (Messrs. Fritze and Schmechel), 30% of their annual cash incentive is based upon performance of individual performance goals. This component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2012 individual performance objectives for Messrs. Fritze and Schmechel are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. Mr. Fritze's and Mr. Schmechel's individual performance goals covered key objectives relating to leading the Finance organization, these include organizational and strategic initiatives, including developing talent and projects to increase efficient service delivery. Mr. Fritze and Mr. Schmechel achieved 137% and 130% of their individual target performance goals, respectively. The Compensation Committee, with input from the principal executive officer, approved the annual cash incentives as shown on the table on page 31, including the component based on Mr. Fritze's and Mr. Schmechel's achievement of their respective 2012 individual performance goals.

 2012 Annual Incentive Compensation Pay-Out Summary — The table below illustrates the calculation of the 2012 annual cash incentive pay-outs based on the targets and performance achievements described above (pay-out amounts are rounded up to the nearest $1,000, except in the case of pay-out amounts for our principal executive officer which are rounded up to the nearest $10,000):

		MIP Target Award Opportunity (% of Base Salary)
	2012 Base Salary		Performance Measure Mix			MIP Target Pay-Out Level	MIP Performance Achieved	Pay-Out Based on MIP Performance	Compensation Committee Adjustments(1)
										Actual Payout
			EPS	Business Unit	Individual

Douglas M. Baker, Jr.	$1,050,000	135%	100%			$1,420,000	135%	$1,920,000	$30,000	$1,950,000

Daniel J. Schmechel	$394,167	50–70% (2)	70%			$158,000	135%	$216,000
					30%	$69,000	130%	$92,000

								$308,000	$3,000	$311,000

Thomas W. Handley	$520,000	75%	30%			$117,000	135%	$158,000
				70%		$274,000	147%	$403,000

								$561,000	$3,000	$564,000

Stephen M. Taylor	$475,000	75%	30%			$107,000	135%	$145,000
				70%		$249,000	200%	$498,000

								$643,000	$2,000	$645,000

Michael A. Hickey	$440,000	70%	30%			$92,000	135%	$125,000
				70%		$216,000	178%	$385,000

								$510,000	$2,000	$512,000

Steven L. Fritze	$550,000	75%	70%			$284,000	135%	$391,000
					30%	$124,000	137%	$170,000

								$561,000	$5,000	$566,000

(1)
The Compensation Committee exercised its discretion as provided under the MIP and adjusted the Company's performance achievement with respect to adjusted earnings per share from the actual adjusted earnings per share achieved of $2.98 to $2.99, and as a result, the adjusted earnings per share pay out was adjusted from 135% of target to 137% of target. The amounts shown in this column represent the increase in the named executive officers' 2012 cash incentive as a result of the adjustment. The adjustment was due to the delayed passage of the 2012 R&D tax credit in early January 2013 instead of the expected passage during the fourth quarter of 2012; an assumption which the target levels were based upon. Due to the delayed approval by Congress, the $0.01 per share R&D tax credit benefit will now be recorded as a discrete tax item in the first quarter of 2013 and not included in our 2012 results. See "Annual Cash Incentives — Performance Goals and Achievement", starting on page 29 for a further discussion of the reasons for the adjustment.

(2)
Mr. Schmechel's target award opportunity changed throughout 2012 as he transitioned to the role of Chief Financial Officer as follows: 50% for 5.5 months, 60% for 3.5 months and 70% for 3 months.

Discretionary Adjustments — To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer's payout from the level recommended by applying the MIP performance metrics (but always subject to the maximum permitted MPIP payout), with input from the principal executive officer (other than as to his own award), based on the individual performance of the named executive officer. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. As described under "Annual Cash Incentives — Performance Goals and Achievement", starting on page 29, and footnote (1) of the "Performance Measure Mix" table above, the Compensation Committee exercised its discretion as provided under the MIP and adjusted the Company's performance achievement with respect to adjusted earnings per share. As a result, the cash incentive pay outs for our named executive officers were adjusted upward from the level recommended by applying the MIP performance metrics. The adjustments were made due to the delayed passage of the 2012 R&D tax credit in early January 2013 instead of during the fourth quarter of 2012, as had been expected when the financial goals for 2012 adjusted earnings per share were established. Due to the delayed approval by Congress, the $0.01 per share R&D tax credit benefit will now be recorded as a discrete tax item in the first quarter of 2013 and not included in our 2012 results. The Compensation Committee made the adjustment in recognition that business performance was in line with the higher payout level and Management had no control over the delayed passage of the R&D tax credit, and the Company ultimately realized the tax benefit.

The Compensation Committee reviews and approves all adjustments to our overall corporate results and significant adjustments to our business unit performance results. Other than as described above, for 2012 the Committee did not make any adjustments to our results when determining performance achievement.

Our Analysis — In 2012 the Compensation Committee set the minimum, target and maximum levels of the adjusted EPS component of the annual incentive so that the intended relative difficulty of achieving the various levels is consistent with the past several years taking into account current prospects and market considerations. Target award opportunities in 2012 accounted for approximately 18% of total compensation on average for the named executive officers receiving all elements of our compensation program and were within the median range of our competitive market for each position. Actual award payments for the named executive officers averaged 150% of target award opportunities. The difficult economic environment for several of our businesses, together with the complexities of integrating the Ecolab and Nalco businesses following the December 2011 Nalco merger, made our executives' performance goals challenging. The 2012 award payouts are indicative of the achievement of strong underlying earnings growth and good business performance during the year.

LONG-TERM EQUITY INCENTIVES

In General — The Compensation Committee granted long-term equity incentives to our named executive officers and other executives in December 2012, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2012, our long-term equity incentive program consisted of an annual grant of stock options and performance-based restricted stock units, weighted approximately equally in terms of grant value.

Our program continues to be based on pre-established grant guidelines that are calibrated annually to our competitive market. Grant guidelines for 2012 for the named executive officers were developed on a position-by-position basis using competitive data from the Peer Group and market data from the Towers Watson CDB Long-Term Incentive Plan report for general industry companies and the Frederic W. Cook & Co. 2012 survey of Long-Term Incentives. The survey data represent the median range of long-term incentive values adjusted for size based on revenue. The average of the three data points is used for determining the guideline.

Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. Generally, long-term equity incentives are granted on the same date as our Compensation Committee approval date and in no event is the grant date prior to the approval date.

Stock Options — Our stock options have a 10-year contractual exercise term from the date of grant and vest ratably over three years. Our stock options have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information. From time-to-time, in addition to our annual grants, we may make special grants of stock options to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2012, we made one special grant of stock options to one of our named executive officers, Mr. Taylor. In connection with his leadership of our Global Energy business, Mr. Taylor was granted an option to purchase 97,900 shares of our common stock, which vests on the third anniversary of the date of grant, in addition to his annual long-term incentive grants. The option, together with a restricted stock unit award discussed on page 33, was granted for retention purposes in recognition of our significant investment in our Global Energy business and the significant growth opportunity which the business represents. The option and award are a significant financial incentive for Mr. Taylor to realize the full potential of our pending acquisition of Champion, which as a global business in a highly dynamic market, presents significant leadership challenges as Champion is integrated with Ecolab.

Performance-Based Restricted Stock Units — Our performance-based restricted stock units, or PBRSUs, cliff vest after three years, subject to attainment of three-year average annual return on invested capital (ROIC) goals over the performance period. We selected ROIC as the performance measure because it reinforces focus on capital efficiency throughout the organization, is highly correlated with shareholder returns, matches well with our long-standing corporate goal of achieving consistent return on beginning equity and is understood by our external market. We define ROIC as the quotient of after-tax operating income divided by the sum of short-term and long-term debt and shareholders' equity, less cash and cash equivalents. The PBRSU awards provide for adjustment of the ROIC calculation in the event of a large acquisition (such as the Nalco merger) or other significant transaction or event approved by the Board. Considering the significant impact of purchase accounting and special gains and charges related to the Nalco and Champion transactions on the ROIC calculation, for the 2013 to 2015 performance cycle, ROIC is measured excluding the purchase accounting impact and special gains and charges related to these transactions, and is also adjusted for acquisitions and certain other unusual, non-recurring charges during the performance period. The Compensation Committee established an ROIC goal for the executive officers to determine maximum payout potential, with the ability to exercise downward discretion to reduce the actual payout in accordance with the ROIC goals described below. For the 2013 to 2015 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual ROIC over the cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Importantly, the threshold goal exceeds our cost of capital thereby ensuring that value is created before awards are earned. Excluding the impact of purchase accounting and special gains and charges related to the Nalco transaction, the Company's annual ROIC for 2012 was 17%. Dividend equivalents are not paid or accrued during the performance period.

Pay-out of Performance-Based Restricted Stock Units Vesting in 2012 — The PBRSUs granted by the Committee in December 2009 for the 2010 to 2012 performance cycle vested on December 31, 2012 and the Committee has determined the pay-out for such PBRSUs, including with respect to Messrs. Baker, Schmechel Handley, Hickey and Fritze, to be at 100% of the target opportunity. For the PBRSUs granted in December 2009, the target payout would be earned upon attainment of an average annual ROIC of 15% over the 2010 through 2012 performance cycle. Consistent with the established formula and definition of ROIC, the Company's average annual ROIC over the cycle excluding the impact of purchase accounting and special gains and charges relating to the Nalco transaction was 18.2%. Based upon this performance, the Committee approved pay-out of 100% of the PBRSUs. The number of PBRSUs vested and the value realized at vesting is shown in the Option Exercises and Stock Vested for 2012 table on page 40.

Restricted Stock — From time-to-time, we may make special grants of restricted stock or restricted stock units subject only to service-based vesting to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2012, we made one special grant of restricted stock units to one of our named executive officers, Mr. Taylor. In connection with his leadership of our Global Energy business, Mr. Taylor was granted 21,540 restricted stock units in addition to his annual long-term incentive grants. The award vests as to 50% of the units on the third anniversary of the date of grant, the next 25% of the units on the fourth anniversary of the date of grant and the remaining 25% of the units on the fifth anniversary of the date of grant. The restricted stock unit award, together with a stock option discussed on page 32, were granted for retention purposes in recognition of our significant investment in our Global Energy business and the significant growth opportunity which the business represents. The option and award are a significant financial incentive for Mr. Taylor to realize the full potential of our pending acquisition of Champion, which as a global business in a highly dynamic market presents significant leadership challenges as Champion is integrated.

Our Analysis — For the last completed fiscal year, long-term equity incentives, excluding special grants, accounted for approximately 71% of total target compensation for the principal executive officer and 56% on average for the other named executive officers other than Mr. Fritze (who retired and did not receive long-term equity incentives in 2012), which is consistent with our competitive market. Actual grants to the named executive officers were within the median range for all our named executive officers with the exception of Mr. Schmechel, who is below the median range due to being newly promoted to the role of Chief Financial Officer in October 2012, and Mr. Fritze, who retired at year-end and did not receive a grant. Our annual practice of granting equity incentives in the form of stock options and PBRSUs is similar to our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. Our selective use of restricted stock or restricted stock units as a retention or recruitment incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our named executive officers and also our other employees.

EXECUTIVE BENEFITS AND PERQUISITES

In General — Our named executive officers participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, our named executive officers are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, an executive disability and life benefit and, with respect to certain of our named executive officers, a supplemental retirement benefit. The non-qualified retirement plans supplement the benefits provided under our tax-qualified plans, taking into account compensation and benefits above the IRS limits for qualified plans. These plans are described in more detail on pages 41 to 45. In the case of Mr. Taylor, he does not participate in these plans, but rather Mr. Taylor participates in certain plans offered to localized employees by a non-US subsidiary. Mr. Taylor also continues to participate in the same executive death benefit plan that he participated in prior to the Nalco merger. The named executive officers also receive limited perquisites described in more detail in footnote (6) to the Summary Compensation Table.

Our Analysis — We review our executive benefits and perquisites program periodically to ensure it remains market competitive for our executives and supportable to our stockholders. Following action taken in 2011, two executive perquisites were eliminated starting in 2012. The Executive Allowance was eliminated with a corresponding salary adjustment, while the Executive Financial Planning services perquisite was eliminated generally without a corresponding adjustment. Excluding allowances provided to Mr. Taylor related to his localization in a non-U.S. subsidiary, perquisites account for 1% of total compensation for the principal executive officer and the other named executive officers receiving all elements of our compensation program in 2012. Executive benefits and perquisites are consistent with our competitive market.

 EXECUTIVE CHANGE-IN-CONTROL POLICY

In General — The terms of our Change-In-Control Severance Compensation Policy, including the events constituting a change in control under our policy, are described on pages 50 and 51. Our policy applies to all elected officers, including the named executive officers, except those who are covered by separate change-in-control or similar agreements with the Company or a subsidiary, a circumstance which arises only in the case of an executive having such an agreement with a company we acquire. Such an executive will become covered automatically under the Company's change-in-control policy when the existing agreements terminate or expire. The only current officers who are covered by separate change-in-control agreements are those officers who were former officers of Nalco, including Mr. Taylor, whose agreement expires on July 31, 2013, at which time he will become covered by the Company's policy.

Our Analysis — We review our change-in-control protection periodically to ensure it continues to address the best interests of our stockholders. Our analysis indicates that our change-in-control policy, which is structured as a so-called "double-trigger" policy, promotes the interests of stockholders by mitigating executives' concerns about the impact a change-in-control may have on them thereby allowing the executives to focus on the best interests of stockholders under such circumstances.

STOCK RETENTION AND OWNERSHIP GUIDELINES

In General — We have in place stock retention and ownership guidelines to encourage our named executive officers and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that the principal executive officer own Company stock with a market value of at least six times current base salary. The Company also requires other corporate officers to own Company stock with a market value of at least three times current base salary. Until the stock ownership guideline is met, our principal executive officer, principal financial officer and president are expected to retain 100% of all after-tax profit shares from exercise, vesting or payout of equity awards. Our other officers are expected to retain 50% of all after-tax profit shares from exercise, vesting or payout of equity awards. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option or unvested performance based restricted stock unit. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our named executive officers and other officers may not enter into any risk hedging arrangements with respect to Company stock.

Our Analysis — Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our named executive officers are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises or restricted stock unit vesting.

COMPENSATION RECOVERY

The Company's Board of Directors has adopted a policy requiring the reimbursement of annual cash incentive and long-term equity incentive payments made to an executive officer due to the executive officer's misconduct, as determined by the Board. Each of our executive officers has agreed in writing to this policy. This policy was filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit (10)W.

TOTAL COMPENSATION MIX

In General — The table below illustrates how total compensation for our named executive officers for 2012 was allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

2012 Total Compensation Mix (base salary, target annual incentives, and long-term equity incentives valued in total at grant)

	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:

Name	Performance Based(1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based(5)	Equity Based(6)

Douglas M. Baker, Jr.	88%	12%	19%	81%	29%	71%
Daniel J. Schmechel	70%	30%	30%	70%	52%	48%
Thomas W. Handley	80%	20%	19%	81%	36%	64%
Stephen M. Taylor	74%	26%	26%	74%	45%	55%
Michael A. Hickey	75%	25%	23%	77%	42%	58%
Steven L. Fritze(7)	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Target annual incentives plus long-term equity incentives divided by total compensation.

(2)
Base salary divided by total compensation.

(3)
Target annual incentives divided by target annual incentives plus long-term equity incentives.

(4)
Long-term equity incentives divided by target annual incentives plus long-term equity incentives.

(5)
Base salary plus target annual incentives divided by total compensation.

(6)
Long-term equity incentives divided by total compensation.

(7)
This chart is not relevant with respect to Mr. Fritze, who retired as Chief Financial Officer at the end of 2012 and did not receive all of the compensation components.

Our Analysis — Our analysis indicates that total compensation mix for our named executive officers on average is generally consistent with the competitive market. The principal executive officer receives a higher proportion of his total compensation allocated to performance based components than non-performance based components and more allocated to equity based compensation than cash based compensation compared to the other named executive officers. The higher emphasis on performance based compensation for the principal executive officer is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other named executive officers, and is consistent with the competitive market for the CEO position. The level of compensation of Mr. Baker reflects the many responsibilities of serving as chief executive officer of a public company. Accordingly, Mr. Baker's median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other named executive officers.

 SUMMARY COMPENSATION TABLE FOR 2012

The following table shows cash and non-cash compensation for the years ended December 31, 2012, 2011 and 2010 for the persons serving as the Company's "Principal Executive Officer" and "Principal Financial Officer" during the year ended December 31, 2012 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2012.

Name & Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1,4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

Douglas M. Baker, Jr.	2012	$1,050,000	0	$2,956,325	$2,711,830	$1,950,000	$3,037,398	$161,199	$11,866,752
Chairman of the Board and	2011	$1,000,000	0	$2,441,456	$2,113,100	$1,900,000	$2,565,328	$217,591	$10,237,475
Chief Executive Officer	2010	$1,000,000	0	$1,904,531	$1,677,848	$2,020,000	$2,651,968	$200,200	$9,454,547
(principal executive officer)

Daniel J. Schmechel(7)	2012	$394,167	0	$345,259	$315,780	$311,000	$266,132	$194,089	$1,826,427
Chief Financial Officer	2011	—	—	—	—	—	—	—	—
(principal financial officer)	2010	—	—	—	—	—	—	—	—

Thomas W. Handley	2012	$520,000	0	$788,674	$722,970	$564,000	$590,368	$76,121	$3,262,133
President and Chief Operating Officer	2011	$475,000	0	$537,014	$465,300	$528,000	$515,571	$96,735	$2,617,620
	2010	$450,000	0	$412,755	$363,656	$557,000	$393,159	$94,058	$2,270,628

Stephen M. Taylor(7)(8)	2012	$474,971	0	$1,919,214	$1,807,425	$645,000	$51,696	$163,806	$5,062,112
Executive Vice President and	2011	—	—	—	—	—	—	—	—
President — Global Energy	2010	—	—	—	—	—	—	—	—

Michael A. Hickey(7)	2012	$440,000	0	$492,835	$451,510	$512,000	$780,194	$59,512	$2,736,051
Executive Vice President and	2011	—	—	—	—	—	—	—	—
President — Global Institutional	2010	—	—	—	—	—	—	—	—

Steven L. Fritze(9)	2012	$621,923	0	0	0	$566,000	$1,154,871	$73,970	$2,416,764
Former Chief Financial Officer	2011	$520,000	0	$610,099	$528,000	$466,000	$1,191,599	$92,746	$3,408,444
(former principal financial officer)	2010	$510,000	0	$504,733	$573,498	$525,000	$1,280,801	$95,982	$3,490,014

(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code pursuant to the Company's Savings Plan and ESOP, amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit (PBRSU) award grants during the year in accordance with FASB ASC Topic 718, based on the average daily share price of the Company's Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of applicable performance criteria over the performance period. The PBRSU awards cliff-vest after three years, subject to attainment of three-year average annual return on invested capital goals for the Company over the performance period. See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2012, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for further discussion of the assumptions used in determining these values. See footnote (1) to the Grants of Plan-Based Awards for 2012 table on page 37 for a description of the specific performance goals for the PBRSUs. In addition to his regular PBRSU award, Mr. Taylor, received a special restricted stock unit award of 21,540 units in December 2012 as a retention incentive that is included in the amount reported for Mr. Taylor in the table above. Mr. Taylor's special restricted stock unit award was valued at $1,426,379 and his regular PBRSU award was valued at $492,835 in accordance with FASB ASC Topic 718. The special restricted stock unit award vests 50% on the third anniversary of the date of grant, and 25% on each of the fourth and fifth anniversaries of the date of grant, subject to continued employment and the post-termination and change-in-control provisions generally described at pages 46 through 51 under the heading "Potential Payments Upon Termination or Change-in-Control." See page 33 for a further explanation of this award. Due to Mr. Fritze's planned retirement date of December 31, 2012, he was not granted any stock-based awards in 2012.

(3)
Represents the aggregate grant date fair value of stock option grants during the year in accordance with FASB ASC Topic 718 but with no discount for estimated forfeitures. The value of grants has been determined by application of the lattice (binomial)-pricing model. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2012, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for further discussion of the assumptions used in determining these values. The specific assumptions used in the valuation of the options granted in 2012 are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life (years)	Expected Volatility	Expected Dividend Yield

12/05/2012	0.84%	6.14	22.84	1.29%

In addition to his regular stock option grant, Mr. Taylor received a special stock option grant to acquire 97,900 shares in December 2012 as an additional retention incentive that is included in the amount reported for Mr. Taylor in the table above. Mr. Taylor's special stock option was valued at $1,355,915 and his regular stock option was valued at $451,510 in accordance with FASB ASC Topic 718. Both of Mr. Taylor's options have a ten-year term. Mr. Taylor's regular stock option vests on a cumulative basis as to one-third of the shares subject to the option on each of the first three anniversaries of the grant date, while his special stock option vests as to 100% of the shares on the third anniversary of the grant date. See page 32 for a further explanation of Mr. Taylor's special stock option. Due to Mr. Fritze's planned retirement date of December 31, 2012, he was not granted an option award in 2012. Due to Mr. Fritze's planned retirement date of December 31, 2012, he was not granted an option award in 2012. During 2010, Mr. Fritze received reload options totaling 29,895 shares (valued at $129,146). The issuance of these reload options were not new discretionary grants by the Company; rather, the issuance results from rights that were granted as part of their original option grants made under the Company's 1997 and 2002 Stock Incentive Plans. The respective reload options expire on the expiration date of their original grant. The reload feature was eliminated for grants subsequent to 2002.

(4)
Represents the annual cash incentive awards earned and paid in respect of 2012 under the Company's Management Incentive Plan ("MIP") and the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed in the Compensation Discussion and Analysis beginning at page 29 and as part of the table entitled "Grants of Plan-Based Awards For 2012" at page 37.

(5)
Represents the change in the actuarial present value of the executive officer's accumulated benefit under the Company's defined benefit plans as of December 31, 2012 over such amount as of December 31, 2011. The Company's defined benefit plans include the Pension Plan, the Mirror Pension Plan and the Supplemental Executive Retirement Plan which are discussed beginning at page 41 and as part of the table entitled Pension Benefits for 2012. Mr. Taylor is an inactive participant in a broad-based pension plan covering certain United Kingdom employees. The change in the actuarial present value during 2012 for Mr. Taylor's benefit is primarily attributable to changes in actuarial assumptions and the passage of time and does not reflect any additional accruals for service or compensation in 2012. There are no "above market" earnings under the non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives because all earnings under this plan are calculated at the same rate as earnings on one or more externally managed investments available to participants in the Company's broad-based tax qualified deferred compensation plans.

(6)
Amounts reported as All Other Compensation include:

(a)
Payment by the Company of certain perquisites, including costs relating to the following: (i) executive physical examinations for each of the named executive officers except Messrs. Taylor and Hickey; (ii) financial planning in the case of Mr. Taylor; (iii) allowances in connection with Mr. Taylor's localization at a non-U.S. subsidiary, including dependent education ($36,958), housing ($69,004), a cost of living equalization payment ($33,244), and storage fees.

(b)
Pursuant to the Company's tax equalization policy, the Company paid $83,606 in foreign taxes, tax preparation fees, and a gross-up on foreign income of $66,893, on behalf of Mr. Schmechel, in connection with income earned during a previous international assignment.

(c)
Payment by the Company of life insurance premiums in 2012 for: Mr. Baker, $40,724; Mr. Schmechel, $14,848; Mr. Handley, $32,456; Mr. Hickey, $21,432, Mr. Taylor, $18,720; and Mr. Fritze, $26,056.

(d)
Payment of matching contributions made by the Company for 2012 as follows: (i) maximum matching contributions of $10,000 to Messrs. Baker, Schmechel, Handley, Hickey and Fritze made by the Company under the Company's tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees; and (ii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2012 that the executive deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Baker, $110,000; Mr. Schmechel, $18,207; Mr. Handley, $33,360; Mr. Hickey, $28,080 and Mr. Fritze, $37,517. Mr. Taylor did not participate in these plans in 2012.

(e)
The Company maintains a self-funded, supplemental long-term disability benefit plan for a select group of executives. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(7)
Messrs. Schmechel, Taylor and Hickey were not named executive officers in 2011 or 2010.

(8)
Mr. Taylor's salary and allowances in connection with his localization at a non-U.S. subsidiary are denominated in United Arab Emirates dirham and have been converted into U.S. dollars for reporting in this table based on a conversion rate of 1.0AED=3.672$U.S. Mr. Taylor's change in pension benefit is accrued in British pounds and is reported based on a conversion rate of 1GBP=1.6013$U.S. on November 30, 2012, and a conversion rate of 1GBP=1.5704$U.S. on November 30, 2011, using pension measurement dates of November 30, 2012 and November 30, 2011, consistent with the Company's assumptions under FASB ASC Topic 715 for financial reporting regarding international retirement plans.

(9)
Mr. Fritze's stated salary includes $71,923 of accrued but unused vacation paid out on his retirement date of December 31, 2012, in accordance with a broad-based Company policy.

GRANTS OF PLAN-BASED AWARDS FOR 2012

									All Other Option Awards: Number of Securities Underlying Options(3,4) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1,4)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Douglas M. Baker, Jr. (PEO)
MPIP(7)	N/A	568,000	1,420,000	2,840,000	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	195,800	$71.54	$2,711,830
2010 Stock Incentive Plan	12/05/2012	0	0	0	17,228	43,070	43,070	0	0	0	$2,956,325

Daniel J. Schmechel (PFO)
MIP(7)	N/A	92,000	228,000	456,000	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	22,800	$71.54	$315,780
2010 Stock Incentive Plan	12/05/2012	0	0	0	2,012	5,030	5,030	0	0	0	$345,259

Thomas W. Handley
MPIP(7)	N/A	156,000	391,000	782,000	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	52,200	$71.54	$722,970
2010 Stock Incentive Plan	12/05/2012	0	0	0	4,596	11,490	11,490	0	0	0	$788,674

Stephen M. Taylor
MIP/MPIP(7)	N/A	143,000	356,000	712,000	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	32,600	$71.54	$451,510
2010 Stock Incentive Plan	12/05/2012	0	0	0	2,872	7,180	7,180	0	0	0	$492,835
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	97,900	$71.54	$1,355,915
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	21,540	0	0	$1,426,379

Michael A. Hickey
MPIP(7)	N/A	123,000	308,000	616,000	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/05/2012	0	0	0	0	0	0	0	32,600	$71.54	$451,510
2010 Stock Incentive Plan	12/05/2012	0	0	0	2,872	7,180	7,180	0	0	0	$492,835

Steven L. Fritze (Former PFO)
MPIP(7)	N/A	166,000	413,000	826,000	0	0	0	0	0	0	0

(1)
Amounts reflect the threshold, target and maximum number of shares of Company Common Stock that may be earned pursuant to performance-based restricted stock unit (PBRSU) awards granted in 2012. The PBRSU awards cliff-vest after three years, subject to attainment of performance goals over a three-year performance period of 2013 to 2015. For the 2013 to 2015 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual return on invested capital excluding purchase accounting relating to the Nalco merger (ROIC) over the performance cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Dividend equivalents are not paid or accrued during the performance period. See the discussion of performance-based restricted stock units in the Compensation Discussion and Analysis at page 32 for more information on these awards.

(2)
Reflects the number of units granted to Mr. Taylor under a restricted stock unit award. The award will vest, subject to continued employment, as to 50% of the units on the third anniversary of the date of grant, and 25% of the grant amount on each of the fourth and fifth anniversaries of the date of grant, subject to continued employment. Dividends are not paid or accrued on unvested units.

(3)
Options granted in 2012 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary. The Company awarded Mr. Taylor a special stock option grant of 97,900 shares in December 2012. This option award vests 100% on the third anniversary of the grant and has a ten year term.

(4)
If a holder terminates employment at or after age 55 with five or more years of continuous employment, stock options held at least six months will become immediately exercisable in full and the service-based vesting conditions on PBRSU awards held at least six months shall be deemed satisfied but vesting will remain subject to attainment of the performance goals; all unvested restricted stock unit awards will terminate and be forfeited. A discussion of the consequences of a change-in-control on outstanding options, PBRSU awards and restricted stock awards, is at page 50 under the heading "Change-in-Control."

(5)
Generally, our stock options are granted on the same date as our Compensation Committee approval date (except that in 2011, the grant date of December 1, 2011 was one day following the Committee approval date because the Nalco merger closed on December 1, 2011 and the Committee wished to grant options to legacy Nalco executives contemporaneous with grants to legacy Ecolab executives), and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility.

(6)
Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. With respect to stock options, the value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab's stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are located in footnote (3) to the Summary Compensation Table at page 36.

With respect to PBRSUs, the value has been determined based on the maximum award payout, consistent with the estimate of aggregate compensation cost to be recognized over the three-year vesting period of the award. See footnote (1) above for a description of the performance goals and performance period.

(7)
The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP, which are discussed in the Compensation Discussion and Analysis beginning at page 29. In 2009, the Company's stockholders approved the version of the MPIP applicable for 2012, an annual incentive plan under which awards are intended to qualify as performance based under Internal Revenue Code Section 162(m). As required under the terms of the MPIP, the Compensation Committee of the Board ("Committee") selected each of Messrs. Baker, Handley, Hickey and Fritze, to participate in the MPIP for 2012 for the period January 1, 2012, through December 31, 2012, established the 2012 performance goal based upon the performance criteria of adjusted diluted earnings per share ("EPS"), an EPS performance target of a designated amount, and a maximum permitted cash payout of 300% of the participant's base salary for the period of participation in 2012 to the extent the goal is achieved. The MPIP permits the Committee to exercise downward discretion and pay an amount which is less than the amount of the maximum permitted payout that may have been earned by the participant. In applying this downward discretion, the Committee is guided by applying operating metrics established under the MIP at the beginning of 2012. In the case of the named executive officer participants, the potential payouts that could be earned under the MIP for 2012 and that would be used to guide the Committee's discretion under the MPIP are noted in the MPIP and/or MIP row of the above table. Actual payouts to each of the named executive officers with respect to 2012 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 36. Mr. Taylor was a participant in the MIP until May 3, when he was selected to participate in the MPIP for the balance of the year. Mr. Schmechel was a participant in the MIP during 2012. Refer to the Compensation Discussion and Analysis beginning at page 29 for more detail regarding the MPIP and MIP performance goals. Each award is subject to and interpreted in accordance with the terms and conditions of the MPIP or MIP, as applicable, and no amount will be paid under the MPIP or the MIP unless and until the Committee has determined the extent to which the applicable performance goal has been met, the corresponding amount of the award earned by the participant and the degree to which the Committee chooses to exercise its permitted discretion under the MPIP.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2012

			Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Douglas M. Baker, Jr.	293,100		0		0	$45.240000	12/06/16	0		0	0	0
(PEO)	310,000		0		0	$49.420000	12/05/17	0		0	0	0
	421,000		0		0	$35.630000	12/03/18	0		0	0	0
	156,400		0		0	$45.665000	12/02/19	0		0	0	0
	106,733		53,367		0	$48.055000	12/01/20	0		0	41,620	$2,992,478
	64,033		128,067		0	$55.595000	12/01/21	0		0	46,100	$3,314,590
	0		195,800		0	$71.540000	12/05/22	0		0	43,070	$3,096,733

Daniel J. Schmechel	27,100		0		0	$34.500000	12/09/14	0		0	0	0
(PFO)	25,200		0		0	$34.075000	12/07/15	0		0	0	0
	16,500		0		0	$45.240000	12/06/16	0		0	0	0
	21,500		0		0	$49.420000	12/05/17	0		0	0	0
	34,400		0		0	$35.630000	12/03/18	0		0	0	0
	14,500		0		0	$45.665000	12/02/19	0		0	0	0
	9,666		4,834		0	$48.055000	12/01/20	0		0	3,760	$270,344
	5,133		10,267		0	$55.595000	12/01/21	0		0	3,690	$265,311
	0		22,800		0	$71.540000	12/05/22	0		0	5,030	$361,657

Thomas W. Handley	36,600		0		0	$45.240000	12/06/16	0		0	0	0
	53,800		0		0	$49.420000	12/05/17	0		0	0	0
	73,400		0		0	$35.630000	12/03/18	0		0	0	0
	31,400		0		0	$45.665000	12/02/19	0		0	0	0
	23,133		11,567		0	$48.055000	12/01/20	0		0	9,020	$648,538
	14,100		28,200		0	$55.595000	12/01/21	0		0	10,140	$729,066
	0		52,200		0	$71.540000	12/05/22	0		0	11,490	$826,131

Stephen M. Taylor	5,594	(3)	0		0	$26.200000	06/28/16	0		0	0	0
	5,261	(3)	0		0	$35.340000	02/15/17	0		0	0	0
	13,297	(3)	0		0	$30.100000	02/14/18	0		0	0	0
	13,682	(3)	0		0	$17.550000	02/12/19	0		0	0	0
	7,776	(3)	0		0	$32.350000	02/09/20	12,155	(5)	$873,945	0	0
	9,535	(3)	0		0	$40.530000	02/08/21	9,490	(5)	$682,331	0	0
	9,600		19,200		0	$55.595000	12/01/21	0		0	6,910	$496,829
	0		38,400	(4)	0	$55.595000	12/01/21	9,220	(6)	$662,918	0	0
	0		32,600		0	$71.540000	12/05/22	0		0	7,180	$516,242
	0		97,900	(4)	0	$71.540000	12/05/22	21,540	(7)	$1,548,726	0	0

Michael A. Hickey	30,300		0		0	$34.075000	12/07/15	0		0	0	0
	20,900		0		0	$45.240000	12/06/16	0		0	0	0
	21,500		0		0	$49.420000	12/05/17	0		0	0	0
	30,300		0		0	$35.630000	12/03/18	0		0	0	0
	13,700		0		0	$45.665000	12/02/19	0		0	0	0
	12,866		6,434		0	$48.055000	12/01/20	0		0	5,010	$360,219
	8,333		16,667		0	$55.595000	12/01/21	0		0	5,990	$430,681
	0		32,600		0	$71.540000	12/05/22	0		0	7,180	$516,242

Steven L. Fritze	73,300		0		0	$45.240000	12/06/16	0		0	0	0
(former PFO)	86,100		0		0	$49.420000	12/05/17	0		0	0	0
	114,700		0		0	$35.630000	12/31/17	0		0	0	0
	43,100		0		0	$45.665000	12/31/17	0		0	0	0
	42,400		0		0	$48.055000	12/31/17	0		0	11,030	$793,057
	48,000		0		0	$55.595000	12/31/17	0		0	11,520	$828,288

(1)
Except for certain reload options described under footnote (3) to the Summary Compensation Table located on page 36 and options held by Mr. Taylor described under footnote (4) to this table, stock options have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described at pages 46 through 51 under the heading "Potential Payments Upon Termination or Change-in-Control."

The vesting dates of the respective stock options held at December 31, 2012 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2013	Securities vesting December 2014	Securities vesting December 2015	Option Expiration Date

Douglas M. Baker, Jr. (PEO)	12/01/10	53,367	0	0	12/01/20
	12/01/11	64,033	64,034	0	12/01/21
	12/05/12	65,266	65,267	65,267	12/05/22

Daniel J. Schmechel (PFO)	12/01/10	4,834	0	0	12/01/20
	12/01/11	5,133	5,134	0	12/01/21
	12/05/12	7,600	7,600	7,600	12/05/22

Thomas W. Handley	12/01/10	11,567	0	0	12/01/20
	12/01/11	14,100	14,100	0	12/01/21
	12/05/12	17,400	17,400	17,400	12/05/22

Stephen M. Taylor	12/01/11	9,600	48,000	0	12/01/21
	12/05/12	10,866	10,867	108,767	12/05/22

Michael A. Hickey	12/01/10	6,434	0	0	12/01/20
	12/01/11	8,333	8,334	0	12/01/21
	12/05/12	10,866	10,867	10,867	12/05/22

(2)
Represents performance-based restricted stock unit (PBRSU) awards which cliff-vest after three years, subject to attainment of performance goals over a three-year performance period, and assuming attainment of target (which also represents maximum) performance, as the performance over the prior three-year period has exceeded threshold. The reported market value is based on the closing market price of the Company's Common Stock on December 31, 2012 of $71.90 per share. The awards are subject to the post-termination and change-in-control provisions generally described at pages 46 through 51 under the heading "Potential Payments Upon Termination or Change-in-Control."

(3)
Represents grants received by Mr. Taylor in 2006–2011 to purchase shares of Nalco common stock that were converted into options to purchase shares of Ecolab common stock in connection with the Nalco merger.

(4)
On December 1, 2011 and December 5, 2012, Mr. Taylor received special stock option grants which vest 100% on the third anniversary of the grant and have a ten year term.

(5)
Represents two grants of stock unit awards in 2010 and 2011 to Mr. Taylor vesting on February 28, 2013 and February 28, 2014 that were converted from awards to receive shares of Nalco Common Stock in connection with the Nalco merger.

(6)
Represents grant of a restricted stock unit award on December 1, 2011 to Mr. Taylor that will vest on December 1, 2014 subject to continued employment.

(7)
Represents grant of a restricted stock unit award on December 5, 2012 to Mr. Taylor which vests 50% on the third anniversary of the date of grant, and 25% on each of the fourth and fifth anniversaries of the date of grant subject to continued employment.

OPTION EXERCISES AND STOCK VESTED FOR 2012

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Douglas M. Baker, Jr. (PEO)	775,463	$23,763,209	43,800	(2)	$3,149,220	(2)
Daniel J. Schmechel (PFO)	26,000	$1,153,490	4,100	(2)	$294,790	(2)
Thomas W. Handley	169,500	$6,419,022	8,800	(2)	$632,720	(2)
Stephen M. Taylor	0	0	6,638	(3)	$409,897	(3)
Michael A. Hickey	59,900	$2,433,083	3,800	(2)	$273,220	(2)
Steven L. Fritze (former PFO)	357,822	$11,673,950	12,100	(2)	$869,990	(2)

(1)
Represents the aggregate number of shares and dollar amount realized by the named executive officer upon exercise of one or more stock options during 2012. The dollar amount realized on exercise represents the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the option.

(2)
Represents the performance-based restricted stock unit (PBRSU) shares earned for the 2010–2012 performance period that ended on December 31, 2012 because performance targets were met. The value shown as realized is based on the number of shares earned for the 2010–2012 performance period using the per share closing market price of our common stock of $71.90 on December 31, 2012, although shares were not issued until Compensation Committee certification of results on February 20, 2013.

(3)
Represents the vesting of a performance stock unit award granted on February 12, 2009 that was converted from an award to receive shares of Nalco Common Stock in connection with the Nalco merger.

PENSION BENEFITS FOR 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Douglas M. Baker, Jr. (PEO)	Pension Plan	23	$713,751	0
	Mirror Pension Plan	23	$10,584,135	0
	Supplemental Executive Retirement Plan	23	$3,271,893	0

Daniel J. Schmechel (PFO)	Pension Plan	17	$511,160	0
	Mirror Pension Plan	17	$781,705	0
	Supplemental Executive Retirement Plan	18.35	$431,638	0

Thomas W. Handley	Pension Plan	9	$111,205	0
	Mirror Pension Plan	9	$247,328	0
	Supplemental Executive Retirement Plan	23.10	$2,029,031	0

Stephen M. Taylor	Pension Plan	7.75	$400,325	0
	Mirror Pension Plan	N/A	$0	0
	Supplemental Executive Retirement Plan	N/A	$0	0

Michael A. Hickey	Pension Plan	27	$754,492	0
	Mirror Pension Plan	27	$1,695,928	0
	Supplemental Executive Retirement Plan	27	$793,108	0

Steven L. Fritze (former PFO)	Pension Plan	32	$1,215,904	0
	Mirror Pension Plan	32	$5,321,106	0
	Supplemental Executive Retirement Plan	32	$1,394,736	0

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a U.S. tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (Mirror Pension); and (iii) a supplemental executive retirement plan (SERP). The Pension Plan benefit shown for Mr. Taylor is in the Nalco Limited 2002 Pension Plan (U.K. Plan), which covers certain U.K. employees of the Company hired prior to October 1, 2002. The U.K. Plan is described in more detail on page 43. Mr. Taylor is not a participant in any of the Company's U.S. tax-qualified or nonqualified, excess or supplemental pension plans.

The preceding table shows the actuarial present value of the accumulated benefit for each executive officer (other than Mr. Taylor) under the Pension Plan, the Mirror Pension and the SERP as of December 31, 2012, using the same assumptions as are used by the Company for financial reporting purposes under generally accepted accounting principles, except that retirement age is assumed to be age 62, the earliest retirement age at which a participant may retire under the plans without any benefit reduction due to age. The current accrued benefit for U.S. executives is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2012. The present value is determined by using a discount rate of 4.14% for 2012 and assuming that the executive officer (i) terminated employment on December 31, 2012 with vested benefits; and (ii) commenced a retirement benefit at age 62 as a single life annuity or lump sum, if available. Pension annuities were converted to lump sums, where available, using an interest rate of 2.19% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. The present value of the pension single life annuity assumed mortality rates from the 2013 PPA Funding Static Mortality table. Cash balance benefits were valued assuming future interest credits of 2.64% (the discount rate less 1.50%) for periods after December 31, 2012. The cash balance annuity conversion for the SERP offset used the interest rate and mortality assumptions prescribed by the IRS under Internal Revenue Code Section 417(e) for 2012 pension lump sum calculations.

The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates. It is intended to provide long-service employees a foundation for retirement benefits in the form of regular income. Participants hired prior to January 1, 2003, including Messrs. Baker, Schmechel, Hickey and Fritze earn monthly pension benefits under the following formula ("traditional formula"): 1/12 of the sum of (a) years of credited service times 1% of "final average compensation" plus (b) years of credited service (not exceeding 35) times 0.45% of "final average compensation" minus "covered compensation." "Final average compensation" is the average of the participant's annual compensation for the five consecutive calendar years that produce the highest average, counting the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS compensation limits for qualified plans. "Covered compensation" is the average Social Security taxable wage base over a 35 year period ending at a participant's Social Security retirement age.

Participants hired after 2002, including Mr. Handley, accrue an account credit at the end of each year equal to a fixed percentage of the participant's compensation for that year plus an interest credit applied to the participant's account balance on the first day of that year ("cash balance formula"). Compensation used in determining the credits is the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.

Participants become entitled to a non-forfeitable ("vested") right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service. Traditional formula participants who have terminated employment with the Company may begin to receive benefit payments as early as age 55, reducing the benefit by 1/280 for each month by which payment begins before age 62. Unreduced benefits may begin after attaining age 62. The normal form of benefit is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Subject to a spousal consent requirement for married participants, participants may select an actuarially equivalent benefit in one of the following forms: single life only annuity, joint and 75% or 100% survivor annuity (married participants only); life and five-year certain annuity; and life and ten-year certain annuity.

If a participant dies after benefit commencement, payments to a beneficiary, if any, are made according to the payment option selected by the participant. If a participant with a vested traditional formula benefit dies before benefit payments commence, the participant's beneficiary is entitled to a death benefit. If the beneficiary is the participant's surviving spouse, the benefit is a life annuity beginning after the participant would have attained age 55. Other beneficiaries receive a five or ten-year annuity benefit.

Cash balance formula participants with at least three years of continuous service may commence benefit payment at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance formula participants are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant's account balance.

The Mirror Pension is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) vesting is accelerated upon a change-in-control; (iii) benefits may be forfeited for certain serious misconduct; and (iv) the optional forms of benefits available to participants with respect to benefits accrued and vested as of December 31, 2004 ("Grandfathered Mirror Pension Benefits") include a lump sum payment. Benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A Mirror Pension Benefits") and are not linked to the Pension Plan. The normal form of 409A Mirror Pension Benefit is a 10-year annual installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula participants or upon separation from service for cash balance formula participants, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments, lump sum or an annuity option (single life, life & 5-year certain, life and 10-year certain, and for married participants, joint and 50%, 75% or 100% survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after the original commencement date (the 5-year rule). A participant who elects an annuity option may choose among the various types of annuity forms at any time before separation from service. Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Pension Benefit and/or the participant's 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of certain executives. The maximum SERP benefit equals 2% of final average compensation times years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan, the Mirror Pension and 50% of the age 65 Primary Social Security benefit. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation (less 50% of the age 65 Social Security benefit). For executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional "past service benefit." The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company ("first year earnings")

multiplied by the difference between the executive's age at date of hire and 35. Material terms of the SERP are similar to those of the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) the SERP benefit vests upon attainment of age 55 and completion of ten years of service or attainment of age 65; (iii) vesting is accelerated upon a change-in-control; (iv) benefits may be forfeited for certain serious misconduct; (v) participants hired after age 35 are credited with additional "past service credit" equal to one year for each year by which the executive's age at date of hire exceeded 35. In addition, the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 ("Grandfathered SERP Benefits") is a 15-year certain monthly annuity commencing at age 65 and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A SERP Benefits"). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefit are linked to the Mirror Pension. Despite the normal form of benefit or a participant's optional form of benefit election, the Company will cash out the participant's Pre-409A SERP Benefit and/or the participant's 409A SERP Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

Mr. Handley and Mr. Schmechel were hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above table includes past service benefits for Mr. Handley totaling $862,859 for 14.10 years of past service credit and past service benefits for Mr. Schmechel totaling $47,658 for 1.35 years of past service credit.

In 2010, the SERP was amended to eliminate further benefit accruals after December 31, 2020.

Messrs. Handley and Fritze are the only named executive officers eligible for early retirement under the Pension Plan, Mirror Pension and SERP on December 31, 2012. As a cash balance formula participant, Mr. Handley would be eligible to receive his vested benefits under the Pension Plan and Mirror Pension upon separation from service.

The Company does not grant extra years of credited service under the Pension Plan or the Mirror Pension Plan except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans. The SERP grants extra years of credited service for executive officers hired by the Company after age 35. Messrs. Schmechel and Handley have been granted extra years as noted above in the discussion of the SERP.

The actuarial present value of Mr. Taylor's accumulated benefit in the U.K. Plan as of November 30, 2012, is reflected in the Pension Benefits for 2012 table on the line for "Pension Plan". The measurement date of November 30, 2012, and other assumptions used to determine the value of Mr. Taylor's benefit, are consistent with those used by the Company for financial reporting purposes under U.S. generally accepted accounting principles. The value of Mr. Taylor's current accrued benefit was determined based on a 4.50% discount rate. Different portions of the U.K. pensions are indexed according to various inflation measures (CPI or RPI), which in addition in some instances are subject to caps. The resulting inflation measures are assumed to range from 1.75% to 3.0%, with the underlying inflation being assumed as 3.0% for RPI and 2.5% for CPI.

The U.K. Plan provides benefits described in the Trust Deed and Rules dated July 4, 2002 as amended on August 25, 2009 and subsequently amended at December 22, 2009 and November 8, 2012, and supplemented by the provisions of the predecessor plans. The U.K. Plan provides a 5-year certain-and-life annuity benefit at normal retirement equal to one-sixtieth (1/60) of final pensionable pay multiplied by years of pensionable service. Final pensionable pay is defined as the average of the last three pensionable pay figures at the date of retirement or earlier exit. Pensionable pay is basic salary on each April 1. Effective January 1, 2010, the U.K. Plan was amended to limit increases in pensionable earnings to no more than 2% per year.

Participants in the U.K. Plan may exchange part of their pension for a tax-free lump sum at retirement. The rate of exchange is determined by the Trustees based on actuarial advice. The normal retirement age is 65, but members may draw their pension early. Active and deferred members require consent from the Company to retire early. Once in payment, pensions increase each April 1, in line with the provisions of the Trust Deed and Rules and in accordance with statutory provisions. Partner's and children's pensions may become payable on the event of the death of a member of the Plan.

 NON-QUALIFIED DEFERRED COMPENSATION FOR 2012

Name	Executive Contributions in Last FY(1,2) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Douglas M. Baker, Jr. (PEO)	$135,000	$108,000	$272,895	0	$2,645,650
Daniel J. Schmechel (PFO)	$17,558	$14,047	$52,935	0	$471,680
Thomas W. Handley	$39,900	$31,920	$145,815	0	$1,588,388
Stephen M. Taylor(4)	0	0	0	0	0
Michael A. Hickey	$24,650	$19,720	$27,007	0	$308,877
Steven L. Fritze (former PFO)	$41,896	$33,517	$252,883	0	$2,645,504

(1)
Contributions credited in 2012 include deferrals and match on base salary earned in 2012 and annual cash incentive earned in respect of 2011.

(2)
Amounts reported for executive contributions and included in the aggregate balance at year-end include the following amounts which were reported as salary in 2012 in the Summary Compensation Table at page 36 and which were deferred by each named executive officer: Mr. Baker, $40,000; Mr. Schmechel, $7,208; Mr. Handley, $13,500; Mr. Hickey, $9,500; and Mr. Fritze, $18,596.

(3)
Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were reported as compensation to the named executive officer in the Summary Compensation Table in 2006 - 2011 (except for Messrs. Schmechel, Taylor and Hickey, who were not named executive officers until 2012): Mr. Baker, $1,370,430; Mr. Handley, $518,275 (Mr. Handley became a named executive officer in 2007); and Mr. Fritze, $870,169.

(4)
Mr. Taylor did not participate in any non-qualified deferred compensation arrangements during 2012.

The Mirror Savings Plan is a non-qualified mirror 401(k) deferred compensation excess plan which enables executives to obtain benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Internal Revenue Code on the Company's tax-qualified deferred compensation plans. The plan is unfunded and does not protect the executive from insolvency of the Company. Effective January 1, 2013, we made changes to the Company's U.S. qualified and non-qualified retirement plans to provide for a unified platform of retirement benefits for eligible employees of the Company. We believe that these changes will facilitate talent mobility and provide a competitive benefit within financial parameters. In that regard, the Mirror Savings Plan was amended as of January 1, 2013, to provide an enhanced matching contribution for individuals who became participants in the Pension Plan after January 1, 2007, but the enhanced matching contribution does not apply to any of the named executive officers.

Participants may defer up to 25% of base salary and up to 100% of annual cash incentive compensation for a calendar year. The Company credits a matching contribution for each of the named executive officers participating in the plan equal to (i) 100% of the amount of the executive's deferrals that do not exceed 3% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 3% but do not exceed 5% of the executive's covered compensation. An account is maintained on the Company's books in the name of each participating executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants in the Company's tax-qualified deferred compensation plans. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2012 is as set forth in the following table:

Fund Name	2012 Earnings Rate

Managed Income Portfolio II	1.35%
Fidelity Money Market Trust Retirement Money Market Portfolio	0.01%
Fidelity Government Income Fund	2.69%
PIMCO Total Return Fund — Institutional Class	10.36%
SSgA Target Retirement Income Securities Lending Series Fund — Class II	9.69%
SSgA Target Retirement 2010 Securities Lending Series Fund — Class II	11.02%
SSgA Target Retirement 2015 Securities Lending Series Fund — Class II	12.59%
SSgA Target Retirement 2020 Securities Lending Series Fund — Class II	13.82%
SSgA Target Retirement 2025 Securities Lending Series Fund — Class II	14.32%
SSgA Target Retirement 2030 Securities Lending Series Fund — Class II	14.98%
SSgA Target Retirement 2035 Securities Lending Series Fund — Class II	15.54%
SSgA Target Retirement 2040 Securities Lending Series Fund — Class II	16.03%
SSgA Target Retirement 2045 Securities Lending Series Fund — Class II	16.02%
SSgA Target Retirement 2050 Securities Lending Series Fund — Class II	16.02%
Fidelity Puritan® Fund — Class K	13.94%
Spartan® 500 Index Fund — Institutional Class	15.96%
Harbor Capital Appreciation Fund — Institutional Class	15.69%
Dodge & Cox Stock Fund	22.01%
Spartan Extended Market Index Fund — Advantage Class	18.05%
Heartland Value Plus Fund Class Institutional	11.67%
Hartford Small Company Fund — Class 1A	15.64%
Dodge & Cox International Stock Fund	21.03%
Ecolab Stock Fund	25.70%

Participants are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 ("Grandfathered Mirror Savings Benefit") is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive's account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A ("409A Mirror Savings Benefit"). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a "specified employee" (corporate officers, including, other than Mr. Taylor, each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments or lump sum. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations and new participants may make such an election at the time of initial enrollment. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5 years after separation from service (the 5-year rule). Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Savings Benefit and/or the participant's 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

 POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

The Company maintains certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change-in-control of the Company.

Overview — The following discussion describes additional amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change-in-control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on December 31, 2012 and that the value of a share of the Company's stock on that day was $71.90, the closing price on December 31, 2012, the last trading day of 2012.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change-in-control. These payments and benefits are referred to hereafter in this discussion as "vested benefits" and include:

•
benefits accrued under the Company's Pension Plan, U.K. Plan, tax-qualified deferred compensation 401(k) plan and tax qualified profit-sharing plan, in which all eligible employees participate;

•
benefits provided under a retiree health and death benefits program in which all eligible employees participate;

•
accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company's salaried employees generally;

•
payment of earned annual cash incentive payable if employed through the end of the year described at page 29;

•
benefits accrued under the Company's non-qualified mirror 401(k) deferred compensation plan, described in connection with the Non-Qualified Deferred Compensation table at page 44;

•
benefits accrued that have become vested under the Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan ("SERP") described in connection with the Pension Benefits table at page 41;

•
stock options that have vested and become exercisable as described at page 32;

•
performance-based restricted stock unit ("PBRSU") awards that have vested upon completion of the relevant service period and whose payout are subject to the attainment of the relevant performance goals as described at page 32; and

•
shares of restricted stock or restricted stock units that have vested as described at page 33.

Mr. Fritze retired on December 31, 2012; however, the following discussion assumes that Mr. Fritze's employment is terminated under various scenarios on December 31, 2012 but prior to his retirement. We believe that this provides a more complete disclosure regarding his compensation.

Prior to the Nalco merger, Mr. Taylor entered into certain agreements with Nalco for payments and benefits which are described separately to the extent they still apply. Mr. Taylor is subject to a Severance Agreement dated January 1, 2011, which provides for payments and benefits upon Mr. Taylor's involuntary termination without Cause, or termination by Mr. Taylor for Good Reason. The Severance Agreement was amended on May 2, 2011, to extend the period of welfare benefit continuation subsidies to eighteen months, and again on July 16, 2012, to provide that the Agreement would terminate as of July 31, 2013. Payments under Mr. Taylor's Severance Agreement are discussed in the section titled Discharge Not for Cause; Resignation Due to Constructive Discharge on page 49.

Mr. Taylor is also subject to a Change of Control Agreement dated January 1, 2011. This agreement would accelerate certain vesting conditions on restricted stock unit awards if Mr. Taylor is involuntarily terminated without "Cause" or terminates employment for "Good Reason" within two years after a "change of control" event. The merger of the Company and Nalco on December 1, 2011, constituted a change of control event as defined under that agreement. The Change of Control Agreement was amended on July 16, 2012, to state that it will terminate effective July 31, 2013, at which time Mr. Taylor will become covered under the Company's Change-in-Control Severance Compensation Policy. Payments under Mr. Taylor's Change of Control Agreement are discussed on page 49.

Cause is defined under both of Mr. Taylor's Severance and Change of Control agreements as: (1) gross or willful misconduct (including insubordination) in the performance of Executive's duties or intentional failure to comply with a specific, written directive of the CEO, a supervisor or the Board; (2) commission by Executive of a felony, perpetration of a fraud against the Company, or perpetration of a dishonest act; (3) breach of the Executive's employment agreement which is not cured within five days of notice; (4) violation of any elements of the Company's policies and procedures, including, without limitation, the Company's Code of Ethical Business Conduct or Officers Ethics Code; or (5) failure to cooperate in any audit or investigation of the Company's financial statements or reports and filings with the Securities Exchange Commission, or the business practices of the Company or its direct or indirect subsidiaries.

Good reason means, under both the severance and Change of Control agreement, a change in circumstances relating to the Executive's employment resulting in a reduction in base salary or aggregate total compensation by more than 10% other than as a result of a change in expatriate status (a "Good Reason Event"). Notice must be given by the Executive within 90 days of a claimed Good Reason Event, the Company has 30 days to cure the Good Reason event, and Executive must terminate within 60 days after expiration of the cure period.

Mr. Taylor is also subject to a separate death benefit agreement dated December 2, 2007, which provides for benefits in the event Mr. Taylor dies during his term of employment. It also provides for a retiree death benefit if Mr. Taylor retires after completing ten or more years of service after attaining age 45. Payments under Mr. Taylor's death benefit agreement are discussed on page 47.

These separate agreements benefiting Mr. Taylor are filed as Exhibits (10.25) and (10.26) to the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Voluntary Resignation — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a voluntary termination of employment, unless the executive's age and years of service qualify for special provisions applicable for retirement under the plans described below.

•
Annual Cash Incentive — If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 29 and as part of the table entitled "Grants of Plan — Based Awards in 2012" at page 37 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2012 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 36.

•
Retiree Life Insurance — Elected corporate officers who terminate employment at or after (i) attaining age 55 and completing at least ten years of service or (ii) attaining age 65 are covered by an executive life insurance policy. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to the lesser of (i) 200% of the executive's average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, or (ii) $750,000. Mr. Taylor is not eligible for this benefit. Instead, pursuant to the terms of a separate death benefit agreement described on page 47, if Mr. Taylor completes ten or more years of service after attaining age 45, his beneficiary would be entitled to a retiree death benefit of 150% of his annual base salary in effect on his termination date. Mr. Taylor had not met the conditions for the retiree death benefit as of December 31, 2012.

•
Options — If termination is after (i) age 55 and (ii) completion of (a) at least three years of service for options granted prior to 2010 and (b) at least five years of service for options granted in 2011 or later, the executive would be entitled to accelerated vesting for options held at least six months and an extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).

•
PBRSUs — If termination is after (i) age 55 and (ii) completion of (a) at least three years of service for PBRSU awards granted prior to 2010 and (b) at least five years of service for PBRSU awards granted in 2010 or later, service-vesting conditions with respect to PBRSU awards held at least six months will be deemed satisfied, but vesting remains subject to the attainment of performance goals.

Messrs. Handley and Fritze are the only named executive officers who would have been entitled to some or all of such special retirement provisions as of December 31, 2012 as follows:

Mr. Handley, $564,000 annual cash incentive, $750,000 retiree life insurance coverage, 39,767 accelerated option shares at $735,616 value, and 19,160 accelerated PBRSUs at $1,377,604 value; and Mr. Fritze, $566,000 annual cash incentive, $750,000 retiree life insurance coverage, 46,134 accelerated option shares at $858,785 value, and 22,550 accelerated PBRSUs at $1,621,345 value. Mr. Fritze, who is 58 with 32 years of service with Ecolab, retired on December 31, 2012 and is therefore eligible for these retirement provisions.

Discharge for Cause — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a termination of employment for cause. The executive's right to exercise vested options expires and unvested PBRSU and restricted stock unit awards are forfeited upon discharge for cause. Cause under the Company's stock incentive plans includes (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement. Mr. Taylor would not be entitled to accelerated vesting on the restricted stock unit awards issued prior to the Nalco merger if he is terminated for Cause as defined in his individual Change of Control Agreement described on page 49, and as described in resolutions adopted by the Nalco Compensation Committee prior to the merger. He also would not be entitled to accelerated vesting on his special retention awards of restricted stock units.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree life insurance program described in the above section entitled "Voluntary Resignation." However, under Mr. Taylor's separate death benefit agreement described on page 47, his death benefit is forfeited if he is terminated for cause or violates the terms of any agreement between him and certain of Ecolab's subsidiaries.

Death or Disability — In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits.

•
Executive Long-Term Disability Benefits — An executive who becomes "disabled" will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid under the Company's insured long-term disability plan available to all full time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is "disabled" during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is "disabled" if he or she cannot earn at least 80% of his or her pre-disability compensation at any occupation for which he or she is qualified by training, education or experience. Benefits may continue until the executive reaches Social Security Normal Retirement Age, subject to certain minimum lengths of payment. Benefits are limited to 24 months if disability is a result of mental illness that results from any cause, any condition that may result from mental illness, alcoholism which is under treatment, or the non-medical use of narcotics, sedatives, stimulants, hallucinogens or any other such substance. Mr. Taylor is not eligible for this long-term disability benefit.

•
Executive Life Insurance — If an executive dies, his beneficiary will receive an insured basic executive death benefit equal to three times the executive's annual compensation for the year preceding the death, subject to a maximum benefit of $9,000,000. The basic executive death benefit which would have been payable to the beneficiaries of each of the named executive officers for a death as of December 31, 2012 would be as follows: Mr. Baker, $9,000,000; Mr. Schmechel, $1,567,856; Mr. Handley, $3,096,001; Mr. Hickey, $2,217,000; and Mr. Fritze, $3,135,000. If the death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the basic executive death benefit, subject to a maximum of $6,000,000. If an executive's death occurs during travel on Company business, the benefit would be increased by three times the executive's annual compensation for the year preceding the death, subject to a maximum business travel benefit of $6,000,000. Mr. Taylor is not eligible for the Company's executive life insurance program and instead would receive death benefits under the separate death benefit agreement described on page 47 which provides a death benefit equal to two times his base salary in effect on the date of his death. The death benefit that would have been payable to Mr. Taylor's beneficiary under this agreement as of December 31, 2012 is $949,942.

•
Annual Cash Incentive — Payment of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP"), which is described in the Compensation Discussion and Analysis beginning at page 29 and as part of the table entitled "Grants of Plan — Based Awards For 2012" at page 37, earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2012 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 36.

•
Options — If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter). Accelerated vesting for each of the named executive officers would be as follows: Mr. Baker, 377,234 option shares at $3,431,157 value; Mr. Schmechel, 37,901 option shares at $290,878 value; Mr. Handley, 91,967 option shares at $754,408 value; Mr. Taylor, 188,100 option shares at $986,148 value; Mr. Hickey, 55,701 option shares at $436,910 value; and Mr. Fritze, 46,134 option shares at $858,785 value.

•
PBRSUs — If employment terminates as a result of death or disability, service-based vesting conditions on PBRSUs will be deemed satisfied but vesting remains subject to attainment of performance goals. Accelerated vesting for each of the named executive officers would be as follows, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $71.90, the closing price on December 31, 2012: Mr. Baker, 130,790 units at $9,403,801 value; Mr. Schmechel, 12,480 units at $897,312 value; Mr. Handley, 30,650 units at $2,203,735 value; Mr. Taylor, 14,090 units at $1,013,071 value; Mr. Hickey, 18,180 units at $1,307,142 value; and Mr. Fritze, 22,550 units at $1,621,345 value.

•
Restricted Stock Unit Awards — If employment terminates as a result of death or disability, the vesting of restricted stock unit awards is accelerated. In the case of Mr. Taylor, accelerated vesting of restricted stock unit awards would be as follows: 17,880 units at $1,285,572 value, granted pursuant to the Second Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan; and 30,760 units at $2,211,644 value, pursuant to the special retention grant and regular grants under the Ecolab Inc. 2010 Stock Incentive Plan (described at page 32).

Discharge Not for Cause; Resignation Due to Constructive Discharge — The Company negotiates severance arrangements on a case-by-case basis if an executive's employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years base salary and target annual cash incentive for each of the named executive officers listed, as follows: Mr. Baker, $4,940,000; Mr. Schmechel, $1,530,000; Mr. Handley, $1,820,000; Mr. Hickey, $1,496,000; and Mr. Fritze, $1,926,000.

Mr. Taylor's separate Severance and Change of Control agreements (described on page 46), would provide for the following payments and benefits in the event of his involuntary termination without Cause, or voluntary termination for Good Reason on December 31, 2012: (1) a lump-sum cash severance payment of $1,246,875 representing one and one-half times the sum of Mr. Taylor's base salary plus his target bonus under the MIP/MPIP payable, to the extent required by Section 409A of the Code, six months and one day following termination of employment and a pro-rata share (through date of termination of employment) of bonus under the Management Incentive Plan for the termination year of $645,000 based on actual performance for the year, payable on or before March 15 of the year following termination of employment or, to the extent required by Section 409A of the Code, six months and one day following termination of employment; (2) continuation of participation for eighteen months in the Company's medical and dental plans at active employee rates, a value of $15,598; and (3) outplacement services of up to $25,000 during the 24-month period following termination of employment. As a condition of receipt of the above payments and benefits, Mr. Taylor must sign a general release and he must continue to comply with the confidentiality and the two-year non-compete and non-solicit provisions in the agreement.

At the discretion of the Compensation Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation Committee's action, or beyond its expiration date, whichever first occurs. In addition, the Compensation Committee may, at its discretion, accelerate the vesting of PBRSU and restricted stock unit awards. The PBRSU awards granted in 2010 further provide that vesting of the service-based vesting conditions will be accelerated on a pro-rated basis in the event an executive's employment is terminated without cause, with payment of the pro-rated award subject to satisfaction of applicable performance criteria. Accelerated vesting for certain named executive officers would be as follows: Mr. Baker, 43,113 units at $3,099,897 value; Mr. Schmechel, 3,737 units at $268,690 value; Mr. Handley, 9,393 units at $675,357 value; Mr. Taylor, 2,303 units at $165,586 value; Mr. Hickey, 5,337 units at $383,730 value; and Mr. Fritze 11,193, units at $804,777 value.

At the time of the merger, the Company converted Mr. Taylor's outstanding Nalco restricted stock unit awards into restricted stock unit awards based on Ecolab common stock. The resulting restricted stock units become vested based on Mr. Taylor's continued employment through the end of the performance periods in the original grants, or on February 28, 2013 (12,155 units) and February 28, 2014 (9,490 units). However, in the event Mr. Taylor is involuntarily terminated without Cause or terminates voluntarily with Good Reason (as such terms are defined in his Change of Control agreement) prior to August 1, 2013, or without "Cause" as described in resolutions adopted by the Nalco Compensation Committee prior to the merger, a portion of these awards will become vested. The portion of the restricted stock units that will become vested is the fraction which is the number of months from the date of grant through the termination date over the total vesting period under the grant. Based on an involuntary or constructive discharge date of December 31, 2012, vesting would accelerate on 17,880 restricted stock units held by Mr. Taylor which were converted from Nalco restricted stock units at $1,285,572 value, and on 30,760 restricted stock units at $2,211,644 value.

In addition, if an executive's position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, Messrs. Fritze and Handley are the only named executive officers who would have been entitled to such special retirement provisions as of December 31, 2012.

Change-in-Control — The Company maintains a Change-in-Control Severance Compensation Policy (the "Policy") which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 36. However, the Policy excludes an officer that may otherwise be eligible for coverage but is covered by separate change-in-control or similar agreements with the Company or a subsidiary, as is the case for Mr. Taylor through July 31, 2013. The Board of Directors may terminate the Policy after two years' advance notice except that the Policy may not be terminated within two years after a change-in-control has occurred.

The Policy entitles the officer to a severance payment if, within two years following a change-in-control, the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of (i) two times the sum of the officer's base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary, and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to the participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan discussed under the section entitled Pension Benefits For 2012 at page 41 provide that the interests of participants shall vest and become non-forfeitable upon a change-in-control of the Company. Messrs. Baker, Schmechel, Handley, Hickey and Fritze each participate in the Mirror Pension Plan and in the Supplemental Executive Retirement Plan; Mr. Taylor does not.

Upon a change-in-control, the vesting for outstanding stock options, PBRSUs and restricted stock unit awards that were granted prior to 2010 would be accelerated (but the exercise period for options is not extended). If any outstanding option, PBRSU award or restricted stock unit award granted in 2010 or later is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change-in-control, and if within two years after the change in control an executive's employment or other service is terminated without Cause or is terminated by the executive for Good Reason, then (i) each of the executive's outstanding options will become exercisable in full and remain exercisable for the remaining term of the option, (ii) each of the holder's unvested restricted stock unit awards and PBRSU awards will fully vest, and (iii) any performance goals applicable to the holder's PBRSU awards will be deemed to have been satisfied to the maximum degree. If any outstanding option, PBRSU award or restricted stock unit award is not continued, assumed or replaced in connection with the change-in-control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change-in-control unless and to the extent the Compensation Committee elects to terminate such options or awards in exchange for a payment with respect to each option or award in an amount equal to the excess, if any, between the fair market value of the shares subject to the option or award immediately prior to the effective date of such change-in-control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such option or award (or, if there is not excess, such option or award may be terminated without payment).

For purposes of the Policy and stock incentive plans, the term "change-in-control" means the occurrence of any of the events set forth in the paragraph immediately below.

A change-in-control of the Company occurs if:

•
a person or group acquires 25% or more of the Company's outstanding voting power;

•
during any 24 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

•
the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

•
the consummation of a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

Mr. Taylor will become covered under the Policy on August 1, 2013 when his existing individual agreements terminate or expire; his current benefits in the event of an involuntary termination or constructive discharge at change of control are the same as those discussed on page 49 in the event of his involuntary termination or constructive discharge. Mr. Taylor's grants under the Ecolab Stock Plan would become vested according to the terms of that Plan.

The table below summarizes the maximum additional payments the Company would be obligated to make if a qualifying termination due to a change-in-control occurred on December 31, 2012.

	Severance Payments					Equity Awards
						(B) Accelerated Portion of Stock Options		(C) Accelerated Portion of PBRSU & RSU Awards
		Accelerated Portion of Pension(1)		Health Insurance Premiums	(A) Total Severance Payments					Total Potential Value(5)
	Cash Lump Sum		Outplacement Service Fees
Name						Number(2)	Value(3)	Number	Value(4)

Douglas M. Baker, Jr.	$4,940,000	$3,271,893	$210,000	$19,653	$8,441,546	377,234	$3,431,157	130,790	$9,403,801	$21,276,504
Daniel J. Schmechel	$1,530,000	$ 431,638	$ 90,000	$12,355	$2,063,993	37,901	$ 290,878	12,480	$ 897,312	$ 3,252,183
Thomas W. Handley	$1,820,000	0	$104,000	$19,338	$1,943,338	91,967	$ 754,408	30,650	$2,203,735	$ 4,901,481
Stephen M. Taylor(6)	$1,891,875	0	$ 25,000	$15,598	$1,932,473	188,100	$ 986,148	62,730	$4,510,287	$ 7,428,908
Michael A. Hickey	$1,496,000	$ 793,108	$ 88,000	$19,673	$2,396,781	55,701	$ 436,910	18,180	$1,307,142	$ 4,140,833
Steven L. Fritze	$1,926,000	0	$110,000	$13,072	$2,049,072	46,134	$ 858,785	22,550	$1,621,345	$ 4,529,202

(1)
Represents that portion of the actuarial present value of accumulated pension benefits reported in the Pension Benefits For 2012 table at page 41 which would become payable upon a change-in-control as a result of acceleration of vesting.

(2)
Total number of unvested options as of December 31, 2012.

(3)
Represents the difference between the closing price of our Common Stock as of December 31, 2012 ($71.90) and the exercise price of each option that would be accelerated. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change-in-control, but not beyond the original ten-year term of the option.

(4)
Represents the value of PBRSU and restricted stock unit awards as of December 31, 2012 ($71.90) that would be accelerated.

(5)
Represents the sum of amounts in Column (A) Total Severance Payouts, (B) Accelerated Portion of Stock Options and (C) Accelerated Portion of PBRSU and restricted stock unit awards.

(6)
Mr. Taylor's Accelerated Portion of PBRSU & restricted stock unit awards represents 14,090 unvested PBRSUs with a value of $1,013,071 and 48,640 restricted stock units (including 17,880 units converted from Nalco to Ecolab restricted stock units at the merger) with a value of $3,497,216.

 EQUITY COMPENSATION PLAN INFORMATION

The following table presents, as of December 31, 2012, compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	17,336,299(1)	$48.00(1)	5,316,532
Equity compensation plans not approved by security holders	788,242(2)	$55.63(2)	0

Total	18,124,541	$48.29	5,316,532

(1)
Includes 203,898 Common Stock equivalents representing deferred compensation stock units earned by non-employee directors under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, 762,347 Common Stock equivalents representing stock unit awards assumed by us in connection with the Nalco merger effective December 1, 2011, 1,649,456 Common Stock equivalents under our 2005 and 2010 Stock Incentive Plans representing performance-based restricted stock units payable to employees, and 156,946 Common Stock equivalents under our 2010 Stock Incentive Plan representing restricted stock units payable to employees. All of the Common Stock equivalents described in this footnote (1) are not included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table. The reported amount additionally includes 201,264 shares of Common Stock subject to stock options assumed by us in connection with the Nalco merger. Such options, which have a weighted-average exercise price of $27.21, are included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

(2)
The reported amount represents shares of our Common Stock which were formerly reserved for future issuance under the Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan (the "rollover shares") and granted to legacy Nalco associates on December 1, 2011, February 22, 2012 and May 2, 2012 under the Ecolab Inc. 2010 Stock Incentive Plan in the form of stock options (561,504 shares), performance-based restricted stock units (105,140 units) and restricted stock units (121,598 units). These rollover shares are deemed exempt from shareholder approval under Rule 303A.08 of the New York Stock Exchange in accordance with our notice to the NYSE dated December 16, 2011. The Nalco plan was amended to prohibit future grants. The performance-based restricted stock units and restricted stock units described in this footnote (2) are not included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" at page 9 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2012 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Dated: February 22 , 2013	Joel W. Johnson Robert L. Lumpkins Victoria J. Reich	Daniel S. Sanders Mary M. VanDeWeghe

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2012 and 2011.

Fee Category	2012	2011

Audit Fees(1)	$12,064,000	$9,791,000
Audit-related Fees(2)	$ 130,000	$ 180,000
Tax Fees(3)	$ 1,903,000	$ 577,000
All Other Fees(4)	0	$ 3,000

(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act); (iii) statutory audits (statutory audits or financial audits for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); (v) incremental audit procedures related to acquisitions or other transactions; and (vi) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies). The increase in Audit Fees in 2012 resulted primarily from the Nalco merger and audit procedures related to acquisitions, divestitures and other transactions.

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services; and (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans).

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); and (v) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions). The increase in Tax Fees in 2012 resulted primarily from the addition of Nalco international tax compliance.

(4)
This category includes all fees paid to PwC that must be disclosed and are appropriately not included in the Audit, Audit-Related and Tax categories.

All of the professional services provided by PwC in 2012 and 2011 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

•
annual pre-approval of the audit engagement (including internal control attestation) is required;

•
the independent auditor may not provide prohibited services;

•
annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

•
management and the independent auditors report to the Committee on all non-audit service projects and related fees;

•
all services and fees are reviewed annually; and

•
the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2012, the aggregate fees and expenses of which are reported at page 53.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2013. Under the laws of the State of Delaware, stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3: APPROVAL OF THE
AMENDED AND RESTATED ECOLAB INC. 2010 STOCK INCENTIVE PLAN

Introduction — The Ecolab Inc. 2010 Stock Incentive Plan (the "Plan") became effective on May 6, 2010 upon its approval by our stockholders. As originally adopted, the Plan authorized the issuance of up to 12,000,000 shares of our Common Stock, plus 1,400,000 shares that remained available for future grants under our predecessor 2005 Stock Incentive Plan (the "2005 Plan") on the date the stockholders originally approved the Plan.

In connection with the Nalco merger, we assumed the stockholder-approved Nalco 2004 Stock Incentive Plan (the "Nalco Plan") and the unused shares thereunder. In accordance with the terms of the Plan, these unused shares were converted into 1,405,530 additional shares of our Common Stock (based on the merger exchange ratio) that became available under the Plan for a limited time for awards to Nalco employees. Option awards involving 799,500 of these shares and full value awards involving 290,364 of these shares were made by us to Nalco employees during 2011 and 2012 prior to the May 3, 2012 expiration date of the Nalco Plan. No additional awards based on converted Nalco shares may be made under the Plan. In the Plan document and the discussion that follows, these converted Nalco shares are not reflected in the number of shares generally authorized for issuance under the Plan.

As of December 31, 2012, there were 4,629,513 shares of our Common Stock remaining available for awards under the Plan, which is the only plan under which equity awards can currently be made to our employees. The only other plan under which equity awards can currently be made is the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, under which awards may only be made to our non-employee directors. While our non-employee directors are eligible to receive equity awards under the Plan, they have not done so and have instead received all of their equity-based compensation through this non-employee director plan, a practice that the Compensation Committee expects to continue.

Because of the importance we attach to providing competitive levels of equity-based compensation to our employees, and because the number of eligible recipients of equity awards has increased, most significantly as a result of the Nalco merger, we believe that the shares remaining under the Plan will likely be insufficient to continue making awards under the Plan beyond 2013.

As a result, our Compensation Committee recommended, and our Board of Directors has adopted, subject to stockholder approval, an amendment and restatement of the Plan to, among other things, increase the number of shares of our Common Stock authorized for issuance under the Plan by 17,000,000 shares. The other principal changes to the Plan reflected in the proposed amendment and restatement are summarized below.

Stockholder Approval — Stockholder approval of the amendment and restatement of the Plan is being sought in order to (i) meet the stockholder approval requirements of the New York Stock Exchange, (ii) obtain reapproval of the material terms of the Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), and (iii) extend the period of time during which incentive stock options may be granted under the Plan.

 Determination of Share Increase — In determining the amount of the increase in the Plan share reserve for which stockholder approval is being sought as part of the amendment and restatement, our Compensation Committee considered a number of factors, including the following:

•
Importance of long-term equity incentives.    Long-term equity incentives play a critical role in our executive compensation programs, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives' interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to the Company's success.

•
Increased numbers of eligible employees.    When the Plan was originally approved, approximately 725 employees out of a pool of about 26,000 eligible recipients had received long-term equity incentive awards. Reflecting the Company's growth, we currently have approximately 1,865 employees out of a pool of about 40,860 eligible recipients who have received long-term equity incentive awards.

•
Historical amounts of equity awards.    Our three-year annual number of shares granted, calculated on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. ("ISS"), was approximately 4.3 million shares in 2012, 4.8 million shares in 2011, and 3.4 million shares in 2010. However, these amounts are not necessarily indicative of the shares that might be awarded over at least the next three years under the amended and restated Plan.

•
Historical equity award burn rate.    Our three-year average annual equity grant rate, or "burn rate," for the 2010-2012 period, calculated on our understanding of the methodology utilized by ISS, was 1.64%, which was lower than ISS's maximum burn rate guidance of 3.08% for our industry classification.

•
Current and projected overhang percentage.    As of December 31, 2012, we had 23.3 million shares of our common stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 7.3% of fully diluted common shares outstanding, calculated on our understanding of the methodology utilized by ISS. The 17 million new shares proposed to be included in the amended and restated Plan share reserve would increase the overhang percentage by an additional 4.7% to approximately 12.0%.

•
Anticipated duration.    If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 17 million additional shares if the amended and restated Plan is approved, will be sufficient for Plan awards for at least three years.

Principal Changes to the Existing Plan — The principal changes to the existing Plan that are reflected in the proposed amendment and restatement are listed below. The amendment and restatement also includes a number of minor or clarifying changes.

•
The aggregate number of shares that may be issued under the Plan will increase by 17,000,000 shares, from a total of 13,400,000 shares to 30,400,000 shares.

•
The Plan will remain in effect for 10 years following stockholder approval at the 2013 Annual Meeting.

•
Shares that are tendered or withheld to satisfy tax withholding obligations in connection with an award will increase the Plan's share reserve only if the award is not an option or stock appreciation rights award.

•
The Committee is authorized to provide in award agreements for the forfeiture or recovery by the Company of compensation subject to a Plan award in situations involving participant misconduct or incorrect determinations of performance goals.

•
The Committee's authority to unilaterally amend award agreements was extended to include situations where an amendment is necessary to comply with any compensation recovery policy adopted by the Company.

•
Any accelerated vesting and payout of a performance-based award in connection with a change in control will be based on an assumed target, rather than maximum, level of performance.

Compensation Best Practices — The Plan, both as it currently exists and as it is proposed to be amended and restated, incorporates a range of compensation best practices, including the following key features:

•
No Repricing or Replacement of Underwater Options or Stock Appreciation Rights.    The Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares.

•
No In-the-Money Option or Stock Appreciation Right Grants.    The Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant (except in the limited case of "substitute awards" as described below).

•
Double Trigger Accelerated Vesting/Payment Following a Change in Control.    The Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily (other than for "cause") or for "good reason" within two years of the change in control.

•
Minimum Vesting Period for Awards.    For awards other than options and stock appreciation rights ("full value awards"), a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and a minimum one year performance period is prescribed for awards subject to performance-based vesting conditions, subject only to limited exceptions.

•
Dividend Equivalents Subject to Performance Conditions.    Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

•
No Liberal Share Counting.    Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with awards of options and stock appreciation rights, shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise may not be used again for new grants.

•
No Liberal Definition of "Change in Control."    No change in control would be triggered by stockholder approval of a business combination transaction.

Description of the Amended and Restated Plan — The major features of the Plan as proposed to be amended and restated are summarized below, and references to the "Plan" in the following discussion refer to the Plan as proposed to be amended and restated unless otherwise stated. The summary is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained from the Company. A copy of the Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission's website at http://www.sec.gov.

Purpose of the Plan — The Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company's economic objectives.

Eligible Participants — All employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the Plan. An individual who receives an award under the Plan is referred to as a "Participant." As of March 5, 2013, there were approximately 40,860 employees of the Company and its subsidiaries, 13 non-employee directors of the Company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the Plan. Although not necessarily indicative of future grants under the Plan, as of the same date, approximately 1,865 of the 40,860 eligible employees have been granted awards under the existing Plan, but no non-employee directors, consultants or advisors have been granted awards under the existing Plan.

Available Shares and Limitations on Awards — A maximum of 30,400,000 shares of Common Stock are available in the Plan's share reserve for issuance under the Plan, which represents an increase of 17,000,000 shares from the number available under the Plan as originally adopted (including the number of carryover shares from the 2005 Plan). Under the terms of the Plan:

•
no Participant may be granted awards of options and stock appreciation rights involving more than 1,000,000 shares of Common Stock in the aggregate during any calendar year;

•
no Participant may be granted awards other than options and stock appreciation rights that are denominated in shares of Common Stock involving more than 1,000,000 shares of Common Stock in the aggregate during any calendar year;

•
no Participant may be granted awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and

•
no more than 12,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options.

All of the foregoing share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. The shares of Common Stock covered by the Plan may be treasury shares or authorized but unissued shares.

Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding awards reduce the number of shares remaining available for issuance under the Plan by one share for each share issued or issuable pursuant to an option or stock appreciation right award, and by 2.5 shares for each share issued or issuable pursuant to a full value award.

Any shares of Common Stock subject to an award under the Plan, or to an award under the 2005 Plan that was outstanding on the date the stockholders originally approved the Plan, that expires, is forfeited or terminated or is settled in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the Plan, and will increase the Plan's share reserve based on the same share ratio (1:1 for option and stock appreciation rights awards, 2.5:1 for full value awards under the Plan or 2:1 for full value awards under the 2005 Plan) by which the share reserve was decreased when the award was originally granted. Similarly, any shares tendered or withheld to satisfy any tax withholding obligation in connection with a full value award will also again become available for issuance under the Plan, and will increase the Plan's share reserve based on the same share ratio (either 2.5:1 for awards under the Plan or 2:1 for awards under the 2005 Plan) by which the share reserve was decreased when the award was originally granted. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any option or stock appreciation rights award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation rights award that are not issued in connection with the stock settlement of the stock appreciation rights award on its exercise may not be used again for new grants.

Awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to as "substitute awards") will not reduce the number of shares of Common Stock authorized for issuance under the Plan. Additionally, if a company acquired by or combined with the Company or any of its subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the Plan and will not reduce the shares authorized for issuance under the Plan, but only if the awards are made to individuals who were not employed by or providing services to the Company or any of its subsidiaries immediately prior to such acquisition or combination.

Share Adjustment Provisions — If certain transactions with the Company's stockholders occur that cause the per share value of the Common Stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the Plan. Other types of transactions may also affect the Common Stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the Plan, the Committee will make such adjustments as it may deem equitable.

Administration — The Plan may be administered by the Board or by a committee of the Board consisting of not less than two members, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, "independent" as required by the listing standards of the New York Stock Exchange, and "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board currently administers the Plan. The Board or the committee administering the Plan are referred to as the "Committee." To the extent consistent with applicable law and except with respect to Participants who are directors or executive officers, the Committee may delegate its duties, power and authority under the Plan to any of its members, to directors or officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine which eligible individuals will receive Plan awards, to determine all provisions of awards under the Plan consistent with its terms, to establish, amend or rescind rules to administer the Plan, to interpret the Plan and any related award agreement, and to pay the intrinsic value of any award in the form of cash, Common Stock or any combination of both. The Committee may also amend the terms of outstanding awards to the extent permitted under the Plan, but a Participant who would be adversely affected by such an amendment must consent to it unless the amendment is necessary to comply with applicable laws, stock exchange rules or any compensation recovery adopted by the Company.

The Plan limits the Committee's authority to accelerate exercisability or vesting of an award or terminate restrictions relating to an award except (i) in connection with a change in control of the Company or a Participant's death, disability or retirement, or (ii) to the extent such actions affect no more than 5% of the shares authorized for issuance under the Plan.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Plan also prohibits the Committee from seeking to effect, without prior approval of the Company's stockholders, any re-pricing of any outstanding "underwater" option or stock appreciation rights award by amending or modifying the terms of the underwater award to lower the exercise price, canceling the underwater award and granting in exchange replacement options or stock appreciation rights having a lower exercise price or other forms of awards under the Plan or repurchasing the underwater award. For purposes of the Plan, an option or stock appreciation rights award is deemed to be "underwater" at any time when the fair market value of the Common Stock is less than the exercise price of the award.

Subject to certain limits in the Plan, the Committee may also establish subplans or amend the terms of the Plan or awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, otherwise protect the Company's or subsidiary's interests, meet objectives of the Plan, or qualify for preferred tax treatment under foreign tax laws.

Types of Awards — The Plan allows the Company to award eligible recipients stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards. These types of awards are described in more detail below.

Options.    Employees of the Company or any subsidiary may be awarded options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase Common Stock that do not qualify as incentive stock options, referred to as "non-statutory options." The exercise price to be paid by a Participant at the time an option is exercised may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the Plan means the average of the reported high and low sale prices of the Common Stock during the regular daily trading session on the New York Stock Exchange as of a specified date. As of March 5, 2013, the fair market value of a share of Common Stock on the New York Stock Exchange was $77.57.

The total purchase price of the shares to be purchased upon exercise of an option will be paid in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares of Common Stock or loan the Participant enough money to pay the exercise price and to pay such amount to the Company), (ii) by delivery to the Company (or attestation as to ownership) of shares of Common Stock already owned by the Participant, (iii) by a "net exercise" of the option in which the number of shares of Common Stock issued upon the exercise is reduced by the largest number of whole shares having a fair market value on the exercise date that does not exceed the aggregate exercise price for the shares exercised, or (iv) by a combination of such methods. Any shares of Common Stock delivered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of Common Stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any Participant (under all equity compensation plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.

Options will vest and become exercisable at such time and in such installments as may be determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other business unit of the Company) satisfy specified performance criteria. An option may not become exercisable, nor remain exercisable after 10 years from its date of grant.

Stock Appreciation Rights.    A stock appreciation right is the right to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the fair market value of a specified number of shares of Common Stock on the date of exercise and the specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of stock appreciation rights will be made to a Participant or to consent to or disapprove the election by a Participant of the form of such payment.

The exercise price per share of a stock appreciation right will be determined by the Committee at the date of grant but may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the stock appreciation right is granted as a substitute award as described earlier or, under certain circumstances, as part of a "tandem" grant described below. A stock appreciation right will vest and become exercisable at such time and in such installments as may be determined by the Committee, but no stock appreciation right may be exercisable after 10 years from its date of grant.

Stock appreciation rights may be granted in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an option shall cover the same number of shares of Common Stock as covered by the option (or such lesser number as the Committee may determine) and shall be subject to the same terms and conditions as the option, including the same exercise price. Upon the exercise of a stock appreciation right or option granted in tandem with each other, the exercise of one will result in the automatic cancellation of the other to the extent of the number of shares subject to the exercise.

Restricted Stock Awards.    A restricted stock award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the Participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other sub-unit of the Company) satisfy specified performance criteria.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends paid with respect to restricted stock awards that are subject only to service-based vesting conditions) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee may provide in any restricted stock award agreement for the waiver by the Participant of any right to receive dividends and distributions on unvested shares of restricted stock.

Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance criteria or other objectives. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

Performance Awards.    A performance award represents the right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of specified performance criteria or other objectives during a specified period. Performance awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

Term and Amendment of the Plan — Unless terminated earlier, the Plan will terminate at midnight on the tenth anniversary of the date the Company's stockholders approve the Plan as amended and restated. If the stockholders' approval is not obtained, the Plan as originally adopted will terminate on May 6, 2020, the tenth anniversary of its original effective date. Awards outstanding under the Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the Plan or any portion of it at any time. In addition to the Committee's authority to modify the terms of the Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the Plan from time to time, but no amendments to the Plan will be effective without stockholder approval if it is required under Sections 162(m) or 422 of the Code or under the rules of the New York Stock Exchange, or if the amendment seeks to modify the prohibition on repricing underwater option and stock appreciation rights awards, as discussed above.

Termination, suspension or amendment of the Plan will not adversely affect any outstanding award without the consent of the affected Participant, except for (i) adjustments in the event of changes in capitalization or a change in control of the Company, or (ii) amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards — In general, no right or interest in any award under the Plan may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant's request, the Committee may permit a Participant to transfer all or a portion of a non-statutory stock option or stock appreciation right, other than for value, to certain of the Participant's family members or related family trusts, foundations or partnerships. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the Participant.

Performance-Based Compensation Under Section 162(m) — At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, it may grant restricted stock, stock unit and performance awards under the Plan to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be "performance-based compensation" within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under current IRS interpretations, a "covered employee" is the chief executive officer of the Company and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated officers employed by the Company at a year-end. Under the Plan, these performance-based awards may be either equity or cash awards or a combination of the two.

Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. Options and stock appreciation rights granted under the Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Committee must be based on one or more of the following performance criteria specified in the Plan:

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net sales;

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operating income;

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net income;

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net income per share (basic or diluted);

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earnings before or after any one or more of taxes, interest, depreciation and amortization;

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profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales);

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cash flow;

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market share;

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cost reduction goals;

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margins (including one or more of gross, operating and net income margins);

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stock price;

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total return to stockholders;

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economic value added;

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working capital; and

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strategic plan development and implementation.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the amendment and restatement of the Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the Plan, the performance criteria upon which awards intended to be "performance-based compensation" under Section 162(m) may be based, the maximum amount payable under the Plan to any employee in connection with an award intended to be "performance-based compensation" under Section 162(m), and the qualification of options and stock appreciation rights granted under the Plan as "performance-based compensation" for purposes of Section 162(m).

Change in Control of the Company — If a change in control of the Company occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change in control, and if within two years after the change in control a Participant's employment or other service is terminated without cause or is terminated by the Participant for good reason, then (i) each of the Participant's outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remaining term of the award, (ii) each of the Participant's unvested restricted stock awards, stock unit awards and performance awards will fully vest, and (iii) any performance goals applicable to the Participant's restricted stock awards, stock unit awards and performance awards will be deemed to have been satisfied at the target level of performance. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change in control unless and to the extent the Committee elects to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such change in control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is not any such excess, such award may be terminated without payment).

For purposes of the Plan, the following terms have the meanings indicated:

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A "change in control" of the Company generally occurs if (i) a person or group acquires 25% or more of the Company's outstanding voting power; (ii) during any 24 consecutive month period, certain changes occur in the composition of a majority of the Board of Directors; (iii) the Company is involved in a merger or consolidation (unless the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction); (iv) a plan of complete liquidation or dissolution of the Company is consummated; or (v) the Company sells all or substantially all of its assets (other than to an entity more than 50% of the voting power of which is owned by stockholders of the Company immediately prior to the sale transaction).

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"Cause" for termination generally refers to (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury related to the Company or any subsidiary; (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional, deliberate and material breach of a duty or duties; or (iv) any material breach of a confidentiality or non-compete agreement entered into with the Company or any subsidiary.

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"Good reason" for termination generally refers to (i) a substantial diminution in a Participant's position, authority or responsibilities; (ii) a failure to furnish the Participant with compensation and benefits that are substantially equal to or exceeding those received prior to a change in control, subject to certain exceptions; or (iii) requiring the Participant to be based at a location more than 50 miles from the principal location of the Participant's work prior to the change in control. The Company must be provided a 30-day period to remedy any conditions claimed to constitute "good reason."

Effect of Termination of Employment or Other Services — If a Participant ceases to be employed by or perform other services for the Company and all subsidiaries, awards under the Plan then held by the Participant will be treated as set forth below unless provided otherwise in the applicable award agreement or by action of the Committee.

Upon termination of the Participant due to death or disability, (i) all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will become fully vested, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will be deemed satisfied, but the vesting of such awards will occur only when and to the extent the applicable performance goals are satisfied.

Upon termination of the Participant due to retirement, (i) all outstanding options and stock appreciation rights that have been outstanding at least six months will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), and any options and stock appreciation rights not outstanding for at least six months will be forfeited, (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will be forfeited, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will be deemed satisfied if the awards have been outstanding at least six months, but the vesting of such awards will occur only when and to the extent the applicable performance goals are satisfied, and any such awards that have not been outstanding at least six months will be forfeited.

Upon termination of the Participant for any reason other than death, disability, retirement or cause, (i) all outstanding options and stock appreciation rights will remain exercisable to the extent already exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such award), and (ii) all unvested restricted stock awards, stock unit awards and performance awards will be forfeited. Upon termination for cause, all rights of the Participant under the Plan and any award agreements will immediately terminate without notice of any kind.

The Committee retains discretion under the Plan to provide for different consequences in connection with or as a result of the ending of an employment or service provider relationship, subject to the requirements that (i) no award may remain exercisable or continue to vest for more than two years beyond the earlier of the date such award would have terminated if not for the Committee's action or the award's expiration date, (ii) no action by the Committee may adversely affect any outstanding award without the consent of the Participant, and (iii) no action may be taken by the Committee to accelerate the vesting or exercisability of an award or waive restrictions on an award except in connection with a change in control of the Company or a Participant's death, disability or retirement, or to the extent such actions affect no more than 5% of the shares authorized for issuance under the Plan.

Dividend Equivalents — No adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under awards under the Plan denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under such awards. The Committee may, however, provide that a Participant will be entitled to receive dividend equivalents in connection with stock unit awards and performance awards, generally in the form of a credit to an account for the benefit of the Participant, for any such dividends and distributions. Dividend equivalents credited with respect to unvested portions of stock unit awards or performance awards subject to performance-based vesting will be subject to the same restrictions as the underlying shares or units. No dividend equivalents may be paid or credited with respect to options and stock appreciation rights.

Federal Income Tax Consequences — The following description of the U.S. federal income tax consequences of awards made under the Plan is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an award.

Non-Statutory Options.    If a Participant is granted a non-statutory option under the Plan, the Participant will not recognize taxable income upon the grant of the option. Generally, the Participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The Participant's basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.

Incentive Stock Options.    A Participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards.    The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a Participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the Participant has elected under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and performance awards generally result in income recognition by a Participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The Plan is intended to meet the requirements of Section 162(m), but awards other than options and stock appreciation rights granted under the Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The Plan will be administered in a manner intended to comply with Section 409A.

Incentive Awards Under the Plan — As of the date of this Proxy Statement, the Committee has not approved any awards under the Plan as proposed to be amended and restated. Because all awards under the Plan are discretionary with the Committee, neither the number nor types of future Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable. Information regarding awards made under the pre-existing version of the Plan during 2012 to the Company's named executive officers is provided under the caption "Grants of Plan-Based Awards For 2012" on page 37 of this proxy statement.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR approval of the amendment and restatement of the Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment and restatement of the Plan. If the amendment and restatement of the Plan is not approved by the stockholders, the Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement, and we would remain subject to the existing pool of shares available for issuance.

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE
COMPENSATION OF EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT

Ecolab's executive compensation program is intended to (1) support our corporate vision and long-term financial objectives, (2) communicate the importance of business results, (3) retain and motivate executives important to our success and (4) reward executives for contributions at a level reflecting our performance. We believe that our compensation policies and procedures have met these objectives. They have contributed to the Company's historically strong growth and returns, rewarded executives based on performance and are aligned with the long-term interests of our stockholders. See "Executive Compensation — Compensation Discussion and Analysis," beginning at page 22.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through an advisory vote for or against the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement."

The Company also provided stockholders with an advisory vote on its executive compensation at the last three Annual Meetings of Stockholders. In 2010, 2011 and 2012, the advisory vote on executive compensation received support from greater than 95%, 97% and 97%, respectively, of the total shares cast on the proposal.

The Board of Directors urges stockholders to endorse the compensation program for our named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis (the "CD&A") contained in this Proxy Statement, we believe that the executive compensation for 2012 is reasonable and appropriate and is justified by the performance of the Company. Our compensation program is the result of a carefully considered approach, after advice from the Compensation Committee's independent compensation consultant.

In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, many of which are more fully discussed in the CD&A, which begins on page 22:

Performance

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Our share price rose 24% in 2012, outperforming the Standard & Poor's 500 index, which rose 13% during the year. Our share performance has exceeded the S&P 500 in each of the last nine years and 11 of the last 12 years.

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2012 reported diluted earnings per share increased 23% from 2011 to $2.35. Included in 2011 and 2012 results were special gains and charges, including significant Nalco merger related charges, and discrete tax items. Excluding special gains and charges and discrete tax items in both years (and the dilutive impact of the Nalco merger in 2011), adjusted diluted earnings per share were $2.98 in 2012, up 17% from $2.54 in 2011.

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We increased our quarterly dividend rate for the 21st consecutive year, as it rose 15% in December to an indicated annual rate of $0.92 per common share for 2013. Ecolab has paid cash dividends for 76 consecutive years.

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We made significant progress to integrate Nalco, which we acquired in December 2011, a transformational transaction which positions us to be an even faster growth company, creates significant technology and cost synergies and equips us to better meet our customers' needs going forward.

Compensation

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We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results for both the near-term and long-term.

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At least 70% of each of our named executive officers' 2012 target compensation was performance based (except in the case of Mr. Fritze who did not receive long-term incentive awards in 2012 due to his retirement at the end of the year), 88% in the case of our principle executive officer, with the majority of performance-based compensation coming in the form of long-term incentives.

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Our compensation programs do not encourage excessive and unnecessary risks that would threaten the value of the Company, and our programs have various risk mitigation features, such as our Policy on Reimbursement of Incentive Compensation (or so-called "clawback" policy).

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We have no history of abusive compensation practices.

Awards

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In 2012, for the sixth consecutive year, Ecolab was named one of the "World's Most Ethical Companies" by Ethisphere magazine. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

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The Carbon Disclosure Project also named Ecolab to the Carbon Disclosure Leadership Index for the third consecutive year. This Index recognizes the Company's commitment to strategy, governance, stakeholder communications and transparency in reporting sustainability practices.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Board of Directors' Recommendation — The Board of Directors recommends that you vote FOR approval of the compensation of Ecolab's executives as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Proxies solicited by our Board of Directors will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 5: STOCKHOLDER PROPOSAL REQUESTING
EXECUTIVES TO RETAIN SIGNIFICANT STOCK

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who owns 100 shares of our Common Stock, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Company disclaims any responsibility for the content of this proposal and statement of support, the text of which, in accordance with rules of the Securities and Exchange Commission, is printed verbatim from its submission, with only the modification of the title solely to add the proposal number and designate that it is a stockholder proposal.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Resolved: Shareholders request that our Compensation Committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company's qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of 25% of such shares.

The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company's existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company's long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives "an ever-growing incentive to focus on long-term stock price performance."

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

The GMI/The Corporate Library, an independent investment research firm was concerned about the qualifications of our directors and our executive pay — $10 million for CEO Douglas Baker.

Four directors had 13 to 20 years long-tenure. Director independence tends to erode after 10-years. Nine of the 17 seats on our most important board committees were controlled by directors who had long-tenure or who were beyond age 71. Joel Johnson, the chairman or our audit committee had 16-years tenure. Michael Larson, also on our audit committee, received our highest negative votes.

The 2012 shareholder proposal to give shareholders a right to vote for or against adopting a poison pill won our 68%-support. This 68%-vote even translated into 56% of all our shares outstanding — including the shares that did not vote. Our directors have not responded to this 68%-vote. This 68%-vote was in spite of our directors rewriting the brief title for the 2012 proposal — into a title that was longer than most sentences. Our directors also hid the identity of 2012 shareholder proposal proponents and made it more difficult to vote for the shareholder proposals than against them.

Please encourage our board to respond positively to this proposal for improved governance and to protect shareholder value: Executives to Retain Significant Stock — Proposal 5.

RESPONSE OF THE BOARD OF DIRECTORS

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

The Board agrees with the proponent that the ownership of a meaningful amount of our common stock by our executive officers creates a beneficial alignment of the interest of our executive officers with the long-term interests of our stockholders by demonstrating a commitment to, and confidence in, Ecolab's long-term prospects. To underscore the importance of stock ownership by executives and directors, in 2006 Ecolab established its Stock Retention and Ownership Guidelines (the "Guidelines") for corporate officers and directors. Ecolab's existing Guidelines have been and continue to be very effective in promoting significant stock ownership by our officers. Accordingly, we believe that Mr. Chevedden's proposal requesting Ecolab to adopt supplemental stock ownership guidelines is unwarranted and may dilute the effectiveness of our current Guidelines.

Ecolab's Guidelines, which were designed by the Compensation Committee, which is made up entirely of independent directors, with advice from its independent compensation consultant, provide that corporate officers, other than the CEO, shall hold Ecolab stock with a minimum value of three times base salary. The CEO is required to hold stock with a minimum value of six times base salary. Until the ownership level is reached, officers are required to retain at least 50% (100% in the case of the CEO, CFO and President) of the profit shares (the net shares from the stock award after using award shares to pay any exercise price and associated taxes) derived from the exercise of stock options or the vesting of restricted stock or restricted stock units. The requirements remain in effect so long as the corporate officer remains one of our corporate officers, thus until retirement as long as the employee remains an officer. Further, for purposes of our Guidelines, officers and directors may not pledge Ecolab shares or enter into any risk hedging transactions (such transactions are also prohibited under the Company's Insider Trading Policy). This restriction ensures that our executive officers bear the full economic risk and reward of stock ownership with respect to their holdings. See "Stock Retention and Ownership Guidelines" on page 34 for a further description of our Guidelines.

Our Guidelines are clear and have been successful in promoting significant stock ownership by officers. Each of the current named executive officers, with the exception of Mr. Taylor who joined the Company in December of 2011, meets his applicable ownership level under our Guidelines based on Ecolab's stock price as of March 1, 2013, and on average each such named executive officer holds stock equal to approximately 11 times his current base salary. Mr. Baker, our Chairman and Chief Executive Officer, owns approximately 24 times his base salary and has retained the vast majority of the profit shares that he has received in connection with his equity awards granted since joining the Company over 20 years ago, other than transfers in the form of gifts. Mr. Fritze, who retired as our Chief Financial Officer in December 2012 following a 32 year career with Ecolab, at the time of his retirement owned shares of Ecolab stock with a value equal to approximately 25 times his 2012 salary. Clearly, Ecolab's existing Guidelines have been effective in promoting stock ownership and retention among our senior executives and in many cases at levels well above the recommended 25% holding threshold recommended in the proposal.

The current Guidelines were adopted in light of Ecolab's overall compensation program for executives. As more fully described in the Compensation Discussion and Analysis section beginning on page 22, our executive compensation program includes other mechanisms designed to focus our executives on our long-term success, which when combined with our Guidelines, demonstrate that adopting the retention requested in the proposal is unnecessary. Specifically, a significant portion of our executives' compensation is derived from long-term equity based awards in the form of stock options and performance-based restricted stock units. These awards, which are granted annually, vest over three year periods, resulting in overlapping vesting periods that are designed to discourage short-term risk-taking and align our executive officers' long-term interests with those of our stockholders.

We believe that adding an additional ownership requirement, particularly the formulation requested in the proposal, would actually be detrimental to the goals and effectiveness of our existing Guidelines by creating confusion with our executives. For example, the proposed retention requirements are unclear in their application to stock options. Do the proposed requirements mandate that executives retain 25% of the profit shares or 25% of the total shares granted in an option award even if at the time of exercise the total option gain is less than the value of the shares that are required to be retained? Accordingly, not only would executives have to comply with two standards, but the new standard would require further definition and explanation. This would detract from our current Guidelines, which are clear, understood and effective.

Finally, Mr. Chevedden's proposed supplemental ownership requirements would potentially incentivize executives to liquidate a portion of their existing Ecolab holdings that are in excess of the ownership level required by our Guidelines in order to off-set the reduced flexibility the executives would have as a result of the proposed requirements as future stock awards vest. Accordingly, the proposed supplemental requirements are unnecessary and in many respects could weaken our existing Guidelines and the goal of significant stock ownership and retention by our executives.

Ecolab's Board, at the recommendation of the Compensation Committee following receipt of advice from the Committee's independent compensation consultant, adopted Ecolab's Guidelines in order to align the interests of officers and directors with the long-term interests of shareholders. These Guidelines have been very effective in promoting stock ownership by our officers and directors, who in turn have been rewarded by their commitment to the company through the attractive returns that Ecolab stock has achieved over the years, including for example, by outperforming the Standard & Poor's 500 Index each of the last nine years.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Compensation Committee of the Board of Directors to adopt a policy requiring that senior executives retain 25% of shares acquired through equity pay programs until reaching normal retirement age. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

PROPOSAL 6: STOCKHOLDER PROPOSAL REGARDING CONGRUENCY BETWEEN
CORPORATE VALUES AND POLITICAL CONTRIBUTIONS

NorthStar Asset Management Inc. Funded Pension Plan, P.O. Box 301840, Boston, MA 02130, which owns 283 shares of our Common Stock, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Company disclaims any responsibility for the content of this proposal and statement of support, the text of which, in accordance with rules of the Securities and Exchange Commission, is printed verbatim from its submission, with only the modification of the title solely to add the proposal number and designate that it is a stockholder proposal.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving "electioneering communications," which resulted in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe Ecolab, Inc. should establish policies that minimize risk to the firm's reputation and brand through possible future missteps in corporate political contributions;

Whereas, Ecolab's website states that "we believe it is important for the Corporation and its associates to participate in the political process, which includes advocating for legislative and public policy decisions grounded in principles of sound science and free market enterprise, to advance Ecolab's interest in promoting a cleaner, safer, healthier environment." [emphasis added] Despite this statement, political contributions by the company include inconsistencies between donations and corporate values. For example, since 2009, the Ecolab Inc. Political Action Committee (ECOPAC) designated 43% of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 (H.R. 2454) and voting to deregulate greenhouse gases (H.R. 910).

Whereas, Ecolab has a strong "Commitment to Equal Opportunity and Affirmative Action" which states that "in all matters affecting employment, compensation, benefits, working conditions, opportunities for advancement and layoffs, the Company will not discriminate against any associate or applicant for employment because of...sexual orientation, gender identity, marital status..." Yet since 2009, ECOPAC designated nearly half of its contributions to politicians voting against hate crimes legislation and against the repeal of Don't Ask Don't Tell, and/or sponsoring the Federal Marriage Amendment Act, which would eliminate equal marriage rights across the nation.

Resolved: Shareholders request that the Board of Directors create and implement a policy requiring consistent incorporation of corporate values as defined by Ecolab's stated policies (including our equal opportunity policy, and statements such as those in "Our Principles" and "Our Purpose and Values") into Company and ECOPAC political and electioneering contribution decisions, and to report to shareholders at reasonable expense and excluding confidential information on a quarterly basis regarding any electioneering or political contribution expenditures occurring during the prior quarter, identifying any contributions that raised an issue of incongruency with corporate values, and stating the justification for any such exceptions.

Supporting Statement: Proponents recommend that the report contain management's analysis of risks to our company's brand, reputation, or shareholder value. "Expenditures for electioneering communications" means spending directly or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

RESPONSE OF THE BOARD OF DIRECTORS

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

We agree that any political expenditure needs to be made thoughtfully and responsibly. In this regard, Ecolab has established a Political Contributions Policy (the "Policy") to ensure that any Company funds are used for political activities that further Ecolab's business interests and create stockholder value. Our Policy and practices demonstrate our commitment to responsible political expenditures that promote the best interests of Ecolab and our stockholders. We believe that the additional reporting and analysis that NorthStar Asset Management, Inc. Funded Pension Plan (NorthStar)(1) is requesting in its proposal would not benefit the Company or our stockholders, is impractical and would be an inefficient use of resources.

Our Policy provides for (i) advance review of all contribution requests by a committee of executive officers, (ii) review by the Governance Committee of the Policy as well as a report of all corporate contributions on an annual basis and (iii) the posting of a report of Ecolab and the Ecolab Inc. Political Action Committee (PAC) contributions to Ecolab's web site on a semi-annual basis. In accordance with federal law, Ecolab is limited in its ability to make direct political contributions. In this regard, Ecolab has promoted the formation of the PAC, which is funded entirely by the voluntary personal contributions of Ecolab employees. None of Ecolab's funds are committed to the PAC. The PAC's decisions regarding contributions are made by a board of the PAC, which operates independently of the Company, with the aim of furthering the business goals of Ecolab. The members of the board of the PAC are aware of the potential reputational risks to Ecolab of PAC contributions and have considered, and will continue to consider, such risks when assessing contribution proposals. The PAC meets regularly to ensure that its contributions advance Ecolab's objectives and the PAC's contributions are fully disclosed on Ecolab's website on a semi-annual basis.

As evidence of the strength of Ecolab's existing policies and practices regarding political contributions, in 2012 Ecolab was part of a review of 200 companies conducted by the Center for Political Accountability (CPA) with respect to corporate political accountability and disclosure. The CPA, which is a non-partisan organization focused on bringing transparency and accountability to corporate political spending, ranked Ecolab in the top one-third of the companies surveyed based upon indicators drawn from emerging best practices with respect

(1)
This proposal is on the same subject matter, political expenditures and contributions, as a proposal submitted by NorthStar for consideration at Ecolab's 2012 Annual Meeting. That proposal was rejected by over 95% of the shares voting on the proposal at the meeting. This is the fourth year in a row that NorthStar has submitted a stockholder proposal. Its prior proposals received only 5.8%, 4.3% and 4.3% support from shares voting at the 2010, 2011 and 2012 Annual Meetings, respectively.

to the adoption or disclosure of a policy, spending disclosure practices and board oversight of political spending.

Despite our current Policy, disclosure practices and the procedures that we established with respect to the PAC, NorthStar requests that the Board of Directors adopt a policy requiring quarterly reporting on the alignment of political contributions and expenditures by the Company and the PAC with Ecolab values, including analyzing how each supported candidate's voting record on presumably any and all issues support Ecolab's values and objectives.

NorthStar's proposed policy would not benefit the Company or our stockholders. First, our current Policy provides strong controls over political expenditures and transparent disclosure. Second, a fundamental issue with NorthStar's proposal is that its definition of alignment with Ecolab values suggests that, in order for Ecolab to support a candidate, the candidate must agree with every Ecolab position or Ecolab must explain each instance when the candidate's actions diverge from an Ecolab value.

This is impractical at best. Ecolab would waste considerable resources analyzing in detail the voting records (and perhaps even the public statements) of each candidate supported by the Company or the PAC to determine whether the candidate's views on each and every matter ever voted on align with Ecolab's values, principles and objectives. To track down and analyze every vote the candidate ever made and then to analyze it versus our values and principles is simply not practical, nor do we believe that this information would be of interest to the vast majority of our stockholders. Accordingly, we believe that adopting a policy as set forth in the proposal would result in an unproductive use of Ecolab's resources.

Like all business decisions, Ecolab will continue to act with prudence and in the best interests of stockholders when determining political contributions and expenditures. We already have strong controls in place which will help insure we continue to manage these expenditures prudently. The detailed analysis and reporting that NorthStar seeks in its proposal we believe is misguided and would necessitate a significant increase in company resources for no obvious benefit.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Board of Directors to create and implement a policy requiring consistent incorporation of corporate values as defined by Ecolab's stated policies into Company and PAC political and electioneering contribution decisions, and to report to stockholders at reasonable expense and excluding confidential information on a quarterly basis regarding any electioneering or political contribution expenditures occurring during the prior quarter, identifying any contributions that raised an issue of incongruency with corporate values, and stating the justification for any such exceptions. Like all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

OTHER MATTERS

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to aid in the solicitation of proxies for a fee of $12,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on ownership of Company securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2012 the Company's executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 2, 2013 — The Notice of 2013 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.edocumentview.com/ecl.

Voting by Plan Participants — Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

•
in your own name;

•
in the Dividend Reinvestment Plan sponsored by Computershare Trust Company, N.A., if any; and

•
if you are employed by Ecolab in the United States, Puerto Rico, or Canada,

•
in the Ecolab Savings Plan and ESOP*; or

•
in the Ecolab Savings Plan and ESOP for Traditional Benefit Employees*; or

•
in The Ecolab Puerto Rico Savings Plan; or

•
in the Ecolab Stock Purchase Plan administered by Computershare Limited or the Ecolab Canada Share Purchase Plan administered by SG Vestia Systems Inc.

*
If you participate in the Ecolab Savings Plan and ESOP or the Ecolab Savings Plan and ESOP for Traditional Benefit Employees, you are entitled to direct the respective plan trustee to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by April 29, 2013 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

By Order of the Board of Directors

March 18, 2013	Executive Vice President, General Counsel and Secretary

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

Saint Paul's Landmark Center is located at 75 West 5th Street in downtown Saint Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. A wheelchair accessible entrance is located on Market Street, near 6th Street and the NE corner of the building, under the red awning.

Global Headquarters 370 Wabasha Street N St. Paul, MN 55102 www.ecolab.com

APPENDIX A

ECOLAB INC.
2010 STOCK INCENTIVE PLAN
(Amended and restated effective May 2, 2013)

1.      Purpose of Plan.

The purpose of the Ecolab Inc. 2010 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company' economic objectives.

2.    Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1   "Board" means the Board of Directors of the Company.

2.2  "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3  "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

2.4  "Change in Control" means an event described in Section 14.1 of the Plan; provided, however, if an Incentive Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Incentive Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 14.1 of the Plan unless the event would also constitute, under Section 409A of the Code and the regulations and rulings issued thereunder, either a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

2.5  "Code" means the Internal Revenue Code of 1986, as amended.

2.6  "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7  "Common Stock" means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8  "Covered Employee" means a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Section 162(m)(3) of the Code).

2.9  "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is or can be triggered by an Eligible Recipient's Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10  "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, all Non-Employee Directors and any consultants, advisors and independent contractors of the Company or any Subsidiary that would be included within the definition of "employee" in General Instruction A to Form S-8 under the Securities Act.

2.11   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12  "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange — Composite Quotations.

2.13  "Good Reason" means, without the express written consent of the affected Participant, any of the following events involving the Company or Subsidiary that employs or receives services from the Participant:

(a)   the assignment to the Participant of any duties inconsistent in any substantial respect with the Participant's position, authority or responsibilities as in effect during the 90-day period immediately preceding the Change in Control which assignment results in a substantial diminution in such position, authority or responsibilities or any other substantial adverse change in such position (including titles), authority or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or applicable Subsidiary as set forth below;

(b)   any failure by the Company or applicable Subsidiary to furnish the Participant with compensation and benefits at a level substantially equal to or exceeding those received by the Participant from the Company or applicable Subsidiary during the 90-day period preceding the Change in Control, other than (i) an insubstantial and inadvertent failure remedied by the Company or applicable Subsidiary as set forth below, (ii) a reduction in compensation which is applied to all non-union employees of the Company or applicable Subsidiary in the same dollar amount or percentage, or (iii) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company or applicable Subsidiary, which reduction or modification generally applies to all employees covered under such program; or

(c)   the Company or applicable Subsidiary requiring the Participant to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant's work during the 90-day period immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant's responsibilities.

Before a termination by the Participant under this Section 2.13 will constitute termination for Good Reason, the Participant must give the Company a notice of termination within 30 calendar days of the occurrence of the event that constitutes Good Reason. The notice must set forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated. Failure to provide such notice within such 30-day period shall be conclusive proof that the Participant does not have Good Reason to terminate employment.

For purposes of this Section 2.13, Good Reason shall exist only if the Company or applicable Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination from the Participant. If the Participant determines Good Reason for termination exists and timely files a notice of termination, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

2.14  "Incentive Award" means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.15  "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

2.16  "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

2.17  "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18  "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19  "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.20  "Performance-Based Compensation" means an Incentive Award to a Covered Employee that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. Options and Stock Appreciation Rights granted to Covered Employees are intended to be Performance-Based Compensation.

2.21  "Performance Award" means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

2.22   "Performance Criteria" means the performance criteria that are used by the Committee in granting Incentive Awards contingent upon achievement of performance goals over a specified performance period. For any Incentive Award intended to constitute Performance-Based Compensation, the Performance Criteria shall consist of one or a combination of two or more of the following: net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee shall, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the Performance Criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles. Subsequent references in this Plan to the achievement or satisfaction of Performance Criteria shall be deemed to include performance goals specified by the Committee that are based on such Performance Criteria.

2.23   "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant.

2.24   "Prior Plan" means the Ecolab Inc. 2005 Stock Incentive Plan.

2.25   "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.26   "Retirement" means termination of employment or service at or after age fifty-five (55) with five (5) or more years of continuous employment or other service with the Company and any Subsidiaries.

2.27   "Securities Act" means the Securities Act of 1933, as amended.

2.28   "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.29   "Stock Unit Award" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

2.30   "Subsidiary" means any entity that is a "subsidiary corporation," as defined in Code Section 424(f), of the Company or any entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity's voting securities and which is designated by the Committee as covered by the Plan.

2.31  "Substitute Award" means an Incentive Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32   "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.     Plan Administration.

3.1   The Committee.    The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, who are "independent" as required by the listing standards of the New York Stock Exchange and who are "outside directors" within the meaning of Section 162(m) of the Code, but any action taken by such a committee shall be valid and effective even if the members of such committee at the time of such action are later determined not to have satisfied all the requirements for membership specified above. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to one or more of its members, to any other member of the Board or to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code. The Committee may also delegate to one or more agents or advisors such non-discretionary administrative duties or powers as it deems advisable. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2  Authority of the Committee.

(a)   In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written or electronic agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Incentive Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)   Subject to Section 3.2(d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; (ii) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law or stock exchange rules; and (iii) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Incentive Award may be exercised only in connection with a Participant's death, Disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

(c)   In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria and related performance goals) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that (A) the amended or modified terms are permitted by the Plan as then in effect and (B) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any such amendment or modification would not result in such Incentive Award failing to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

(d)   Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted,

"underwater" Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options or Stock Appreciation Rights. For purposes of this Section 3.2(d), an Option or Stock Appreciation Right will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or the Stock Appreciation Right.

(e)   In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or Subsidiary's interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange.

(f)    Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.    Shares Available for Issuance.

4.1   Maximum Number of Shares Available; Certain Restrictions on Awards.    Subject to Section 4.2 and to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 29,000,000, plus any Shares of Common Stock remaining available for future grants under the Prior Plan on the original effective date of this Plan. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Incentive Awards of Options and Stock Appreciation Rights involving more than 1,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards other than Options and Stock Appreciation Rights that are denominated in shares of Common Stock and involve more than 1,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and (iii) no more than 12,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

4.2  Accounting for Incentive Awards.    Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 2.5 shares for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right; and (B) Substitute Awards shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock subject to an Incentive Award, or to an award granted under the Prior Plan that is outstanding on the original effective date of this Plan (a "Prior Plan Award"), that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock shall, to the extent of such lapse, expiration, forfeiture or settlement other than in shares of Common Stock, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1 (with such increase in connection with Incentive Awards other than Options and Stock Appreciation Rights or Prior Plan Awards other than stock options or stock appreciation rights based on the same share ratio (such as that specified in clause (A) of the proviso to the first sentence of this Section 4.2) by which the applicable share reserve was decreased upon the grant of the applicable Award). Similarly, any shares of Common Stock that are withheld by the Company, or any Previously Acquired Shares that are tendered (either actually or by attestation) by a Participant, in either case to satisfy any tax withholding obligation with respect to an Incentive Award other than an Option or Stock Appreciation Right or a Prior Plan Award other than a stock option or stock appreciation right shall automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1 (with such increase based on the same share ratio (such as that specified in clause (A) of the proviso to the first sentence of this Section 4.2) by which the applicable share reserve was decreased upon the grant of the applicable Award). Notwithstanding anything to the contrary in this Section 4.2, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares which would have been issued upon any exercise of an Option but for the fact that the Option exercise price was paid by a "net exercise" pursuant to Section 6.4(b) or by Previously Acquired Shares tendered (either actually or by attestation) by a Participant; (ii) any shares that are withheld by the Company, or any Previously Acquired Shares that are tendered (either actually or by attestation) by a Participant, in either case to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or a Prior Plan stock option or stock appreciation right; (iii) shares covered by a stock appreciation right issued under the Plan or the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) shares that are repurchased by the Company using Option exercise proceeds.

4.3  Adjustments to Shares and Incentive Awards.    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Incentive Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Incentive Awards or the grants to individuals of certain types of Incentive Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4.3 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Incentive Award to be subject to adverse tax consequences under Section 409A of the Code.

4.4  Effect of Plans Maintained by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Incentive Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.

5.    Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will not be earlier than the date the Committee approved the grant resolution and will be the date of any related agreement with the Participant.

6.    Options.

6.1   Grant.    An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2  Exercise Price.    The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except in the case of Substitute Awards.

6.3  Exercisability and Duration.    An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4  Payment of Exercise Price.

(a)   The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a "net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b)   In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the "net exercise," (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.

(c)   Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5  Manner of Exercise.    An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written or electronic notice of exercise to the Company at its principal executive office in St. Paul, Minnesota or through the procedures established with any Company-appointed third-party administrator specifying the number of shares of Common Stock as to which the Option is being exercised and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.     Stock Appreciation Rights.

7.1   Grant.    An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

7.2  Exercise Price.    The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 below and except in the case of Substitute Awards.

7.3  Exercisability and Duration.    A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4  Grants in Tandem with Options.    Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related

Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.    Restricted Stock Awards.

8.1   Grant.    An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2  Rights as a Stockholder; Transferability.    Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3  Dividends and Distributions.    Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends in the case of Restricted Stock Awards that are subject only to service-based vesting conditions) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such restricted dividends or distributions. In its discretion, the Committee may provide in any award agreement evidencing a Restricted Stock Award for the waiver by the Participant of any right to receive dividends and distributions with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award.

8.4  Enforcement of Restrictions.    To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.    Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period. The agreement evidencing a Stock Unit Award shall either (i) provide that in all cases payment of the Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient's tax year during which receipt of the Stock Unit Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

10.   Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria. The agreement evidencing a Performance Award shall either (i) provide that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient's tax year during which receipt of the Performance Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

11.    Minimum Vesting Periods.

Except as otherwise provided in this Section 11, (i) Restricted Stock Awards and Stock Unit Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Incentive Award (but permitting pro rata vesting over such time); and (ii) Restricted Stock Awards, Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria over a performance period shall be subject to a performance period of not less than one year. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Incentive Awards made in payment of earned performance-based Incentive Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Incentive Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

12.   Effect of Termination of Employment or Other Service.

The following provisions shall apply upon termination of a Participant's employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.

12.1  Termination of Employment Due to Death or Disability.    In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b)   All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will become fully vested.

(c)   The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting will be deemed satisfied, but vesting of such Incentive Awards shall occur only when and to the extent the applicable Performance Criteria are satisfied.

12.2  Termination of Employment Due to Retirement.    Subject to Section 12.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)   All outstanding Options and Stock Appreciation Rights then held by the Participant that have been outstanding for at least six months from the applicable date of grant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and any Options and Stock Appreciation Rights then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

(b)   All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will terminate and be forfeited.

(c)   The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting shall be deemed satisfied if such Incentive Awards have been outstanding for at least six months from the applicable date of grant, but vesting of such Incentive Awards will occur only when and to the extent the applicable Performance Criteria are satisfied; any such Incentive Awards then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

12.3  Termination of Employment for Reasons Other than Death, Disability or Retirement.    Subject to Section 12.5 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and will, to the extent not exercisable as of such termination, terminate and be forfeited.

(b)   All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant will terminate and be forfeited.

12.4  Modification of Rights Upon Termination.    Notwithstanding the other provisions of this Section 12, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clauses (ii) and (iii) below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan); and (iii) such actions (other than termination of an Incentive Award) occurring other than in connection with the death, Disability or Retirement of a Participant shall not involve an aggregate number of shares of Common Stock in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1).

12.5  Effects of Actions Constituting Cause.    Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

12.6  Determination of Termination of Employment or Other Service.

(a)   The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)   The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

(c)   Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution or payment of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant's employment, such termination must also constitute a "separation from service" within the meaning of Section 409A of the Code.

13.   Payment of Withholding Taxes.

13.1  General Rules.    The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

13.2  Special Rules.    The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

14.   Change in Control.

14.1  A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)   any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company's outstanding securities in a transaction that would not be a Change of Control under paragraph (c) of this Section 14.1; or

(b)   during any twenty-four (24) consecutive calendar months, individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended, shall cease for any reason to constitute at least a majority thereof; or

(c)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no "person" (as defined under paragraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(d)   there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

14.2  Effect of a Change in Control.    Unless otherwise provided in an agreement evidencing an Incentive Award, the following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

(a)   Continuation, Assumption or Replacement of Incentive Awards.    In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Incentive Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 4.3), and such Incentive Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 14.2(d) below. A surviving or successor entity may elect to continue, assume or replace only some Incentive Awards or portions of Incentive Awards. For purposes of this Section 14.2(a), an Incentive Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Incentive Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Incentive Award and the exercise price thereof that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)   Acceleration of Incentive Awards.    If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Incentive Award.

(c)   Payment for Incentive Awards.    If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Incentive Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 14.2(c). The Committee will not be required to treat all Incentive Awards similarly for purposes of this Section 14.2(c). The payment for any Incentive Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Common Stock subject to the Incentive Award or portion thereof being terminated, or, if no consideration is to be received by the Company's stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the shares of Common Stock subject to the Incentive Award or portion thereof being terminated. If there is no excess, the Incentive Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Incentive Award surrendered.

(d)   Termination After a Change in Control.    If and to the extent that Incentive Awards are continued, assumed or replaced under the circumstances described in Section 14.2(a), and if within two years after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Incentive Award.

15.    Rights of Eligible Recipients and Participants; Transferability.

15.1   Employment or Service.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2  Rights as a Stockholder; Dividends.    As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards. In its discretion, the Committee may provide in an agreement evidencing a Stock Unit Award or a Performance Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Stock Unit Award or Performance Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of the unvested portions of Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria will be subject to the same restrictions as the underlying shares or units to which such dividend equivalents relate. No dividend equivalents may be paid or credited in connection with Options and Stock Appreciation Rights.

15.3  Restrictions on Transfer.

(a)   Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting or issuance (in the case of Restricted Stock Awards, Stock Unit Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)   A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)   Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4  Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.   Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.   Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, in its sole discretion, may designate whether any Restricted Stock Awards, Stock Unit Awards or Performance Awards to be made to Covered Employees are intended to be Performance-Based Compensation. The vesting of such Incentive Awards and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, will, to the extent required by Section 162(m) of the Code, be conditioned upon the achievement of performance goals based on one or more Performance Criteria specified in Section 2.22. Such Performance Criteria will be selected and performance goals established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Section 162(m) of the Code, that the applicable performance goals based on the selected Performance Criteria have been met prior to payment of the compensation, and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Incentive Award.

18.   Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Incentive Award hereunder as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Participant's separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

Notwithstanding anything to the contrary in this Plan, none of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Incentive Award from, or compliance by any Incentive Award with, the requirements of Section 409A of the Code. By accepting an Incentive Award under this Plan, each Participant acknowledges that neither the Company, the Committee nor any other person involved with the administration of this Plan has any duty or obligation to design or administer the Plan or Incentive Awards granted thereunder in a manner that minimizes a Participant's tax liabilities, including the avoidance of any additional tax liabilities under Section 409A of the Code.

19.   Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that (i) this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan, and (ii) no consent of any affected Participant shall be required if such amendment is necessary to comply with applicable law or stock exchange rules.

20.  Effective Date and Duration of the Plan.

The Plan originally became effective as of May 6, 2010, the date on which it was initially approved by the Company's stockholders. The Plan as amended and restated will become effective on the date it is approved by the Company's stockholders (the "Effective Date"). If the Company's stockholders fail to approve the amendment and restatement of the Plan by June 30, 2013, the Plan will continue in effect in the form in which it existed immediately prior to that date, and any Awards made under the Plan that were contingent upon approval of the amendment and restatement of the Plan by the Company's stockholders shall be void and of no effect. The Plan as amended and restated will terminate at midnight on the tenth (10th) anniversary of the Effective Date (unless the Company's stockholders fail to approve the amendment and restatement of the Plan, in which case the Plan will terminate on the tenth anniversary of the original effective date), and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.   Miscellaneous.

21.1  Governing Law.    Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

21.2  Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

21.3  Forfeiture and Compensation Recovery.

(a)   The Committee may specify in an agreement evidencing an Incentive Award that the Participant's rights, payments, and benefits with respect to such Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Incentive Award. Such events may include termination of employment or other service for Cause; violation of any material Company or Subsidiary policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Incentive Award was based on an incorrect determination that financial or other Performance Criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

(b)   Incentive Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any agreement evidencing an Incentive Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

www.envisionreports.com/ECL Step 1: Go to www.envisionreports.com/ECL to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/ECL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Annual Meeting Notice 01L2AC + + Important Notice Regarding the Availability of Proxy Materials for the Ecolab Inc. Stockholder Meeting to be Held on May 2, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 19, 2013 to facilitate timely delivery. IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 E C L B 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/ECL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Ecolab” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2013. 01L2AC 94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children's Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Ecolab Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Directions to the Ecolab Annual Meeting Saint Paul's Landmark Center is located at 75 West 5th Street in downtown St. Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. A wheelchair accessible entrance is located on Market Street, near 6th Street and the NE corner of the building, under the red awning. Stockholder Meeting Notice Ecolab Inc.’s Annual Meeting of Stockholders will be held at 10:00 a.m. on May 2, 2013, at the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors to a one-year term ending in 2014: Douglas M. Baker, Jr., Barbara J. Beck, Leslie S. Biller, Stephen I. Chazen, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Michael Larson, Jerry W. Levin, Robert L. Lumpkins, Victoria J. Reich, Mary M. VanDeWeghe and John J. Zillmer 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the current year ending December 31, 2013. 3. Approve amendments to the Ecolab Inc. 2010 Stock Incentive Plan. 4. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. The Board of Directors recommends that you vote AGAINST proposals 5 and 6. 5. Stockholder proposal requesting executives to retain significant stock. 6. Stockholder proposal regarding congruency between corporate values and political contributions. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01L28C 1 U P X + Annual Meeting Proxy Card — Ecolab Inc. + IMPORTANT ANNUAL MEETING INFORMATION 01 - Douglas M. Baker, Jr. 1. Election of Directors: 02 - Barbara J. Beck 03 - Leslie S. Biller 04 - Stephen I. Chazen For Against Abstain Proposals — You must sign the card on the reverse side for your vote to be tabulated. A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the current year ending December 31, 2013. For Against Abstain 3. Approve amendments to the Ecolab Inc. 2010 Stock Incentive Plan. 06 - Arthur J. Higgins 07 - Joel W. Johnson 08 - Michael Larson 09 - Jerry W. Levin For Against Abstain 10 - Robert L. Lumpkins 11 - Victoria J. Reich 12 - Mary M. VanDeWeghe 13 - John J. Zillmer For Against Abstain For Against Abstain 4. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. The Board of Directors recommends a vote AGAINST Proposals 5 and 6. For Against Abstain 5. Stockholder proposal requesting executives to retain significant stock. For Against Abstain 6. Stockholder proposal regarding congruency between corporate values and political contributions. 05 - Jerry A. Grundhofer MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 5 5 2 7 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2013. Vote by Internet • Go to www.envisionreports.com/ECL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Directions to the Ecolab Annual Meeting Saint Paul's Landmark Center is located at 75 West 5th Street in downtown St. Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. A wheelchair accessible entrance is located on Market Street, near 6th Street and the NE corner of the building, under the red awning. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2013 The undersigned hereby appoints Douglas M. Baker, Jr., James J. Seifert and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Landmark Center at 10:00 a.m. on Thursday, May 2, 2013, and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services to cast your proxy. Proxy — Ecolab Inc. 94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children's Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Ecolab Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Authorized Signatures — This section must be completed for your vote to be counted. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.